Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 13 of 289

CLASS ACTION SETTLEMENT AGREEMENT TABLE OF CONTENTS

I.	INTRODUCTION 1

II.	DEFINITIONS 4

III.	CONVENTIONS 10

IV.	SECOND AMENDED COMPLAINT 11

V.	CERTIFICATION OF THE CLASS AND SETTLEMENT CLASS 12

VI.	SETTLEMENT RELIEF 13

VII.	NOTICE TO THE CLASS 17

VIII.	CLASS CLAIMS PROCESS 22

IX.	REQUESTS FOR EXCLUSION 22

X.	OBJECTIONS TO SETTLEMENT 24

XI.	SETTLEMENT ADMINISTRATOR 25

XII.	RELEASE AND WAIVER 27

XIII.	ATTORNEYS’ FEES AND EXPENSES AND PLAINTIFF SERVICE
AWARDS                                          30

XIV.	PRELIMINARY APPROVAL ORDER, FINAL APPROVAL ORDER, FINAL
JUDGMENT, AND RELATED ORDERS                           32

XV.	MODIFICATION OF THIS SETTLEMENT AGREEMENT 33

XVI.	CONDITIONS IMPACTING FINALITY OF SETTLEMENT 34

XVII.	SCHEDULE OF EVENTS 38

XVIII.	NONDISPARAGEMENT 39

XIX.	CONFIDENTIALITY 40

XX.	AGREEMENT TO COOPERATE 41

XXI.	WARRANTIES 42

XXII.	NO ADMISSIONS 43

XXIII.	GENERAL MATTERS AND RESERVATIONS 45

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 14 of 289

CLASS ACTION SETTLEMENT AGREEMENT

IT IS HEREBY STIPULATED AND AGREED by, between, and among Plaintiffs Napoleon Ebarle, Jeanne Stamm, Brian Litton, and Renier Jerome Ebarle (collectively, “Plaintiffs”) and Defendant LifeLock, Inc. (“LifeLock”), with all terms as defined below, through their counsel, that the action entitled Ebarle, et al. v. LifeLock, Inc., Case No. 3:15-CV- 00258 HSG (N.D. Cal.) (the “Action”) is settled and judgment shall be entered on the terms and conditions set forth in this Settlement Agreement, subject to the Court’s approval.

I.	INTRODUCTION

A.On January 22, 2015, LifeLock was served with a Class Action Complaint filed by Plaintiffs Napoleon Ebarle and Jeanne Stamm alleging that LifeLock’s advertisements regarding its identity theft protection services violated Arizona’s Consumer Fraud Act, Ariz. Rev. Stat. § 44-1522(A) (“ACFA”), for which they sought declaratory judgment, compensatory damages, attorneys’ fees, and costs. LifeLock responded by filing a Motion to Dismiss the Complaint on March 6, 2015. In lieu of responding to LifeLock’s Motion to Dismiss, Plaintiffs amended their Complaint on March 27, 2015, to add Brian Litton as a Plaintiff and to expand upon their allegations and causes of action. In their First Amended Complaint (“FAC”), Plaintiffs generally allege that LifeLock makes numerous representations which it does not deliver upon. Plaintiffs allege these misrepresentations fall into four categories: (1) LifeLock’s promise to provide “comprehensive” services in detecting fraud; (2) LifeLock’s promise to provide timely and continuous alerts of potential fraud twenty-four hours a day, seven days a week, three hundred sixty-five days a year; (3) LifeLock’s promise regarding its information security program; and (4) LifeLock’s promise to provide a “$1 Million Total Service Guarantee,” which, as the promise suggests, purports to provide insurance in an amount up to

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 15 of 289

$1,000,000 against identity theft. Plaintiffs’ FAC seeks declaratory judgment, compensatory damages, equitable relief, attorneys’ fees, and costs.
B.LifeLock expressly denies any wrongdoing and does not admit or concede any actual or potential fault, wrongdoing, or liability in connection with any facts or claims that have been alleged against it in this Action. Nevertheless, LifeLock considers it desirable to resolve the Action on the terms stated herein in order to avoid further expense, inconvenience, and interference with its business operations and to dispose of burdensome litigation. Therefore, LifeLock has determined that the settlement of the Action on the terms set forth herein is in its best interests.
C.This Settlement Agreement reflects a compromise between the Parties and shall in no event be construed as or deemed an admission or concession by any Party of the truth of any of the pleadings in the Action or of any fault on the part of LifeLock and all such allegations or the validity of any purported claim or defense asserted are expressly denied. Nothing in this Settlement Agreement shall constitute an admission of liability or may be used as evidence of liability by or against any Party hereto.
D.LifeLock has informally produced approximately 10,000 pages of relevant documents in the Action to Class Counsel, which Class Counsel has thoroughly reviewed. In particular, LifeLock’s production included, but was not limited to: (i) 416 exemplars of print advertisements, comprising approximately 1,279 pages, which were disseminated between April 2010 and December 2012; (ii) 75 exemplars of aired television commercials; (iii) account histories for the individual Plaintiffs; (iv) the Settlement Agreement in the Multi District Litigation entitled In Re LifeLock, Inc. Marketing and Sales Practices Litigation, MDL Docket No. 08-1977-MHM in the United States District Court for the District of Arizona; (v) certain

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 16 of 289

documents filed in Federal Trade Commission v. LifeLock, Inc., Case No. 10-CV-00530-PHX- MHM (D. Ariz.); (vi) transcripts of depositions taken in other litigation involving LifeLock;
(vii) an affidavit signed by Stephen Burke, a former LifeLock employee; (viii) consumer surveys LifeLock conducted concerning certain of its advertisements; (ix) “white papers” that LifeLock provided to the FTC in connection with its 18-month investigation; (x) contracts between LifeLock and its vendors; (xi) LifeLock call-center scripts; (xii) LifeLock’s terms of service during the alleged Class Period; (xiii) insurance policies underlying LifeLock’s $1 million guarantee; (xiv) information regarding LifeLock subscribers; (xv) alert histories including times when alerts may not have been delivered immediately; (xvi) product pricing; (xvii) identity theft protection plan cancellations; (xviii) monitored financial institutions; and (xix) LifeLock’s responses to numerous of the FTC’s requests for information. LifeLock also designated and produced two witness for deposition in response to Plaintiffs’ Rule 30(b)(6) Deposition Notice: (1) Gregory Lim, Vice President Enterprise Risk & Strategic Operations; and (2) Sharma Upadhyayula, Sr. Director, Product Management. Class Counsel deposed Mr. Lim on September 24, 2015, and Mr. Upadhyayula on September 25, 2015.
E.Based upon their review, investigation, and evaluation of the facts and law relating to the matters alleged in the Action, Plaintiffs and Class Counsel, on behalf of the putative Class, have agreed to settle the Action pursuant to the provisions of this Settlement Agreement, after considering, among other things: (1) the substantial benefits to the Class Members under the terms of this Settlement Agreement; (2) the risks, costs, and uncertainty of protracted litigation, especially in complex actions such as this, as well as the difficulties and delays inherent in such litigation; and (3) the desirability of consummating this Settlement Agreement promptly in order to provide expeditious and effective relief to the Class Members.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 17 of 289

F.The Parties have therefore agreed to a Settlement in which LifeLock will pay Sixty-Eight Million Dollars ($68,000,000) (the “Settlement Amount”) for use as compensation for Settlement Class Members and Settlement Subclass Members. LifeLock will separately pay the reasonable costs of administering the Settlement, any Class Counsel fees and expenses awarded, and any Service Awards to the named Plaintiffs.
G.This Settlement was reached over the course of seven months of settlement negotiations among and between Class Counsel, LifeLock, and LifeLock’s Counsel including an in-person meeting on April 22, 2015, and two mediation sessions, one on July 1, 2015, and a second on August 18, 2015, before Justice Howard W. Wiener. The Settlement was reached only after the mediator made a mediator’s proposal at the August 18, 2015 mediation, which resulted in the execution of a Non-Binding Confidential Memorandum of Understanding that day and further negotiations concerning the terms of the definitive settlement reflected in this Settlement Agreement over the course of over two months.

II.	DEFINITIONS

As used in this Settlement Agreement, including the exhibits attached hereto (which are an integral part of this Settlement Agreement and are incorporated in their entirety by reference), the following terms have the following meanings, unless this Settlement Agreement specifically provides otherwise:
1.“Action” means the putative class action complaint, including all amended complaints, filed in the matter entitled Ebarle, et al. v. LifeLock, Inc., Case No. 3:15-CV-00258 HSG currently pending in the Northern District of California.
2.“Administrative Costs” means and includes: the reasonable costs and expenses of the Settlement Administrator (and any persons or entities they retain to assist them consistent

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 18 of 289

with the terms of this Settlement Agreement) associated with disseminating notice to the Class, implementing the Claim Process, and carrying out any other responsibility consistent with the terms of this Settlement Agreement. Administrative Costs do not include other fees, costs, or expenses, including Attorneys’ Fees and Expenses, court costs, or Service Awards to Plaintiffs.
3.“Attorneys’ Fees and Expenses” means such funds as may be awarded by the Court to Class Counsel to compensate all Plaintiffs’ Counsel for their fees and expenses in connection with the Action and the Settlement, as described in Section XIII of this Settlement Agreement, not to exceed $10,200,000.
4.“Claim” means the claim of a Class Member or his or her legal representative submitted in compliance with the procedure provided in this Settlement Agreement as described in Section VIII.
5.“Claimant” means a Class Member or his or her legal representative who submits a Claim.

6.	“Claim Deadline” means sixty (60) days following the Notice Date.

7.“Claim Form” means the document substantially in the form attached as Exhibit 1 to this Settlement Agreement.
8.“Claim Process” means the process for submitting and reviewing Claims as described in Section VIII of this Settlement Agreement.
9.“Class” means all members of a LifeLock identity theft protection plan in the United States at any time between September 1, 2010, and the date of the Preliminary Approval Order. LifeLock estimates there will be approximately 6.8 million Class Members.
10.“Class Counsel” means: Joseph Henry (“Hank”) Bates and Randall K. Pulliam of Carney Bates & Pulliam, PLLC, 2800 Cantrell Rd., Suite 510, Little Rock, Arkansas 72202,

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 19 of 289

and Michael W. Sobol of Lieff, Cabraser, Heimann & Bernstein, LLP, 275 Battery Street 29th Floor, San Francisco, California 94111.
11.“Class Data” means the data and information available to LifeLock, after a reasonable review to ascertain the accuracy of that data and information, to be provided by LifeLock to the Settlement Administrator for the Settlement Administrator’s use in disseminating Notice, processing Claims, and making Settlement payments, including information in LifeLock’s possession identifying each Class Member’s name, last known address and/or last known email address, and date of enrollment in a LifeLock identity theft protection plan.
12.“Class Fund” means the amount available to pay claims submitted by Valid Claimants after deduction from the Settlement Fund of the Subclass Fund.

13.	“Class Member” means any individual falling within the Class definition.

14.“Class Notice” means all types of notice that will be provided to the Class Members pursuant to Federal Rules of Civil Procedure 23(c)(2) and 23(e)(1), the Preliminary Approval Order, and this Settlement Agreement, including email notice, first class mail notice, website notice, publication notice, and any additional notice that may be ordered by the Court.
15.“Court” means the United States District Court for the Northern District of California.

16.	“Defendant” refers to LifeLock, Inc.

17.“Fairness Hearing” means the hearing at or after which the Court shall make a final decision regarding whether to finally approve this Settlement Agreement as fair, reasonable, and adequate.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 20 of 289

18.“Final Approval Order” means the Court’s order, substantially in the form attached to this Settlement Agreement as Exhibit 2, finally approving the Settlement and this Settlement Agreement, as described in Section XIV of this Settlement Agreement.
19.“Final Judgment” means the Court’s order finally disposing of the Action, substantially in the form attached to this Settlement Agreement as Exhibit 3.
20.“Final Settlement Date” means the next business day after both of the following have occurred:

(1)	This Settlement Agreement is fully executed by all signatories; and

(2)	The Court enters the Final Approval Order.

21.“FTC Action” means the action currently pending in the United States District Court for the District of Arizona entitled Federal Trade Commission v. LifeLock, Inc., Case No. 10-CV-00530-PHX-MHM.

22.	“LifeLock” means Defendant LifeLock, Inc.

23.“LifeLock’s Counsel” means: Luanne Sacks of Sacks, Ricketts & Case LLP, 177 Post Street, Suite 650, San Francisco, California 94108, and Cynthia Ricketts of Sacks, Ricketts & Case LLP, 2800 N. Central Avenue, Suite 1230, Phoenix, Arizona 85004.
24.“Long Form Class Notice” means a notice substantially in the form attached as Exhibit 4 to this Settlement Agreement and approved by the Court, which the Settlement Administrator shall make available on the Settlement Website pursuant to the terms of this Settlement Agreement.
25.“Notice Date” means thirty (30) days following the entry of the Preliminary Approval Order.

26.	“Objection Deadline” means forty-five (45) days following the Notice Date.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 21 of 289

27.	“Opt-out Deadline” means forty-five (45) days following the Notice Date.

28.“Parties” means Plaintiffs and LifeLock, collectively, as each of those terms is defined in this Settlement Agreement.
29.“Payment Date” means the date by which (i) the Settlement Fund (not including any re-mailed or re-issued payments) will be distributed to the Valid Claimants and Settlement Subclass Members pursuant to paragraphs 58 and 68-70 of this Settlement Agreement; (ii) any funds otherwise due to Class Counsel and the class representatives pursuant to paragraphs 97- 105 of this Settlement Agreement will be distributed; and (iii) any funds due to the Settlement Administrator pursuant to paragraph 64 of this Settlement Agreement will be distributed. The Payment Date shall be twenty (20) days following the Final Settlement Date.
30.“Plaintiffs” means and includes Napoleon Ebarle, Jeanne Stamm, Brian Litton, and Renier Jerome Ebarle.
31.“Preliminary Approval Order” means the order to be entered by the Court preliminarily approving the Settlement as outlined in Section XIV of this Settlement Agreement and that is substantially in the form attached as Exhibit 5 to this Settlement Agreement.
32.“Release” means the release and waiver set forth in Section XII of this Settlement Agreement.
33.“Released Parties” means LifeLock and each of its respective present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and insurers, including all of their insurers’ affiliates, predecessors, successors, assigns, and reinsurers, and the respective agents, servants, attorneys, employees, officers, directors, shareholders, and representatives of the foregoing, and each of them, and all of the present and former directors, officers, employees, agents, attorneys, and shareholders of LifeLock and each of their present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 22 of 289

34.“Releasing Parties” means Plaintiffs and the Settlement Class Members, including, only to the extent they may have a right to a claim on behalf of a Plaintiff or a Settlement Class Member, each of their respective spouses, executors, representatives, heirs, predecessors, successors, bankruptcy trustees, guardians, wards, joint tenants, tenants in common, tenants by the entirety, co-borrowers, agents, attorneys, and assigns, and all others of those who claim through them or who assert claims on their behalf.
35.“Service Award” means an award authorized by the Court to be paid to each Plaintiff in recognition of his/her efforts in prosecuting the Action and obtaining the benefits of the Settlement for the Class Members, such award not to exceed Two Thousand Dollars ($2,000) for each of the Plaintiffs.
36.“Settlement” or “Settlement Agreement” means this Settlement Agreement, including the exhibits attached hereto.
37.“Settlement Administrator” means Garden City Group, LLC, subject to Court approval.
38.“Settlement Class” means all Class Members who do not timely and validly exclude themselves from the Class pursuant to the procedure set forth in Section IX of this Settlement Agreement.

39.	“Settlement Class Member” means any member of the Settlement Class.

40.“Settlement Fund” means Sixty-Eight Million Dollars ($68,000,000), which LifeLock has agreed to pay pursuant to the terms and conditions set forth in this Settlement Agreement.
41.“Settlement Subclass” means all Subclass Members who do not timely and validly exclude themselves from the Class pursuant to the procedure set forth in Section IX of

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 23 of 289

this Settlement Agreement.

42.“Settlement Subclass Member” means all individuals who are members of the Settlement Subclass.
43.“Subclass” means all individuals who enrolled in (i.e., became a member of) a LifeLock identity theft protection plan in the United States at any time between January 1, 2012, and April 30, 2015. LifeLock estimates there are approximately 3.4 million Subclass Members.
44.“Subclass Fund” means the amount of the Settlement Fund that shall be available for direct automatic distribution to Settlement Subclass Members and shall be determined by the percentage of the Class that the Subclass comprises. For instance, if the Subclass comprises fifty percent (50%) of the Class, then fifty percent (50%) of the Settlement Fund shall be allocated to the Subclass Fund for use in making direct automatic payments to the Settlement Subclass.

45.	“Subclass Member” means any individual falling within the Subclass definition.

46.“Summary Notice” means the notice substantially in the form attached as Exhibit 6 to this Settlement Agreement and approved by the Court that the Settlement Administrator shall email or mail to Class Members.
47.“Valid Claimant(s)” means and includes all Class Members who have not opted- out and who the Settlement Administrator determines have submitted a timely and valid Claim.

III.	CONVENTIONS

48.Other capitalized terms used in this Settlement Agreement but not defined in the Definitions Section (Section II) of this Settlement Agreement shall have the meanings ascribed to them elsewhere in this Settlement Agreement.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 24 of 289

49.All personal pronouns used in this Settlement Agreement, whether used in masculine, feminine, or neuter gender, shall include all other genders and the singular shall include the plural and vice versa except where expressly provided to the contrary.
50.All references herein to sections, paragraphs, and exhibits refer to sections, paragraphs, and exhibits of and to this Settlement Agreement, unless otherwise expressly stated in the reference.
51.The headings and captions contained in this Settlement Agreement are included only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Settlement Agreement or the intent of any provision herein.

IV.	SECOND AMENDED COMPLAINT

52.As a material part of this Settlement, at the time of seeking preliminary approval, Plaintiffs shall seek leave to file a Second Amended Complaint (“SAC”) naming Renier Jerome Ebarle as a Plaintiff. The proposed SAC is attached hereto as Exhibit 7.
53.As a material part of this Settlement, LifeLock stipulates to and does not oppose the filing of the SAC provided that a Preliminary Approval Order, a Final Approval Order, and Final Judgment each is entered and this Settlement Agreement becomes effective on the Final Settlement Date.
54.If a Preliminary Approval Order is not entered or a Final Approval Order and Final Judgment is not entered, this Settlement Agreement and the Settlement proposed herein does not become effective for any reason, or if this Settlement Agreement and the Settlement proposed herein is terminated, canceled, or fails to become effective for any reason whatsoever, and subject to paragraphs 112 and 114, the Plaintiffs shall withdraw the SAC within five (5) days of the denial of Preliminary Approval, the denial of Final Approval, the termination or

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 25 of 289

cancellation of this Settlement Agreement, or when the Parties agree in writing this Settlement Agreement shall not become effective for any reason, and that if the Court does not allow withdrawal of the SAC, then the Parties agree that LifeLock reserves all rights to challenge the validity of the SAC.

V.	CERTIFICATION OF THE CLASS AND SETTLEMENT CLASS

55.LifeLock, while reserving all defenses if this Settlement Agreement is not finally approved, hereby consents, solely for purposes of and in consideration of the Settlement set forth herein, to the certification for settlement purposes only of the Class and Subclass upon entry of the Preliminary Approval Order, to the certification of the Settlement Class and Settlement Subclass upon entry of the Final Approval Order, to the appointment of Class Counsel, and to the approval of the Plaintiffs as suitable representatives of the Settlement Class.
56.The conditional certification of the Class and Subclass upon entry of the Preliminary Approval Order, the certification of the Settlement Class and Settlement Subclass upon entry of the Final Approval Order, the appointment of the Plaintiffs as class representatives, and the appointment of Class Counsel shall be binding only with respect to this Settlement and this Settlement Agreement. If the Court fails to enter a Preliminary Approval Order or a Final Approval Order, this Settlement Agreement and the Settlement proposed herein does not become effective for any reason, or if this Settlement Agreement and the Settlement proposed herein is terminated, canceled, or fails to become effective for any reason whatsoever, the class certification, to which the Parties have stipulated solely for the purposes, and in consideration, of the Settlement set forth herein, this Settlement Agreement and all the provisions of any Preliminary Approval Order or any Final Approval Order shall be vacated by their own terms and the Action shall revert to its status as existed prior to the date of this

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 26 of 289

Settlement Agreement with respect to class certification, appointment of Plaintiffs as class representatives, and appointment of Class Counsel. In that event, LifeLock shall retain all rights it had immediately preceding the execution of this Settlement Agreement to object to the maintenance of the Action as a class action, the appointment of Plaintiffs as class representatives, and the appointment of Class Counsel as class counsel and, in that event, nothing in this Settlement Agreement or other papers or proceedings related to the Settlement shall be used as evidence or argument by any of the Parties concerning whether the Action may properly be maintained as a class action under applicable law, whether any of the Plaintiffs are adequate or typical class representatives, or whether Class Counsel is adequate class counsel.

VI.	SETTLEMENT RELIEF

57.No later than ten (10) days after entry of the Preliminary Approval Order, LifeLock shall either (i) pay to the Settlement Administrator the sum of Sixty-Eight Million Dollars ($68,000,000.00) to create the Settlement Fund; or (ii) move for an Order directing distribution from the Court’s Registry in the FTC Action the sum of Sixty-Eight Million Dollars ($68,000,000.00) for use by the Settlement Administrator to create the Settlement Fund. If LifeLock elects to move for an Order directing distribution of Sixty-Eight Million Dollars ($68,000,000.00) from the Court’s Registry in the FTC Action and all or part of the Sixty-Eight Million Dollars ($68,000,000.00) has not been distributed from the Court’s Registry in the FTC Action to the Settlement Administrator by the date of entry of the Final Approval Order, then LifeLock agrees to pay within three (3) business days following entry of the Final Approval Order sufficient funds to enable the Settlement Administrator to create the Settlement Fund in the amount of Sixty-Eight Million Dollars ($68,000,000.00).The Settlement Fund must be distributed to Settlement Subclass Members and Valid Claimants pursuant to the terms of

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 27 of 289

Paragraph 62 of this Agreement, and such distribution must be completed by the deadlines set forth in paragraphs 62-63. If LifeLock elects to move for an Order directing distribution from the Court’s Registry in the FTC Action, any funds that remain after eighteen months from the date on which the Court in the FTC Action enters the Stipulated Consent Order must be returned by the Settlement Administrator, including interest accrued thereon, to the Court’s Registry in the FTC Action, and LifeLock shall concurrently pay an equal amount to the Settlement Administrator to restore the Settlement Fund. The Settlement Fund will be maintained by the Settlement Administrator as a Court-approved Qualified Settlement Fund pursuant to Section 1.468B-1 et seq. of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code of 1986, as amended. Provided that this Settlement Agreement is finally approved by the Court without material change, amendment, or modification, the Settlement Fund is to be used solely to provide compensation to all Valid Claimants and all Settlement Subclass Members. Any and all interest earned by the Qualified Settlement Fund prior to the Payment Date shall be distributed to Valid Claimants and Settlement Subclass Members pursuant to the terms of this Settlement Agreement (i.e., as part of the Settlement Fund), or distributed to the Court’s Registry in the FTC Action as otherwise provided in this Paragraph, and shall not be used for any other purpose.
58.As set forth in paragraph 62 of this Settlement Agreement, each Settlement Subclass Member will receive an automatic pro rata distribution from the Subclass Fund. All Class Members (including those who are also members of the Subclass) may submit a claim for Twenty Dollars ($20.00) substantially in the form of Exhibit 1 before the Claim Deadline, which claims will be paid solely from the Class Fund. Any sum due to a Settlement Subclass Member who is also a Valid Claimant shall be paid by the Settlement Administrator in a single

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 28 of 289

check from the Settlement Fund. No amount of the Settlement Fund shall be refunded or revert to LifeLock.
59.Beginning no later than fourteen (14) days after the entry of the Preliminary Approval Order and continuing until the processing of Claims is completed, the Settlement Administrator shall provide weekly updates to Class Counsel and LifeLock’s Counsel regarding Claims submissions and regarding its review and processing of Claims.
60.The Settlement Administrator shall conduct reasonable audit(s) to ensure the integrity of the Claims Process, including that appropriate controls are in place to prevent fraud.
61.By no later than fourteen (14) days after the Claims Deadline, the Settlement Administrator, using the Class Data and the information submitted by Valid Claimants, shall create and provide to Class Counsel and LifeLock’s Counsel a complete and final list of Valid Claimants and Settlement Subclass Members, including for each the member’s name and total payment amount as calculated pursuant to Section VIII of the Settlement Agreement. LifeLock’s Counsel, LifeLock, and Class Counsel shall take appropriate steps to safeguard the list and shall not use it for any purpose other than the administration and implementation of this Settlement Agreement. Class Counsel agrees to return this list to the Settlement Administrator sixty (60) days after the Final Settlement Date.
62.By no later than the Payment Date, the Settlement Administrator shall mail checks via First Class U.S. Mail, proper postage prepaid, to the Valid Claimants and Settlement Subclass Members, drawn from the Settlement Fund as set forth in paragraph 58 of this Settlement Agreement. Payment checks to Valid Claimants shall be sent to the mailing address indicated in each Class Member’s Claim Form. For Settlement Subclass Members who are not also Valid Claimants, their payment checks shall be mailed to the addresses indicated in the

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 29 of 289

Class Data, as updated by the Settlement Administrator through the National Change of Address Database and as otherwise stated in Section VII of this Settlement Agreement. Checks to Valid Claimants and Settlement Subclass Members shall be valid for a period of one hundred and twenty (120) days from the date appearing on the payment check. For any payment check that is returned undeliverable with forwarding address information, the Settlement Administrator shall re-mail the check to the new address indicated. For any payment check that is returned undeliverable without forwarding address information, the Settlement Administrator shall make reasonable efforts to identify updated address information and re-mail the check to the extent an updated address is identified.
63.If payment checks from the Settlement Fund are returned undeliverable or have not been cashed one hundred and twenty (120) days after the date appearing on the payment check, the Parties agree that the Settlement Administrator shall, within ten (10) days of expiration of that one hundred and twenty (120) day period, distribute the uncashed funds on a pro rata basis to each Valid Claimant who cashed an initial payment check. If these second payment checks are returned undeliverable or have not been cashed one hundred and (120) days after the date appearing on the second payment check, the Parties agree that the Settlement Administrator shall deposit the amount of the uncashed Settlement Fund into the Court Registry in the FTC Action without delay upon the expiration of that second one hundred and twenty (120) day period, and in no case more than nine (9) days after such expiration. Funding the FTC facilitates the purposes of the Plaintiffs’ lawsuit by furthering the FTC’s mission of protecting consumers.
64.Any and all reasonable Administrative Costs incurred by the Settlement Administrator associated with the administration of this Settlement, distribution of Class

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 30 of 289

Notice, the publication and Internet/Media Notice Program, launching and maintaining the Settlement Website, distribution of the Settlement Fund, and any and all other tasks assigned to the Settlement Administrator by this Agreement or by the Court shall be paid by LifeLock, subject to approval by LifeLock’s Counsel. The Settlement Administrator shall provide a copy of invoices to LifeLock’s Counsel on a monthly basis.

VII.	NOTICE TO THE CLASS

65.Class Notice. Plaintiffs, Class Counsel, and LifeLock agree to the following Class Notice procedures which the Parties agree is the best notice practicable.
A.Dissemination of the Summary Notice.

(1)By no later than three (3) business days following the entry of the Preliminary Approval Order, LifeLock shall provide the Settlement Administrator with the Class Data. The Class Data shall include two separate data sets: (1) a list of all Class Members and (2) a list of all Subclass Members. Each list shall include the Member’s (i) first and last name; (ii) last known mailing address, if available; and (iii) last known email address, if available. The Class Data shall not be provided to Plaintiffs, Class Counsel, or anyone other than the Settlement Administrator.
(2)By no later than the Notice Date, the Settlement Administrator shall send the Summary Class Notice, in the form approved by the Court, to Class Members via email for those Class Members for whom an email address is available and via First Class U.S. Mail, proper postage prepaid, for those Class Members for whom an email address is not available. The subject line for all emails covered by this paragraph shall be: Notice of Class Action Settlement.

(3)	The Settlement Administrator shall update the mailing addresses

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 31 of 289

in the Class Data through the National Change of Address Database prior to sending any Summary Notice via First Class U.S. Mail, proper postage prepaid.
(4)The Settlement Administrator shall perform a single Skip Trace using information identifying the Class Members, as necessary, to conduct an address update with respect to any Summary Notice sent via First Class U.S. Mail and returned to the Settlement Administrator as undeliverable not bearing a forwarding address using an industry accepted source such as Accurint and shall send the Summary Notice to the mailing address identified by the Skip Tracing. The Settlement Administrator shall resend via First Class U.S. Mail, proper postage prepaid, the Summary Notice to the new address for each such Class Member within three (3) business days of obtaining each such new address.
(5)Any mailed Summary Notice returned to the Settlement Administrator as undelivered and bearing a forwarding address shall be re-mailed by the Settlement Administrator within three (3) business days following receipt of the returned mail.
(6)Any emailed Summary Notice that bounces back or is returned to the Settlement Administrator as undeliverable after three (3) unsuccessful delivery attempts shall be mailed by the Settlement Administrator if a mailing address is also provided in the Class Data. If no mailing address is provided in the Class Data, the Settlement Administrator shall perform a single Skip Trace using information identifying the Class Member, as necessary, to conduct an address update to allow the Summary Notice to be sent via U.S. Mail, proper postage prepaid. The Settlement Administrator shall send the Summary Notice to any mailing or physical address identified by the Skip Tracing within seven (7) business days following receipt of the bounced back or returned as undeliverable email enclosing the Summary Notice.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 32 of 289

B.Dissemination of the Long Form Notice: By no later than the Notice Date, the Settlement Administrator shall post the Long Form Notice on the Settlement Website.
C.Publication and Internet/Media Notice: The Settlement Administrator shall cause the Summary Notice to be published in publication and media outlets as agreed upon by the Parties. Notice shall also be provided via an Internet-based notice program. The publication and Internet/Media Notice Program described in this paragraph shall commence as soon as practicable following the entry of the Preliminary Approval Order and, in all events, shall commence not later than the Notice Date.
D.Contents of the Summary Notice and the Long Form Notice: The Summary Notice shall be substantially in the form attached as Exhibit 6, and the Long Form Notice shall be substantially in the form attached as Exhibit 4 as approved by the Court. Both the Summary Notice and the Long Form Notice shall include the following information:
(1)General Terms: The notices shall contain a plain, neutral, objective, and concise description of the nature of the Action and the proposed Settlement, include an estimate of the anticipated amount of the Class Fund and Subclass Fund, and a brief description of the FTC Action and the status of that action.
(2)Opt-Out Rights: The notices shall inform Class Members that they have the right to opt-out of the Class and the Settlement and shall provide the deadline and procedures for exercising this right.
(3)Objection to Settlement: The notices shall inform Class Members of their right to object to the proposed Settlement, Class Counsel’s fee application, and/or the requested Service Awards for Plaintiffs and of their right to appear at the Fairness Hearing and shall also provide the deadlines and procedures for exercising these rights.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 33 of 289

(4)Fees and Expenses: The Long Form Notice shall inform Class Members about the amounts being sought by Class Counsel as Attorneys’ Fees and Expenses and the amounts of the Service Awards being sought for the Plaintiffs and shall explain that any Attorneys’ Fees or Expenses and Service Awards for the Plaintiffs that are awarded by the Court will not be paid from the Settlement Fund but instead will be paid separately by LifeLock.
(5)Claim Form for Class Members: The notices shall advise the Class Members that a Claim Form is available on the Settlement Website or may be obtained from the Settlement Administrator and that a Claim Form may be submitted online or emailed or mailed to the Settlement Administrator. The Claim Form shall be in the form approved by the Court and the notices shall remind Class Members that only Subclass Members are eligible to receive an automatic cash payment. The notices shall also inform Class Members who are not also Subclass Members that they must submit a timely and valid Claim Form to secure a cash payment. The notices shall further inform Subclass Members that they are eligible to submit a Claim Form to receive a payment in addition to the automatic payments they will receive from the Subclass Fund. The notices shall also provide the deadline and procedures for submitting a Claim Form.
E.Settlement Website: The Settlement Administrator shall establish and maintain an Internet website, at the web address www.ebarleclasssettlement.com (“Settlement Website”) where Class Members can obtain further information about the terms of this Settlement, their rights, important dates and deadlines, and related information. Class Members shall also be able to submit a Claim Form electronically via the Settlement Website. The Settlement Website shall include, in PDF format, the SAC, this Settlement Agreement, the

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 34 of 289

Motion for Preliminary Approval, the Preliminary Approval Order, the Class Notice, any papers filed in support of final approval of the Settlement, Class Counsel’s application for attorneys’ fees and costs (after it is filed), the Final Approval Order (after it is entered), and other case documents as agreed upon by the Parties and/or required by the Court and shall be operational and live by no later than thirty (30) days following entry of the Preliminary Approval Order. The Settlement Website shall be optimized for display on mobile phones. The Settlement Administrator shall maintain the Settlement Website as operational and shall not take it down until thirty (30) days after the Payment Date. Within five (5) business days after the Settlement Website is taken down, the Settlement Administrator shall transfer ownership of the URL for the Settlement Website to LifeLock.
F.Toll-Free Telephone Number: The Settlement Administrator shall establish and maintain a toll-free telephone number (“Toll-Free Number”) where Class Members can obtain further information about the Settlement and their rights and request that a hard copy Claim Form or Long Form Notice be mailed to them. The Toll-Free Number shall be operational and live by no later than thirty (30) days following entry of the Preliminary Approval Order.
66.CAFA Notice. Within the time prescribed by 28 U.S.C. § 1715, the Settlement Administrator shall serve notice of this Settlement to the appropriate federal and state officials in compliance with the Class Action Fairness Act (“CAFA”), 28 U.S.C. § 1715. The Settlement Administrator shall be responsible for drafting and preparing the CAFA notice in conformity with 28 U.S.C. § 1715 and for identifying the appropriate federal and state officials to be notified. LifeLock agrees to pay the cost of drafting, preparing, and distributing the CAFA notice and that such costs shall not be paid from the Settlement Fund.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 35 of 289

67.Best Notice Practicable. Plaintiffs and Class Counsel agree that the Parties are providing the best notice practicable and will not of their own initiative advocate for content or methods of Class Notice beyond that to which the Parties have agreed in this Section VII of the Settlement Agreement.

VIII.	CLASS CLAIMS PROCESS

68.Each Class Member may make a claim for Twenty Dollars ($20.00) from the Class Fund by submitting a completed Claim Form to the Settlement Administrator via email, via the Settlement Website, or via U.S. Mail at the address specified on the Claim Form, the Long Form Notice, and the Settlement Website on or before the Claims Deadline. To be valid, a completed Claim Form must include the name and mailing address of the person submitting a Claim Form. If the Claimant has an email address, the email address should also be included on the Claim Form; however, failure to include an email address on the Claim Form does not invalidate a Claim.
69.In the event that Claims submitted by Class Members who the Settlement Administrator determines are Valid Claimants exceed the total amount of the Class Fund, each Valid Claimant shall have a right to receive a pro rata distribution from the Class Fund.
70.To the extent that Claims submitted by Valid Claimants do not exhaust the Class Fund, the remainder of the Class Fund shall be distributed by the Settlement Administrator to each member of the Settlement Subclass on a pro rata basis.

IX.	REQUESTS FOR EXCLUSION

71.Any Class Member or person legally entitled to act on his or her behalf who wishes to be excluded from the Class must email or mail a written request for exclusion to the Settlement Administrator at the email address or mailing address provided in the Class Notice,

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 36 of 289

postmarked no later than the Opt-out Deadline and specifying that he or she wants to be excluded from the Class. Such written request for exclusion (i) must contain the name and address of the person to be excluded; (ii) if applicable, must contain the name and address of any person claiming to be legally entitled to submit an exclusion request on behalf of the Class Member and the basis for such legal entitlement; (iii) must be made via email or mailed by First Class U.S. Mail, proper postage prepaid, to the Settlement Administrator at the specified mailing address or email address; (iv) must be submitted or postmarked on or before the Opt- out Deadline; and (v) must clearly indicate that he/she wants to be excluded from the Class.
72.Any Class Member who does not submit a timely and valid written request for exclusion as provided in paragraph 71 shall be bound by all subsequent proceedings, orders, and judgments in the Action, including, but not limited to, the Release, even if he or she has litigation pending or subsequently initiates litigation against LifeLock relating to the Released Claims.
73.Any Class Member who timely submits a request for exclusion as provided in paragraph 71 shall waive and forfeit any and all rights (s)he may have to benefits of the Settlement if it is approved and becomes final, including monetary relief, and shall waive and forfeit any and all rights to object to the fairness, reasonableness, or adequacy of the Settlement, Class Counsel’s request for Attorneys’ Fees and Costs, and/or the requested Service Awards to Plaintiffs.
74.Not later than ten (10) days after the Opt-out Deadline, the Settlement Administrator shall provide to Class Counsel and LifeLock’s Counsel a complete and final list of Class Members who submitted timely and valid requests to exclude themselves from the Class.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 37 of 289

X.	OBJECTIONS TO SETTLEMENT

75.Any Class Member or person legally entitled to act on his or her behalf may object to the fairness, reasonableness, or adequacy of the Settlement, Class Counsel’s request for Attorneys’ Fees and Costs, and/or the requested Service Awards to Plaintiffs. To be valid, any objection must be made in writing and mailed to the Settlement Administrator at the address provided in the Class Notice, postmarked no later than the Objection Deadline. In addition, any objection must include the following: (i) the name of this Action; (ii) the objector’s full name, address, and telephone number; (iii) if applicable, the name and address of any person claiming to be legally entitled to object on behalf of a Class Member and the basis of such legal entitlement; (iv) all grounds for the objection; (v) whether the objector is represented by counsel and, if so, the identity of such counsel; and (vi) the objector’s signature.
76.Not later than ten (10) days after the Objection Deadline, the Settlement Administrator shall provide to Class Counsel and LifeLock’s Counsel all objections submitted by Class Members.
77.Any Class Member who submits a timely written objection as described in paragraph 75 may appear at the Fairness Hearing, either in person or through personal counsel hired at the Class Member’s own personal expense.
78.Any Class Member who fails to make a timely objection shall waive and forfeit any and all rights (s)he may have to object and shall be bound by all the terms of this Settlement Agreement and by all proceedings, orders, and judgments in the Action including the Final Approval Order and Final Judgment.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 38 of 289

79.Any Class Member who objects to the Settlement shall nevertheless be entitled to all benefits of the Settlement if it is approved and becomes final, including monetary relief if (s)he is a Valid Claimant or a Settlement Subclass Member.
80.Not later than twenty (20) days after the Objection Deadline, Class Counsel shall file with the Court any and all objections to the Settlement Agreement and/or to Class Counsel’s Application for Attorneys’ Fees and Expenses and Request for Service Awards.

XI.	SETTLEMENT ADMINISTRATOR

81.The Settlement Administrator shall be responsible for, without limitation, dissemination of the Class Notice by mail and email, launching and maintaining the Settlement Website, and implementing the terms of the Claim Process and related administrative activities that include communications with Class Members concerning the Settlement, Claim Process, and their options thereunder. In particular, the Settlement Administrator shall be responsible for: (a) printing, mailing, or arranging for the mailing of the Class Notice; (b) emailing or arranging for the emailing of the Class Notice; (c) handling returned mail not delivered to Class Members; (d) attempting to obtain updated address information for any mailed Class Notice returned without a forwarding address; (e) attempting to obtain updated address information for any emailed Class Notice returned as undeliverable or that bounces back; (f) making any additional mailings or emailings required under the terms of this Settlement Agreement; (g) establishing a Settlement Website that contains the Settlement Agreement, Preliminary Approval Order, Class Notice, the Claim Form, a mechanism by which the Claim Form may be completed and submitted online, any papers filed in support of final approval of the Settlement, Class Counsel’s Application for an award of Attorneys’ Fees and Expenses and other relevant documents related to the Action and this Settlement; (h) publication and Internet/Media Notice

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 39 of 289

Program; (i) establishing a Toll-Free Number at which Class Members may seek information about the Action and the Settlement; (j) receiving and maintaining on behalf of the Court and the Parties any Class Member correspondence regarding requests for exclusion and objections to the Settlement, Application for Attorneys’ Fees and Costs, or the Claim Process; (k) forwarding inquiries from Class Members to Class Counsel for a response, if warranted; (l) establishing a post office box for the receipt of Claim Forms, exclusion requests, objections, and any other correspondence related to this Settlement; (m) reviewing and verifying Claim Forms; (n) calculating payment amounts for Valid Claimants and Settlement Subclass Members pursuant to the terms of this Settlement Agreement; (o) mailing and re-mailing payments to Valid Claimants and Settlement Subclass Members pursuant to the terms of this Settlement Agreement; (p) otherwise implementing and/or assisting with the claim review and payment process; (q) paying to the Court’s Registry in the FTC Action any sums remaining in the Qualified Settlement Fund after all payments have been made from the Settlement Fund; and (r) as otherwise ordered by the Court or jointly requested and agreed upon by the Parties.
82.If the number of Class Members who submit requests to be excluded from the Settlement exceeds two percent (2%) of all Class Members to whom Summary Notice was mailed or emailed, the Settlement Administrator shall notify the Parties, in writing, immediately and in no event later than three (3) days after this fact is known. If more than two percent (2%) of the total number of Class Members ask to be excluded from the Settlement, LifeLock shall have the right to withdraw from this Settlement Agreement as set forth in Paragraph 113 of this Settlement Agreement.
83.Not later than fifteen (15) days after the Claims Deadline, the Settlement Administrator shall provide to Class Counsel and LifeLock’s Counsel and Class Counsel shall

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 40 of 289

file with the Court a declaration(s) detailing the scope, methods, and status of the Class Notice program and the Claim Process.
84.The Settlement Administrator shall provide weekly reports to Class Counsel and LifeLock’s Counsel including, but not limited to, the number of Claims received and the number of requests for exclusion received.
85.The Parties each represent that he, she, or it will not have any financial interest in the Settlement Administrator ultimately appointed by the Court and otherwise will not have a relationship with the Settlement Administrator ultimately appointed that could create a conflict of interest.
86.The Parties acknowledge and agree that the Settlement Administrator is not an agent of the Plaintiffs, Class Counsel, LifeLock, or LifeLock’s Counsel and that the Settlement Administrator is not authorized by this Settlement Agreement or otherwise to act on behalf of the Plaintiffs, Class Counsel, LifeLock, or LifeLock’s Counsel.
87.Subject to Section XIX of this Settlement Agreement, the Parties agree that within one (1) year plus thirty (30) days of the Payment Date, the Settlement Administrator shall destroy all Class Members’ personal identifying information received from LifeLock and otherwise in connection with the implementation and administration of this Settlement.
88.Upon completion of the implementation and administration of the Settlement, the Settlement Administration shall provide written certification of such completion to Class Counsel and LifeLock’s Counsel.

XII.	RELEASE AND WAIVER

89.The Parties agree to the following release and waiver, which shall take effect upon the Final Settlement Date.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 41 of 289

90.In consideration for the Settlement benefits described in this Settlement Agreement, Releasing Parties will fully, finally, and forever release, relinquish, acquit, and discharge the Released Parties from, and shall not now or hereafter institute, maintain, or assert on their own behalf, on behalf of the Settlement Class, or on behalf of any other person or entity, any and all manner of claims, actions, causes of action, suits, rights, debts, sums of money, payments, obligations, reckonings, contracts, agreements, executions, promises, damages, liens, judgments, and demands of whatever kind, type, or nature whatsoever, both at law and in equity, whether past, present, mature or not yet mature, known or unknown, suspected or unsuspected, contingent or non-contingent, whether based on federal, state, or local law, statute, ordinance, regulation, code, contract, common law, or any other source, or any claim that Plaintiffs or Settlement Class Members ever had, now have, may have, or hereafter can, shall, or may ever have against the Released Parties that were or reasonably could have been alleged in the Action or in any other court, tribunal, arbitration panel, commission, agency, or before any governmental and/or administrative body, or any other adjudicatory body, on the basis of, connected with, arising from, or relating to the subject matter or allegations of the Action, including, without limitation, any such claims: (1) alleged in the Action; (2) for rescission, restitution, or unjust enrichment for all damages of any kind related in any way to their enrollment or re-enrollment in or renewal of a LifeLock identity theft protection plan; (3) for violations of any state’s deceptive, unlawful, and/or unfair business and/or trade practices, false, misleading, or fraudulent advertising, consumer fraud, and/or consumer protection statutes; (4) for failure to make any consumer disclosures required under any state or federal law or statute; (5) for engaging in unfair or deceptive acts or practices in or affecting commerce; or (6) for damages, costs, expenses, extra-contractual damages,

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 42 of 289

compensatory damages, exemplary damages, special damages, consumer redress, penalties, punitive damages, and/or damage multipliers, disgorgement, declaratory relief, equitable relief, injunctive relief, expenses, interest, and/or attorneys’ fees and costs.
91.Notwithstanding the language in this Section and/or this Settlement Agreement, the Settlement Class Members, other than Plaintiffs, are not releasing any claims of or relating to personal injury.
92.Plaintiffs, and, by application of law, all Settlement Class Members represent and warrant that they are the sole and exclusive owner of all claims that they personally are releasing under this Settlement Agreement. Plaintiffs and all Settlement Class Members further acknowledge that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned, or encumbered any right, title, interest, or claim arising out of or in any way whatsoever pertaining to the Action, and that they are not aware of anyone other than themselves claiming any interest, in whole or in part, in the Action, or in any benefits, proceeds, or values under the Action on their behalf.
93.Plaintiffs expressly understand and acknowledge that they and all Settlement Class Members will be deemed by the Final Approval Order and Final Judgment to acknowledge that certain principles of law, including, but not limited to, Section 1542 of the Civil Code of the State of California, provide that “a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor” do not apply to this Settlement. To the extent that anyone might argue that these principles of law are applicable, Plaintiffs hereby agree that the provisions of all such principles of law or similar federal or state laws, rights, rules, or legal

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 43 of 289

principles, to the extent they are found to be applicable herein, are hereby knowingly and voluntarily waived, relinquished, and released by Plaintiffs and, by application of law, all Settlement Class Members
94.The Parties shall be deemed to have agreed that the Release set forth herein may be raised as a complete defense to and would preclude any action or proceeding based on the claims released by and through this Settlement Agreement.
95.Nothing in this Release shall preclude any action to enforce the terms of this Settlement Agreement.
96.Plaintiffs and LifeLock hereby agree and acknowledge that the provisions of this Release together constitute an essential and material term of this Settlement Agreement and shall be included by reference in any Final Approval Order and Final Judgment entered by the Court.

XIII.	ATTORNEYS’ FEES AND EXPENSES AND PLAINTIFF SERVICE AWARDS

97.Subject to the provisions of this Section, Class Counsel will make, and LifeLock agrees not to oppose, an application for an award of Attorneys’ Fees and Expenses in an amount not to exceed Ten Million Two Hundred Thousand Dollars ($10,200,000). Class Counsel shall file their application for Attorneys’ Fees and Expenses and their request for Service Awards for the Plaintiffs no later than thirty (30) days after the Notice Date. The Settlement Administrator shall post on the Settlement Website such application promptly after it is filed.
98.Any Attorneys’ Fees and Expenses awarded by the Court shall not be paid out of the Settlement Fund but, instead, shall be paid separately by LifeLock. Class Counsel, in their

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 44 of 289

sole discretion, shall allocate and distribute any Attorneys’ Fees and Expenses that are awarded by the Court.
99.In the event the Court declines to approve, in whole or in part, the payment of Attorneys’ Fees and Expenses in the amounts requested, the remaining provisions of this Settlement Agreement shall remain in full force and effect.
100.Payment by LifeLock of the amounts awarded by the Court in Attorneys’ Fees and Expenses shall be the sole aggregate compensation paid by LifeLock to Class Counsel and Plaintiffs’ counsel in connection with the Action and shall constitute full satisfaction by LifeLock of any obligation to pay any amounts to any person, attorney, or law firm for attorneys’ fees, expenses, or costs in the Action incurred by any attorney on behalf of the Plaintiffs, the Class Members, or the Settlement Class and shall relieve LifeLock, LifeLock’s Counsel, and the Released Parties of any other claims or liability to any other attorney or law firm for any attorneys’ fees, expenses, and/or costs in which any of them may claim to be entitled on behalf of the Plaintiffs, the Class Members, and/or the Settlement Class Members, any Released Claim, or the Action.
101.Any Service Awards awarded by the Court shall not be paid out of the Settlement Fund but instead paid separately by LifeLock. Class Counsel will make, and LifeLock agrees not to oppose, an application for Service Awards, in an amount not to exceed Two Thousand Dollars ($2,000.00) for each of the Plaintiffs to compensate them for their efforts and commitment on behalf of the Class. Neither Class Counsel’s application for, nor any Plaintiff’s entitlement to, a Service Award shall be conditioned in any way upon the Plaintiffs’ support for this Settlement Agreement.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 45 of 289

102.In the event the Court declines to approve, in whole or in part, the payment of Service Awards in the amounts requested, the remaining provisions of this Settlement Agreement shall remain in full force and effect.
103.In accordance with instructions for payment provided by Class Counsel to LifeLock, the Attorneys’ Fees and Expenses and Service Awards awarded by the Court shall be paid within twenty (20) days following the later of entry of the Final Approval Order or entry of any separate order awarding Attorneys’ Fees and Expenses and Service Awards. In the event the order approving Attorneys’ Fees and Expenses and Service Awards is reversed on appeal or the Settlement Agreement is voided, rescinded, or terminated for any other reason provided under the terms of this Agreement (“Repayment Event”), then Class Counsel shall, within ten (10) business days after the Repayment Event, return to LifeLock all Attorneys’ Fees and Expenses and Service Awards consistent with the relevant court ruling.
104.Any Service Award paid to any of the Plaintiffs shall be reported on an IRS form 1099 (i.e., as “Other Income”) and provided to each Plaintiff and applicable governmental authorities.
105.Contemporaneous with executing this Settlement Agreement, each of the Plaintiffs will execute the General Release substantially in the form attached hereto as Exhibits 8, 9, 10, and 11. If this Settlement Agreement is terminated or does not become final for any reason set forth in Section XVI of this Settlement Agreement, each General Release will be rendered null, void and non-binding.

XIV.	PRELIMINARY APPROVAL ORDER, FINAL APPROVAL ORDER, FINAL JUDGMENT, AND RELATED ORDERS

106.On or before November 16, 2015, or any subsequent mutually agreed upon date, Plaintiffs shall file with the Court a motion seeking preliminary approval of the Settlement and

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 46 of 289

asking the Court to enter a Preliminary Approval Order substantially in the form attached as

Exhibit 5 to this Settlement Agreement.

107.In connection with the motion for preliminary approval, the Parties shall ask the Court to set a date for the Fairness Hearing as soon as practicable, but in no event no earlier than the Claim Deadline and a date that ensures compliance with the requirements of 28 U.S.C.
§ 1715(d).

108.Not later than thirty (30) days following the Claims Deadline, the Parties shall file motion(s) seeking final approval of the Settlement and asking the Court to enter the Final Approval Order and Final Judgment substantially in the form attached to this Settlement Agreement as Exhibits 2 and 3.
109.After entry of the Final Approval Order, the Parties agree that the Court shall retain jurisdiction to enforce the terms of this Settlement Agreement and the Final Approval Order and the Final Judgment.

XV.	MODIFICATION OF THIS SETTLEMENT AGREEMENT

110.This Settlement Agreement may not be amended or modified in any respect except by a written document executed by all of the Parties to this Settlement Agreement or their counsel who are authorized to make such amendment or modification.
111.The Parties agree that any mutually approved nonmaterial amendments, modifications, or expansions to this Settlement Agreement may be made in writing after the Preliminary Approval Order or the Final Approval Order without the need to seek the Court’s approval. Specifically, the Parties may by written agreement effect such amendments, modifications, reasonable extensions of time, or expansions of this Settlement Agreement and its implementing documents (including all exhibits hereto) without further notice to the Class or

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 47 of 289

approval by the Court if such changes are consistent with the Court’s Preliminary Approval Order or its Final Approval Order and Final Judgment and do not limit or adversely affect the rights of Class Members under this Settlement Agreement.
112.If the Court indicates, prior to Preliminary Approval or Final Approval, that the Settlement will not be approved unless certain changes are made, the Parties will attempt in good faith to reach an agreement as to any such changes prior to withdrawing from this Settlement Agreement. However, if no such agreement can be reached within thirty (30) days after the Court indicates that the Settlement will not be approved unless certain changes are made, then the Plaintiffs or LifeLock may terminate and withdraw from this Settlement Agreement. If this Settlement Agreement is terminated under such circumstances, the Plaintiffs, LifeLock, and the Class Members shall be deemed to be in the same position as existed prior to its execution, with the same status quo ante rights and interests as they may have had absent the execution of this Settlement Agreement and any and all understandings and agreements between the Parties and their respective counsel relating to the Settlement shall be deemed to be null and void and of no force and effect. Upon termination under this paragraph of this Settlement Agreement, the Parties shall jointly notify the Court of the need to set a schedule for LifeLock’s anticipated motion to dismiss the FAC and Plaintiffs shall notify the Court of the withdrawal of the SAC consistent with paragraph 54 of this Settlement Agreement.

XVI.	CONDITIONS IMPACTING FINALITY OF SETTLEMENT

113.If more than two percent (2%) of the total number of Class Members to whom Summary Notice was mailed or emailed request to exclude themselves from the Settlement, LifeLock shall have the option, at its sole discretion, of terminating and withdrawing from the Settlement in its entirety; provided, however, that LifeLock must notify Class Counsel and the

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 48 of 289

Court in writing that it is exercising such option within ten (10) days after being notified in writing by the Settlement Administrator that the number of Class Members who have timely requested exclusion exceeds two percent (2%) of the total number of Class Members to whom the Summary Notice was sent via email or mail.

114.	The Parties expressly agree that in the event of any of the following conditions:

A.the Court does not grant the Plaintiffs’ motion for leave to file the SAC;

B.	The Court does not preliminarily approve the Settlement:

C.	The Court does not enter the Final Approval Order;

D.Either Party exercises its right to withdraw from and terminate the Settlement pursuant to paragraph 112;
E.LifeLock withdraws from and terminates the Settlement pursuant to paragraph 113 of this Settlement Agreement; or
F.This Settlement does not become final for any reason including on subsequent review by any appellate court(s) in the Action, the Court ultimately rejects, modifies, or denies approval of any portion of this Settlement Agreement that either Plaintiffs or LifeLock reasonably determines is material, including, without limitation, the terms of relief, the provisions relating to notice, the definition of the Class, and/or the terms of the Release;

then Plaintiffs and LifeLock each has the right to withdraw from and terminate this Agreement. Notwithstanding the foregoing, neither the denial of, an appeal of, a modification of, nor a reversal on appeal of any Attorneys’ Fees and Expenses Award or any Service Award shall constitute grounds for cancellation or termination of this Settlement Agreement.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 49 of 289

115.Any Party exercising its right to terminate and withdraw must exercise this option as provided under paragraph 114 above by a signed writing served on the other Parties no later than twenty-one (21) days after receiving notice of the event prompting the termination.
116.The Parties recognize that the Payment Date may occur prior to the resolution of any potential appeal and agree that, in the event that an appeal occurs, then upon the completion of an appeal with no impact on the finality of this Settlement Agreement, the Release shall apply nunc pro tunc. Nothing herein shall limit Lifelock’s rights to assert any legal or equitable defense to any claim by a Class Member if this Settlement does not become final for any reason related to a subsequent review by any appellate court(s) in the Action, as set forth in paragraph 114.
117.In the event that a terminating party exercises its option to withdraw from and terminate this Settlement Agreement pursuant to paragraph 114:
A.This Settlement Agreement and the Settlement proposed herein shall be null and void and shall have no force or effect and no party to this Settlement Agreement shall be bound by any of its terms, except for the terms of paragraph 54, 56, and this paragraph 117 of the Settlement Agreement or as otherwise specifically provided for herein;
B.The Parties will petition to have any stay orders that are entered pursuant to this Settlement Agreement lifted;
C.This Settlement Agreement and all of its provisions, and all negotiations, statements, and proceedings relating to it, shall be without prejudice to the rights of LifeLock, Plaintiffs, or any Class Member, all of whom shall be restored to their respective positions existing immediately before the execution of this Settlement Agreement, except that the Parties

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 50 of 289

shall cooperate in requesting that the Court set a new scheduling order such that neither Party’s substantive or procedural rights is prejudiced by the attempted Settlement;
D.The Released Parties, as defined herein, expressly and affirmatively reserve all defenses, arguments, and motions as to all claims that have been or might later be asserted in the Action, including, without limitation, LifeLock’s argument that the Action may not be litigated as a class action;
E.Plaintiffs and all other Class Members, on behalf of themselves and their heirs, assigns, executors, administrators, predecessors, and successors, expressly and affirmatively reserve and do not waive any motions as to, and arguments in support of, all claims, causes of actions, or remedies that have been or might later be asserted in the Action including, without limitation, any argument concerning class certification, consumer fraud, and damages;
F.This Settlement Agreement, the fact of its having been made, the negotiations leading to it, any informal discovery or action taken by a Party or Class Member pursuant to or in connection with this Settlement Agreement, or any documents or communications pertaining to this Settlement Agreement shall not be admissible or entered into evidence for any purpose whatsoever in the Action or in any other proceeding between the Parties, other than to enforce the terms of this Settlement Agreement; provided, however, that LifeLock may rely on such evidence to defend itself in any other action not brought on behalf of the Class and relating to the subject matter of this Action
G.All reasonable Administrative Costs incurred and approved but not yet paid will be paid by LifeLock. Plaintiffs, Class Counsel, and LifeLock’s Counsel shall not be responsible for any of these costs or any other Settlement-related costs;

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 51 of 289

H.Notwithstanding the terms of this Section, if the Settlement is not consummated, Class Counsel may include any time spent in settlement efforts as part of any fee petition filed at the conclusion of the case and LifeLock reserves the right to object to such requested fees.
I.Notwithstanding the terms of this Section, in the event of the denial of Preliminary Approval or Final Approval, Plaintiffs and/or LifeLock may seek appellate review through a writ or pursue any other available appellate remedy in support of the Settlement or this Settlement Agreement. The Parties agree that nothing herein is intended to restrict or limit the rights of either LifeLock or the Plaintiffs to appeal any order of this Court in the event the Settlement is not finally approved for any reason. During the pendency of any appeal of the denial of Preliminary Approval or Final Approval, this Settlement Agreement shall remain valid and binding.

XVII.	SCHEDULE OF EVENTS

118.Based upon the terms of this Settlement Agreement, the Parties anticipate the following schedule related to Preliminary Approval and Final Approval of this Settlement Agreement and performance of this Agreement, which is subject to the Court’s approval:

Date	Event
November 16, 2015	Deadline for Preliminary Approval Motion
Three (3) business days after entry of Preliminary Approval Order	Deadline for LifeLock to provide Class Data to Settlement Administrator
Ten (10) days after filing of Preliminary Approval Motion	Deadline for Settlement Administrator to provide notice to federal or state officials per U.S.C. § 1715
Ten (10) days after entry of Preliminary Approval Order (or within three (3) calendar days after entry of Final Approval Order if money not released from Court’s Registry in the FTC Action)	LifeLock shall pay the sum to the Settlement Administrator of Sixty-Eight Million Dollars ($68,000,000.00) to create the Settlement Fund
Thirty (30) days after entry of Preliminary Approval Order	Notice Date and deadline for the Settlement Website and Toll-Free Number to go live

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 52 of 289

Date	Event
Thirty (30) days after Notice Date	Deadline for Class Counsel to file application for Attorneys’ Fees and Expenses and request for Service Awards
Forty-five (45) days after Notice Date	Objection, Opt-Out Deadline
Sixty (60) days after Notice Date	Claim Deadline
Ten (10) days after notification from Settlement Administrator that more than two percent (2%) of the Class has requested exclusion	Deadline for LifeLock to notify Class Counsel and the Court that it is cancelling the settlement
Fifty-five (55) days after Notice Date	Settlement Administrator to provide to Class Counsel and LifeLock’s Counsel a final list of Class Members who requested exclusion or objected
Seventy-five (75) days after Notice Date	Settlement Administrator to provide and Class Counsel to file a declaration detailing the scope, method, and status of the Class Notice program and the Claim process.
Seventy-five (75) days after Notice Date	Deadline for Final Approval Motion; and for the parties to provide any responses to Settlement Objections
One business day after entry of the Final Approval Order	Final Settlement Date
Twenty (20) days after the Final Settlement Date, or earlier if agreed upon by parties.	Payment Date (i.e., Deadline for Settlement Administrator to Disburse Settlement Fund)
Thirty (30) days after Payment Date	Settlement Website taken down
Thirty-five (35) days after Payment Date	Settlement Administrator to transfer Settlement Website URL to LifeLock
One hundred and twenty (120) days after Payment Date	Settlement checks expire
One hundred and eighty (180) days after Final Settlement Date	Deadline for Class Counsel to return documents produced by LifeLock
One (1) year plus thirty (30) days after Payment Date	Deadline for Settlement Administrator to return documents received from Class Counsel or LifeLock’s Counsel

XVIII.	NONDISPARAGEMENT

119.Each of the Plaintiffs and Class Counsel agrees that he, she, and/or they will not disparage LifeLock or any of the Released Parties in any manner potentially harmful to them or their business, business reputation, or personal reputation related to the Released Claims. This agreement not to disparage includes, but is not limited to, publishing disparaging statements

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 53 of 289

(whether anonymously or for ascription) on the web, in blogs, in chat rooms, in emails, or in other electronic means of transmitting information.

XIX.	CONFIDENTIALITY

120.Plaintiffs and Class Counsel agree that the confidential information made available to them, including but not limited to attorneys’ eyes only information made available to Class Counsel, solely through the mediation and settlement process was made available, as agreed to, on the condition that neither Plaintiffs nor Class Counsel disclose it to third parties; that it not be the subject of public comment; that it not be used by Plaintiffs or Class Counsel in any way in the Action should Settlement not be achieved; and that it is to be returned or destroyed; provided, however, that nothing contained herein shall prohibit Plaintiffs from seeking such information through formal discovery or from referring to the existence of such information in connection with this Settlement and the Preliminary Approval and Final Approval of this Settlement.
121.Plaintiffs and Class Counsel agree that they will not make any statements or comments, written or oral, about this Settlement or Settlement Agreement to any person other than to Class Members in any way other than as provided in this Settlement Agreement, the Class Notice, on the Settlement Website, or as otherwise agreed upon by LifeLock in writing in each instance. Notwithstanding the terms of this provision, Class Counsel may display a link to the Settlement Website on their respective firms’ websites and reference this Settlement as evidence of Class Counsel’s professional qualifications in resumes, curriculum vitae, and motions for appointment as class counsel pursuant to Fed. R. Civ. P. 23 and similar state rules of procedure, but only to state that (i) it was a nationwide consumer class; (ii) the general

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 54 of 289

allegations involved in the action; and (iii) the general terms of the Settlement, including the Settlement Fund of Sixty-eight Million Dollars ($68,000,000.00).
122.Within one hundred and eighty (180) days after the Final Settlement Date (unless the time is extended by written agreement of the Parties), Class Counsel, any Plaintiffs’ Counsel, and any expert or other consultant employed by them in such capacity or any other individual with access to documents provided by LifeLock to Class Counsel, shall either: (i) return to LifeLock’s Counsel all such documents and materials (and all copies of which documents in whatever form made or maintained) informally produced by LifeLock in the Action and any and all handwritten notes summarizing, describing, or referring to such documents; or (ii) certify to LifeLock’s Counsel that all such documents and materials (and all copies of such documents in whatever form made or maintained) informally produced by LifeLock in the Action and any and all handwritten and/or electronically recorded notes summarizing, describing, or referring to such documents have been destroyed; provided, however, that this Section shall not apply to any documents made part of the record in connection with a Claim, nor to any documents made part of a Court filing, nor to Class Counsel’s work product. LifeLock’s Counsel agrees to hold all documents returned by Class Counsel and any expert or other consultant or any other individual employed by Class Counsel in such capacity with access to documents provided by LifeLock until two years after the Payment Date.

XX.	AGREEMENT TO COOPERATE

123.The Parties, their successors and assigns, and their counsel agree to use reasonable efforts with one another in seeking Court approval of this Settlement Agreement and to implement the terms of this Settlement and to use reasonable efforts to resolve any disputes

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 55 of 289

that may arise in the implementation of this Settlement Agreement, the Preliminary Approval Order, and/or the Final Approval Order.
124.The Parties, their successors and assigns, and their counsel further agree to cooperate in the Settlement administration process and implementation of the Settlement and to make all reasonable efforts to control and minimize the costs and expenses incurred in the administration and implementation of the Settlement.

XXI.	WARRANTIES

125.Class Counsel represents that: (1) they are authorized to enter into this Settlement Agreement on behalf of their respective law firms; and (2) they are seeking to protect the interests of the Class.
126.Plaintiffs represent and certify that: (1) they have agreed to serve as representatives of the Class; (2) they are willing, able, and ready to perform all of the duties and obligations of representatives of the Class; (3) they have read the operative Complaint or have had the contents of such pleadings described to them; (4) they are generally familiar with the results of the fact-finding undertaken by Class Counsel; (5) they have read this Settlement Agreement or have received a detailed description of it from Class Counsel and they have agreed to its terms; (6) they have consulted with Class Counsel about the Action and this Settlement Agreement and the obligations imposed on them as representatives of the Class; and (7) they shall remain and serve as representatives of the Class until the terms of the Settlement Agreement are effectuated, this Settlement Agreement is terminated in accordance with its terms, or the Court at any time determines that said Plaintiffs cannot represent the Class.
127.Plaintiffs each further warrant and represent that (s)he is the sole and lawful owner of all rights, title, and interest in and to all of their respective Released Claims and that

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 56 of 289

(s)he has not heretofore voluntarily, by operation of law or otherwise, sold, assigned, or transferred or purported to sell, assign, or transfer to any other person or entity any of the Released Claims or any part or portion thereof.
128.LifeLock represents and warrants that the individual executing this Settlement Agreement is authorized to enter into this Settlement Agreement on behalf of LifeLock.

XXII.	NO ADMISSIONS

129.This Settlement Agreement reflects, among other things, the compromise and settlement of disputed claims among the Parties hereto and neither this Settlement Agreement nor the releases given herein, nor any consideration therefor, nor any actions taken to carry out this Settlement Agreement are intended to be, nor may they be deemed or construed to be, an admission or concession of liability, or the validity of any claim or defense, or of any point of fact or law (including but not limited to matters respecting class certification) on the part of any of the Parties.
130.LifeLock expressly denies Plaintiffs’ allegations in the Action, the original Complaint, the FAC, and the SAC. Neither this Settlement Agreement, nor the fact of settlement, nor the settlement proceedings, nor settlement negotiations, nor any related document shall be used as an admission of any fault or omission by LifeLock or be offered or received in evidence as an admission, concession, presumption, or inference of any wrongdoing by LifeLock in any proceeding, other than such proceedings as may be necessary to consummate, interpret, or enforce this Settlement Agreement.
131.Nothing in this Settlement Agreement may be construed as, or may be used as an admission by Plaintiffs that any of their claims are without any merit. Plaintiffs expressly affirm that the allegations contained in the original complaint, the FAC, and the SAC were

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 57 of 289

made in good faith and have a basis in fact, but consider it desirable for the Action to be settled and dismissed because of the substantial benefits that the proposed Settlement will provide to Class Members.
132.The Parties expressly acknowledge and agree that this Settlement Agreement and its exhibits, along with all related drafts, motions, pleadings, conversations, negotiations, and correspondence, constitute an offer of compromise and a compromise within the meaning of Federal Rule of Evidence 408 and any equivalent rule of evidence in any state. In no event shall this Settlement Agreement, any of its provisions, or any negotiations, statements, or court proceedings relating to its provisions in any way be construed as, offered as, received as, used as, or deemed to be evidence of any kind in the Action, any other action, or in any judicial, administrative, regulatory, or other proceeding, except in a proceeding to enforce this Settlement Agreement or the rights of the Parties or their counsel. Without limiting the foregoing, neither this Settlement Agreement nor any related negotiations, statements, or court proceedings shall be construed as, offered as, received as, used as, or deemed to be evidence or an admission or concession of any liability or wrongdoing whatsoever on the part of any person or entity, including, but not limited to, the Released Parties, Plaintiffs, the Class, or the Settlement Class or as a waiver by the Released Parties, Plaintiffs, or the Class of any applicable privileges, claims, or defenses.
133.If this Settlement Agreement does not become effective or is cancelled, withdrawn, or terminated for any reason, it shall be deemed negotiation for settlement purposes only and will not be admissible in evidence or usable for any purpose whatsoever in the Action, any proceeding between the Parties, or in any action related to the Released Claims or

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 58 of 289

otherwise involving the Parties, the Federal Trade Commission, any State Attorney General, or any Released Party.
134.LifeLock’s execution of this Settlement Agreement shall not be construed to release-and LifeLock expressly does not intend to release-any claim LifeLock may have or make against any insurer for any cost or expense incurred in connection with this Settlement including, without limitation, for attorneys’ fees and costs.

XXIII.	GENERAL MATTERS AND RESERVATIONS

135.This Settlement Agreement, complete with its exhibits, sets forth the sole and entire agreement among the Parties with respect to its subject matter and it may not be altered, amended, or modified except by written instrument executed by Class Counsel and LifeLock’s Counsel. The Parties expressly acknowledge that no other agreements, arrangements, or understandings not expressed in this Settlement Agreement exist among or between them and that in deciding to enter into this Settlement Agreement, they are relying solely upon their own judgment and knowledge. This Settlement Agreement supersedes any prior agreements, understandings, or undertakings (written or oral) by and between the Parties regarding the subject matter of this Settlement Agreement.
136.This Settlement Agreement and any amendments thereto shall be governed by and interpreted according to the law of the State of Arizona, notwithstanding its conflict of laws provisions.
137.Any disagreement and/or action to enforce this Settlement Agreement shall be commenced and maintained only in the Court in which the Action is pending.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 59 of 289

138.Whenever this Settlement Agreement requires or contemplates that one of the Parties shall or may give notice to the other, notice shall be provided by email and next-day (excluding Saturdays, Sundays, and Legal Holidays) express delivery service as follows
139.

A.	If to LifeLock, then to:

Luanne Sacks
Sacks, Ricketts & Case LLP 177 Post Street, Suite 650 San Francisco, CA 94108 lsacks@srclaw.com

B.	If to Plaintiffs, then to:

Michael W. Sobol
Lieff, Cabraser, Heimann & Bernstein, LLP 275 Battery Street 29th Floor
San Francisco, CA 94111 msobol@lchb.com

139.All time periods set forth herein shall be computed in calendar days unless otherwise expressly provided. In computing any period of time prescribed or allowed by this Settlement Agreement or by order of the Court, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a Sunday, or a Legal Holiday (as defined in Fed. R. Civ. P. 6(a)(6)), or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the office of the clerk of the court inaccessible, in which event the period shall run until the end of the next day that is not one of the aforementioned days.
140.The Class, the Settlement Class, Plaintiffs, Class Counsel, LifeLock, or LifeLock’s Counsel shall not be deemed to be the drafter of this Settlement Agreement or of any particular provision, nor shall they argue that any particular provision should be construed

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 60 of 289

against its drafter or otherwise resort to the contra proferentem canon of construction. All Parties agree that this Settlement Agreement was drafted by counsel for the Parties during extensive arm 's length negotiations. No parol or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Parties or their counsel, or the circumstances under which this Settlement Agreement was made or executed.
141.In the event of a conflict between this Settlement Agreement and any other document prepared pursuant to the Settlement or in connection with the implementation of this Settlement Agreement, the terms of this Settlement Agreement supersede and control.
142.The waiver by one party of any breach of this Settlement Agreement by another party shall not be deemed a waiver of any prior or subsequent breach of this Settlement Agreement.
143.If one party to this Settlement Agreement considers another party to be in breach of its obligations under this Settlement Agreement, that party must provide the breaching party with written notice of the alleged breach and provide a reasonable opportunity to cure the breach before taking any action to enforce any rights under this Settlement Agreement.
144.This Settlement Agreement may be signed with a facsimile signature or .pdf scanned signature and in counterparts, each of which shall constitute a duplicate original. This Settlement Agreement is not effective until all Parties have executed a counterpart of this Settlement Agreement.

Agreed to on the date indicated below.

DATED:    10/28/15                /s/ Napoleon Ebarle

Napoleon Ebarle

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 61 of 289

DATED:    10/28/15         /s/ Jeanne Stamm
Jeanne Stamm

DATED:
Brian Litton

DATED:
Renier Jerome Ebarle

DATED:             LIFELOCK, INC.

By
Its Chief Legal Strategist

48

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 62 of 289

DATED:
Jeanne Stamm

DATED:    10/28/15         /s/ Brian Litton
Brian Litton

DATED:
Renier Jerome Ebarle

DATED:             LIFELOCK, INC.

By
Its Chief Legal Strategist

48

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 63 of 289

DATED:
Jeanne Stamm

DATED:
Brian Litton

DATED:     Oct 28, 2015          /s/ Reiner Ebarle
Renier Jerome Ebarle

DATED:             LIFELOCK, INC.

By
Its Chief Legal Strategist

48

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 64 of 289

DATED:
Brian Litton

DATED:
Renier Jerome Ebarle

DATED:     11/3/2015         LIFELOCK, INC.

By /s/ Clarissa Cerda
Its Chief Legal Strategist

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 65 of 289

Exhibit List

Exhibit 1: Claim Form

Exhibit 2: [Proposed] Final Approval Order
Exhibit 3: [Proposed] Final Judgment
Exhibit 4: Long Form Class Notice
Exhibit 5: [Proposed] Preliminary Approval Order
Exhibit 6: Summary Notice
Exhibit 7: Second Amended Complaint
Exhibit 8: General Release - Ebarle
Exhibit 9: General Release - Stamm
Exhibit 10: General Release - Litton
Exhibit 11: General Release - R. Ebarle

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 66 of 289

EXHIBIT 1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 67 of 289

MUST BE                Ebarle v Lifelock, Inc.                         LL2
POSTMARKED ON                 c/o GCG
OR BEFORE                  P.O. Box 10248
XXXXX XX, 2015            Dublin, OH 43017-5748
Toll-Free: 1 (855) 907-3140         Control No: 1234567890
Claim No: LL2011111111

LL21234567890

Jane Claimant
123 4TH AVE
APT 5
SEATTLE, WA, 67890

CLAIM FORM

TO RECEIVE BENEFITS FROM THIS SETTLEMENT, YOU MUST PROVIDE THE INFORMATION BELOW AND YOU MUST SIGN THIS CLAIM FORM.

YOUR CLAIM FORM MUST BE POSTMARKED BY .

CLAIMANT INFORMATION:
Name (First, Middle, Last):
bbbbbbbbbbbbbbbbbbbbbbbbbbbb
Mailing Address:
bbbbbbbbbbbbbbbbbbbbbbbbbbbb bbbbbbbbbbbbbbbbbbbbbbbbbbbb
City:                            State:    ZIP:
bbbbbbbbbbbbbbbbbbb bb bb
Email (optional):
bbbbbbbbbbbbbbbbbbbbbbbbbbbb
I certify that the foregoing is true and correct:
Signature:

Name (please print):
bbbbbbbbbbbbbbbbbbbbbbbbbbbb
Email (optional):

Date:
ww / ww / wwww

To view GCG's Privacy Notice, please visit http://www.gcginc.com/pages/privacy-policy.php

QUESTIONS? VISIT WWW.EBARLECLASSSETTLEMENT.COM OR CALL TOLL-FREE 1 (855) 907-3140

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 68 of 289

EXHIBIT 2

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 69 of 289

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

NAPOLEON EBARLE, JEANNE                     Case No. 3:15-cv-258-HSG
STAMM, BRIAN LITTON, and REINER                 [PROPOSED] ORDER GRANTING FINAL
JEROME EBARLE on behalf of                     APPROVAL OF CLASS SETTLEMENT
themselves and all other similarly situated,

Plaintiffs,                     Date:
Time:
v.                                 Location: Courtroom 15, 18th Floor
Judge: Hon. Haywood S. Gilliam
LIFELOCK, INC.,

Defendant.

[PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 70 of 289

This matter came before the Court for hearing pursuant to the Court’s Preliminary Approval Order dated ________, 2015 (Docket No. __), and on the motion for final approval of the Class Settlement Agreement, dated _____ __, 2015 (the “Settlement”), entered into by the Parties to settle and finally resolve the above captioned class action law suit (the “Action” or the “Class Action Lawsuit”), as well as Class Counsel’s motion for an award of attorneys’ fees and costs and for service awards for the Plaintiffs. Due and adequate notice having been given to the Class of the proposed Settlement and the pending motions, as required by the Preliminary Approval Order, and upon consideration of all papers filed and proceedings had herein, IT IS HEREBY ORDERED, ADJUDGED AND DECREED:
1. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Settlement.
2. The Court has jurisdiction over this matter pursuant to 28 U.S.C. § 1332, and has personal jurisdiction over the Parties. Venue is proper in this District.
3. The “Class” for purposes of this Order, shall mean:
All members of a LifeLock identity theft protection plan in the United States at any time between September 1, 2014 and the date of the Preliminary Approval Order.
In addition, the Subclass, which is part of the Class, is defined as follows:
All individuals who enrolled in a LifeLock identity theft protection plan in the United States at any time between January 1, 2012, and April 30, 2015.
4. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court hereby certifies for settlement purposes only the Class and Subclass, which it previously provisionally certified. The Court further certifies for settlement purposes only the Settlement Class, which is defined as (and comprised of) all Class Members except those individuals, identified on Exhibit 1 hereto, who excluded themselves by submitting a timely request for exclusion in accordance with the requirements set forth in the Settlement and Notice. Also excluded from the Class are Defendant, any parent, subsidiary, affiliate, or controlled person of Defendant, as well as the officers, directors, agents, servants or employees of Defendant and the immediate family

- 1 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 71 of 289

members of any such person. Also excluded is any judge who may preside over this cause of action.
5. The Court finds that the notice provisions set forth under the Class Action Fairness Act, 28 U.S.C. § 1715, were complied with in this Action.
6. The Court finds that the program for disseminating notice to the Class provided for in the Settlement, and previously approved and directed by the Court (the “Notice Program”), has been implemented by the Settlement Administrator and the Parties, and that such Notice Program, including the approved forms of notice, constitutes the best notice practicable under the circumstances and fully satisfied due process, the requirements of Rule 23 of the Federal Rules of Civil Procedure and all other applicable laws.
7. The Court reaffirms that this Action is properly maintained as a class action, for settlement purposes only, pursuant to Federal Rule of Civil Procedure 23(a), 23(b)(3), and 23(e), and that Class Counsel and the Plaintiffs, as class representatives, fairly and adequately represent the interests of the Class. In support of its conclusion that this action is properly maintained as a class action, for settlement purposes, the Court finds as follows:
(a) the Settlement Class members are so numerous that joinder of all members is impracticable;
(b) there are questions of law and fact common to the Settlement Class members, and these questions predominate over any questions affecting individual Settlement Class members;
(c) the named Class Representatives’ claims are typical of the claims of the Settlement Class members;
(d) the named Class Representatives and Class Counsel have adequately represented and will continue to adequately represent and protect the interests of the Settlement Class;
(e) class-wide treatment of the disputes raised in this action is superior to other available methods for adjudicating the controversy before this Court; and
(f) manageability issues do not prevent certification for settlement purposes because there will be no trial.

- 2 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 72 of 289

8. The Court hereby finds there were very few timely written objections and requests for exclusion from the Settlement. The small number of opt-outs and objections indicates that the vast majority of the Settlement Class Members found the Settlement to be fair and reasonable. Furthermore, the Parties demonstrated that any and all objections to the Settlement are without merit and are hereby overruled.
9. The Court further finds that a full and fair opportunity has been afforded to the Class Members to opt out, to object and to participate in the hearing convened to determine whether the Settlement should be given final approval. Accordingly, the Court hereby determines that all members of the Settlement Class are bound by this Final Approval Order.
10. The Court finds that the Settlement, including the exhibits thereto, is fair, reasonable and adequate to the Settlement Class Members, is in the best interests of the Settlement Class Members, has been entered into in good faith and should be and hereby is fully and finally approved pursuant to Federal Rule of Civil Procedure 23. The Settlement represents a fair resolution of all claims asserted on behalf of Plaintiffs, as Class Representatives, and the Settlement Class Members in this Action, and fully and finally resolves all such claims. LifeLock and each Settlement Class Member shall be bound by the Settlement, including the Release set forth in Section XII of the Settlement, and by this Order and the Final Judgment entered in connection with this Order.
11. After considering (1) the strength of the plaintiffs’ case; (2) the risk, expense, complexity, and likely duration of further litigation; (3) the risk of maintaining class action status throughout the trial; (4) the amount offered in settlement; (5) the extent of discovery completed and the stage of the proceedings; (6) the experience and views of counsel; (7) the presence of a governmental participant; and (8) the reaction of the class members to the proposed settlement, the Court hereby finds that the Settlement is in all respects fair, reasonable, and adequate and in the best interests of the Settlement Class. In addition, the Court finds that there was no collusion in connection with the Settlement, that the Settlement was the product of informed and arm’s-length negotiations among competent counsel, and that the record is sufficiently developed to have enabled the Class Representatives and LifeLock to adequately evaluate and consider their respective positions. Accordingly, the Court hereby finally and unconditionally approves the

- 3 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 73 of 289

Settlement.
12. Class Counsel are hereby awarded attorneys’ fees in the amount of $__________, and reimbursement of their out-of-pocket litigation costs in the amount of $___________. LifeLock shall pay such amounts to Class Counsel pursuant to the terms of the Settlement, separate from and in addition to the Settlement Fund, which may be used solely to provide compensation to Valid Claimants and Settlement Subclass Members. The Court finds these amounts to be fair and reasonable and fairly compensates Class Counsel for their contributions to the prosecution of this Action and the Settlement.
13. The Court hereby awards service awards in the amount of $2,000 each, to each of the Plaintiffs as Class Representatives, to compensate them for their commitments and efforts on behalf of the Class in this Action. LifeLock shall pay such amounts to Plaintiffs, pursuant to the terms of the Settlement Agreement, separate from and in addition to the Settlement Fund, which may be used solely to provide compensation to Valid Claimants and Settlement Subclass Members.
14. The Parties are to bear their own costs, except as awarded by this Court in this Final Order.
15. In its Preliminary Approval Order [Dkt. ____], the Court appointed and designated The Garden City Group, Inc. to act as the Settlement Administrator. The Garden City Group, Inc. shall continue to act as the Settlement Administrator to perform those duties and responsibilities that remain under the Settlement and this Final Order.
16. The Parties and Settlement Administrator are hereby directed to implement this Final Order and the Settlement in accordance with the terms and provisions thereof, including the processing and payment of Claims.
17. As of the Final Settlement Date, the Releasing Parties shall be deemed to have, and by operation of this Order and the Final Judgment entered in connection with this Order shall have, fully and irrevocably released and forever discharged the Released Parties from all Released Claims, as more fully set forth in Section XII of the Settlement including that the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, acquitted, and discharged the Released Parties from, and shall not now or hereafter institute,

- 4 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 74 of 289

maintain, or assert on their own behalf, or on behalf of any other person or entity, any and all manner of claims, actions, causes of action, suits, rights, debts, sums of money, payments, obligations, reckonings, contracts, agreements, executions, promises, damages, liens, judgments, and demands of whatever kind, type, or nature whatsoever, both at law and in equity, whether past, present, mature or not yet mature, known or unknown, suspected or unsuspected, contingent or non-contingent, whether based on federal, state, or local law, statute, ordinance, regulation, code, contract, common law, or any other source, or any claim that Plaintiffs or Settlement Class Members ever had, now have, may have, or hereafter can, shall, or may ever have against the Released Parties that were or reasonably could have been alleged in the Action or in any other court, tribunal, arbitration panel, commission, agency, or before any governmental and/or administrative body, or any other adjudicatory body, on the basis of, connected with, arising from, or relating to the subject matter or allegations of the Action, including, without limitation, any such claims: (1) alleged in the Action; (2) for rescission, restitution, or unjust enrichment for all damages of any kind related in any way to their enrollment or re-enrollment in or renewal of a LifeLock identity theft protection plan; (3) for violations of any state’s deceptive, unlawful, and/or unfair business and/or trade practices, false, misleading, or fraudulent advertising, consumer fraud, and/or consumer protection statutes; (4) for failure to make any consumer disclosures required under any state or federal law or statute; (5) for engaging in unfair or deceptive acts or practices in or affecting commerce; or (6) for damages, costs, expenses, extra-contractual damages, compensatory damages, exemplary damages, special damages, consumer redress, penalties, punitive damages, and/or damage multipliers, disgorgement, declaratory relief, equitable relief, injunctive relief, expenses, interest, and/or attorneys’ fees and costs.
18. As of the Final Settlement Date, Plaintiffs and, by operation of law, each Settlement Class Member shall further be deemed to have waived and released any and all provisions, rights and benefits conferred by Section 1542 of the California Civil Code or similar laws of any other state or jurisdiction.
19. The Court orders that, upon the Final Settlement Date, the Settlement shall be the exclusive remedy for any and all Released Claims of the Releasing Parties.

- 5 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 75 of 289

20. The Court hereby dismisses this Action with prejudice, and without fees or costs except as provided in the Settlement and this Order. Plaintiffs and all Settlement Class Members are hereby permanently barred and enjoined from commencing, pursuing, maintaining, enforcing or prosecuting, either directly or indirectly, any Released Claims in any judicial, administrative, arbitral or other forum, against any of the Released Parties, provided that this injunction shall not apply to the claims of any Class Members who have timely and validly requested to be excluded from the Class. This permanent bar and injunction is necessary to protect and effectuate the Settlement, this Order and this Court’s authority to effectuate the Settlement, and is ordered in aid of this Court’s jurisdiction and to protect its judgments.
21. The Released Parties may file this Final Order in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
22. Nothing in this Order or in the Final Judgment entered in connection with this Order shall preclude any action to enforce the terms of the Settlement.
23. Without affecting the finality of this Order in any way, the Court hereby retains continuing jurisdiction over: (a) all matters relating to the modification, interpretation, administration, implementation, effectuation and enforcement of the Settlement; (b) further proceedings, if necessary, on Class Counsel’s Fee Application and/or the request for service awards for Plaintiffs; and (c) the Parties, Class Counsel and Settlement Class Members for the purpose of administering, supervising, construing and enforcing this Order and the Settlement in accordance with its terms.
24. Neither this Order, the Final Judgment entered in connection with this Order, nor the Settlement (nor any other document referred to herein, nor any action taken to carry out this Order or the accompanying Final Judgment) shall be construed as or used as an admission or concession by or against LifeLock or Released Parties of the validity of any claim or defense or any actual or potential fault, wrongdoing, or liability whatsoever. The Settlement and this resulting Final Order simply represent a compromise of disputed allegations.
25. Without further order of the Court, the Parties may agree to reasonably necessary

- 6 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 76 of 289

extensions of time to carry out any of the provisions of the Settlement and to make other nonmaterial modifications, in implementing the Settlement, that are not inconsistent with this Order.
26. The Clerk shall enter Final Judgment, consistent with this Order, forthwith.
27. Class Counsel shall serve a copy of this Final Order on all named parties or their counsel and the Settlement Administrator immediately upon receipt and the Settlement Administrator shall post a copy of this Final Order on the Settlement Website immediately upon receipt.

IT IS SO ORDERED.
Dated: ____________________     __________________________________
HAYWOOD S. GILLIAM JR.
United States District Judge

- 7 - [PROPOSED] ORDER GRANTING FINAL APPROVAL
1275525.3 OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 77 of 289

EXHIBIT 3

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 78 of 289

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

NAPOLEON EBARLE, JEANNE                     Case No. 3:15-cv-258-HSG
STAMM, BRIAN LITTON, and REINER                 [PROPOSED] FINAL JUDGMENT
JEROME EBARLE on behalf of
themselves and all other similarly situated,

Plaintiffs,

v.

LIFELOCK, INC.,

Defendant.

Judgment is hereby entered consistent with the Court’s Order Granting Final Approval to Class Settlement dated __________, 20__. This document constitutes a judgment and a separate document for purposes of Federal Rule of Civil Procedure 58(a).

JUDGMENT APPROVED AS TO FORM BY:

Dated: ____________________                     __________________________________
HAYWOOD S. GILLIAM
United States District Judge

- 1 - [PROPOSED] FINAL SETTLEMENT
1275526.2 CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 79 of 289

JUDGMENT ENTERED: ______________, 201_
By: CLERK OF THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF CALIFORNIA

- 2 - [PROPOSED] FINAL SETTLEMENT
1275526.2 CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 80 of 289

EXHIBIT 4

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 81 of 289

If you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010 and [preliminary approval], you are eligible for a cash payment from a class action settlement.
A federal court authorized this notice. This isn’t a solicitation from a lawyer and you aren’t being sued.

•
A proposed settlement has been reached in a class action lawsuit that challenges representations LifeLock made regarding its identity theft protection plans and information security programs. LifeLock denies the allegations or that it did anything wrong. The court has not decided who is right in the lawsuit.

•
If you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010, and [Preliminary Approval Date], such that you could have asserted a claim arising from the types of violations alleged in the lawsuit, you are a Class Member and are eligible to submit a claim to receive a cash payment. If you enrolled in a LifeLock identity theft protection plan between January 1, 2012, and April 30, 2015, you are also a Subclass Member.

•
As a result of the settlement, LifeLock has agreed to pay $68 million to a settlement fund. All Class Members will be able to file claims for cash payments of up to $20. Subclass Members who do not exclude themselves from the settlement will receive automatic payments under the settlement, but will also receive an additional payment if they submit a valid claim.

•	Your legal rights are affected whether you act or do not act. Read this notice and the information on this Settlement Website carefully.

Summary of Your Options and Legal Rights in this Settlement
Submit a Claim
If you are a Class Member, you can submit a Claim Form online at www.EbarleClassSettlement.com, or mail the Claim Form found at www. EbarleClassSettlement.com to the address provided below. The deadline to submit a Claim Form is [DATE]. See Question 10 below for more details.

Automatic Payment to Subclass Members
If you are a Subclass Member, and do not exclude yourself from the settlement, you will automatically receive a cash payment if the settlement is approved. This automatic cash payment will be in addition to the amount you will receive if you submit a Claim Form. See Question 9 below for more details.

Exclude Yourself from the Settlement
You won’t receive a cash payment from the settlement. This is the only option that allows you to retain your right to bring another lawsuit against LifeLock about the claims in this lawsuit. The postmark deadline to exclude yourself is [DATE]. See Question 16 below for more details.

Do Nothing
If the settlement is approved and you do nothing, you will be bound by the settlement terms and judgment and will not be able to later sue LifeLock about the claims in this lawsuit. If you are a Subclass Member and do nothing, you will still receive an automatic cash payment. If you are not a Subclass Member and do nothing, you will not receive a cash payment. See Question 20 below for more details.

Object to the Settlement
Write to the Court if you don’t like the settlement. You may object to the settlement and also submit a claim for a payment under the settlement. The postmark deadline to send an objection is [DATE]. See Question 18 below for more details.

Attend the Hearing
The Court has set a hearing on [DATE] regarding the fairness of the settlement. You may appear at the hearing, but you don’t have to. You may hire your own attorney to appear for you. See Questions 23-25 below for more details.

•	These rights and options, and the deadlines to exercise them, are explained in this notice.

•
The Court will decide whether to approve the settlement. Proposed payments to Class Members and Subclass Members who do not exclude themselves from the settlement will be made if the Court approves the settlement. Please be patient and check back to this website to find out when the cash payments may be available.

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 82 of 289

     What This Notice Contains

Basic iNformatioN .....................................................................................................................................Page    3
1. Why is there a notice? ....................................................................................................................Page 3
2. What is the lawsuit about?...............................................................................................................Page 3
3. How does LifeLock respond to the allegations? ............................................................................Page 3
4. Has the Court decided who is right? ..............................................................................................Page 3
5. Why is this a class action?...............................................................................................................Page 3
6. Why is there a settlement?...............................................................................................................Page 3

Who is iN the settlemeNt?..............................................................................................................................Page    4
7. Who is included in the settlement?..................................................................................................Page 4

the settlemeNt’s BeNefits ............................................................................................................................Page    4
8. What benefits does the settlement provide? ...................................................................................Page 4
9. How do I get a cash payment?.........................................................................................................Page 4
10. How do I submit a Claim Form and what is the deadline? ..........................................................Page 4
11. What happens after a Claim Form is submitted?..........................................................................Page 5
12. How will payment amounts be calculated? ..................................................................................Page 5
13. Can I file more than one claim?....................................................................................................Page 5
14. When will I receive a cash payment? ...........................................................................................Page 5
15. What am I giving up if I do not exclude myself from the Settlement? ........................................Page 5

excludiNg Yourself from the ProPosed settlemeNt................................................................................................Page    5
16. How do I exclude myself from the Class? ...................................................................................Page 5
17. If I don’t exclude myself, can I sue LifeLock for the same thing later? ......................................Page    6

oBjectiNg to the ProPosed settlemeNt..............................................................................................................Page    6
18. How do I tell the Court if I don’t like the settlement?..................................................................Page 6
19. What’s the difference between objecting to the settlement and excluding myself from the Class?..........Page    7

if You do NothiNg ....................................................................................................................................Page    7
20. What happens if I do nothing at all?.................................................................................................Page 7

the laWYers rePreseNtiNg You ......................................................................................................................Page    7
21. Do I have a lawyer representing me in the lawsuit?......................................................................Page 7
22. How will the Class Counsel be paid? ...........................................................................................Page 7

the court’s fairNess heariNg ..........................................................................................................................Page    7
23. When and where will the Court decide whether to approve the settlement? ..................................Page 8
24. Do I have to attend the hearing?......................................................................................................Page 8
25. May I speak at the hearing?.........................................................................................................Page 8

gettiNg more iNformatioN......................................................................................................................Page    8
26. How do I get more information? ........................................................................................................Page 8

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
2

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 83 of 289

Basic iNformatioN

1.Why Is There A Notice?
A Court authorized this notice because you have a right to know about the proposed settlement of this class action lawsuit and about all of your options before the Court decides whether to give final approval to the settlement. This Settlement Website provides notice of and explains the lawsuit, the proposed settlement, your legal rights, what settlement benefits are available, who is eligible for them, and how to get them. If the Court approves the proposed settlement, cash payments will be made consistent with the settlement terms and the Court’s orders. You will be informed of the progress of the settlement on this Settlement Website
The United States District Court for the Northern District of California is overseeing this lawsuit. The case is Ebarle et al. v. LifeLock, Inc., Case No. 3:15-CV-258-HSG (the “Lawsuit”).
The consumers who filed the Lawsuit are called Plaintiffs and Class Representatives and the company they sued, LifeLock, Inc. (“LifeLock”), is called the Defendant.

2.     What is the Lawsuit About?
The Lawsuit claims that LifeLock made misrepresentations which generally fall into four categories: (1) LifeLock’s promise to provide “comprehensive” services in detecting fraud; (2) Lifelock’s promise to provide timely and continuous alerts of potential fraud twenty four hours a day, seven days a week, three hundred sixty five days a year; (3) Lifelock’s promise regarding its information security program; and (4) LifeLock’s promise to provide a “$1 Million Total Service Guarantee,” which the Class Representatives allege purports to promise insurance in an amount up to $1,000,000 against identity theft. The Second Amended Complaint filed in the Lawsuit, which is available at www.EbarleClassSettlement.com, contains all of the allegations and claims asserted against LifeLock.
The Federal Trade Commission (“FTC”) has made similar allegations against LifeLock in a contempt proceeding related to a February 23, 2010, Consent Decree, which LifeLock agreed to enter (“FTC Contempt Action”). The FTC Contempt Action is currently pending in the Arizona District Court for the District of Arizona, in a matter entitled Federal Trade Commission v. LifeLock, Inc., Case No. 2:10-cv-00530-JJT.

3.     How Does LifeLock Respond to the Allegations?
LifeLock expressly denies that it did anything wrong and does not admit or concede any actual or potential fault, wrongdoing, or liability in connection with any facts or claims that have been alleged against it in the Lawsuit.

4.     Has the Court Decided who is Right?
No. The Court hasn’t decided which of the parties, Plaintiffs or LifeLock, is right.

5.     Why is this a Class Action?
In a class action, one or more people, called “Class Representatives,” (in this case, Napolean Ebarle, Jeanne Stamm, Brian Litton, and Renier Jerome Ebarle) sue on behalf of people who have similar claims. All of the people who have claims similar to the Class Representatives are members of the “Class” or “Class Members”.

6.     Why is there a Settlement?
The Court hasn’t decided in favor of either Plaintiffs or LifeLock. Instead, both sides agreed to the settlement. By agreeing to the settlement, the parties avoid the costs and uncertainty of a trial, and Class Members receive the benefits described in

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
3

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 84 of 289

this notice. The Class Representatives and the attorneys appointed to represent the class (called “Class Counsel”) believe that the settlement is in the best interest of all Class Members.

Who is iN the settlemeNt?

7.     Who is Included in the Settlement?
You are a “Class Member” if you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010 and [the date of the Preliminary Approval Order] and could have asserted a claim arising from the types of violations alleged in the lawsuit. You are also a “Subclass Member” if you enrolled in a LifeLock identity theft protection plan between January 1, 2012 and April 30, 2015.
LifeLock is excluded from the Class as well as any parent, subsidiary, affiliate, or controlled person of LifeLock, as well as the officers, directors, agents, servants or employees of LifeLock and the immediate family members of any such persons. Also excluded is any judge who may preside over the Lawsuit.
IFYOUWEREAMEMBEROFALIFELOCKIDENTITYTHEFTPROTECTIONPLANBETWEENSEPTEMBER 1, 2010 AND [PRELIMINARY APPROVAL ORDER DATE] BUT ARE UNSURE WHAT BENEFITS YOU ARE ELIGIBLE TO RECEIVE, WHETHER YOU ARE A SUBCLASS MEMBER OR WHAT YOUR OPTIONS ARE, YOU MAY CONTACT THE SETTLEMENT ADMINISTRATOR, AT 1 (855) 907-3140 OR CAN REVIEW THE SETTLEMENT DOCUMENTS ON THIS SETTLEMENT WEBSITE.

8.     What Benefits does the Settlement Provide ?
Approximately 6.8 Million Class Members are eligible for a cash payment. The settlement agreement is available at www. EbarleClassSettlement.com. If the proposed settlement is approved and becomes final, LifeLock has agreed to pay $68 million to a settlement fund. You are eligible for a cash payment from the settlement fund, if you’re a Class Member. See Question 7 to determine if you’re a Class Member. The $68 million settlement fund will be used to only to provide cash payments to Class Members.
For details about how to receive a cash payment and about how payments will be determined, see Questions 9-12 below.

9.     How do I get a cash payment?
All Class Members may submit a Claim Form at www.EbarleClassSettlement.com. Subclass Members who do not exclude themselves from the settlement will automatically receive a cash payment, regardless of whether they submit a Claim Form, but Subclass Members will receive an additional payment under the settlement if they submit a valid claim. If you are unsure about what benefits you may be eligible to receive, whether you are Class and/or Subclass Member, or what your options are, you may contact the Settlement Administrator, at 1 (855) 907-3140 or can review the settlement documents on this Settlement Website.
See Question 10 below, for instructions on how to submit a Claim Form.

10.     How do I submit a Claim Form and what is the Deadline?
You have two options for submitting a Claim Form:

•	Online: You can submit a Claim Form online at www.EbarleClassSettlement.com using your Claim ID.

•
By mail: You can print and fill out the Claim Form that is available at www.EbarleClassSettlement.com or request that the Settlement Administrator mail you a Claim Form, and then mail your completed Claim Form (with postage) to:

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
4

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 85 of 289

Ebarle v. LifeLock, Inc. Settlement c/o GCG
PO Box 10248
Dublin, OH 43017-5748
You must follow the instructions and provide all of the required information on the Claim Form.
Online Claim Forms must be submitted by [DATE]. Claim Forms submitted by mail must be postmarked by [DATE].
If you fail to submit online or postmark a Claim Form by [DATE], your claim will be rejected.

11.     What happens after a Claim Form is submitted?
The Settlement Administrator supervising the cash payments will use LifeLock’s records and the information you provide on your Claim Form to calculate the amount of your cash payment consistent with the terms of the Settlement Agreement. If the Settlement Administrator needs more information, it may contact you directly.

12.     How will payment amounts be calculated?
Payment amounts will depend on two things: how many people file valid claims, and the date you enrolled in a LifeLock identity theft protection plan.
The Settlement Administrator will use LifeLock’s records and the information you provide on your Claim Form to determine this information.

13.     Can I file more than one claim?
If you were enrolled in a LifeLock identity theft protection plan between September 1, 2010, and [Preliminary Approval Date], you are entitled to submit one Claim Form.

14.     When will I receive a cash payment?
The Court will hold a Fairness Hearing on [date], 2016, to decide whether to approve the proposed settlement. If the Court approves the proposed settlement, the cash payments will be made approximately twenty one (21) days thereafter. This Settlement Website will be updated with current settlement information including if final approval is entered and the date on which cash payments will be made. Please be patient.

15.     What am I giving up if I do not exclude myself from the Settlement?
If you don’t exclude yourself from the proposed settlement by following the process explained in Question 16, you will release (i.e., give up) all of the claims described in the Settlement Agreement, which is available at www.EbarleClassSettlement. com. That means that you will not be able to sue, continue to sue or be part of any other lawsuit against LifeLock about the Released Claims. It also means that all of the decisions by the Court will apply to you.
excludiNg Yourself from the ProPosed settlemeNt
If you want to keep the right to sue LifeLock on your own about the issues in this Lawsuit, then you must take steps to exclude yourself from the proposed settlement. This is sometimes referred to as excluding yourself from or opting out of the settlement. If you exclude yourself, you are no longer part of the settlement and you won’t get a cash payment.

16.     How do I exclude myself from the proposed settlement?
If you don’t want to be part of the proposed settlement, you may exclude yourself by email or by writing to the Settlement

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
5

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 86 of 289

Administrator. Your request must include the following:

•	Your full name and address;

•	If applicable, the name and address of any person claiming to be legally entitled to submit an exclusion request on your behalf and the basis for such legal entitlement; and

•	A statement that you want to be excluded from the class.
You must email or mail your exclusion request, postmarked or emailed by [DATE], to:
Ebarle v. LifeLock, Inc. Settlement c/o GCG
PO Box 10248
Dublin, OH 43017-5748
info@EbarleClassSettlement.com
You cannot exclude yourself from the proposed settlement by phone. A sample request for exclusion letter is available at www.EbarleClassSettlement.com.

17.     If I don't exclude myself, can I sue LifeLock for the same thing later?
No. Unless you exclude yourself, you give up the right to sue LifeLock about the issues in the Lawsuit.

oBjectiNg to the ProPosed settlemeNt
You can tell the Court that you don’t agree with the settlement or some part of it, Class Counsel’s request for attorneys’ fees and expenses and/or the request for service awards for each of the Class Representatives. This is called objecting to the settlement.

18.     How do I tell the Court if I don't like the Settlement?
If you are a Class Member and don’t exclude yourself, you can object to any part of the settlement, the settlement as a whole, Class Counsel’s request for attorneys’ fees and expenses, and/or the request for service awards for each of the Class Representatives. Any objection must be made in writing and include the following information:

•	The name of this case, which is Ebarle et al. v. LifeLock, Inc., Case No. 3:15-CV-258-HSG;

•	Your full name, address and telephone number;

•	If applicable, the name and address of any person claiming to be legally entitled to object on your behalf and the basis of such legal entitlement;

•	All grounds for your objection;

•	Whether you are represented by counsel, and if so the identity of such counsel;

•	Your signature (an attorney’s signature is not sufficient).
To be considered, your objection must be mailed to the Settlement Administrator: Ebarle v. LifeLock, Inc. Settlement, c/o GCG, PO Box 10248 Dublin, OH 43017-5748, postmarked no later than [DATE].
If you don’t send a timely or complete objection, you will waive all objections to the settlement, and won’t be allowed to object to the settlement at the Fairness Hearing or otherwise.
Even if you object to the settlement you will be eligible for cash payments as set forth above in Questions 8-14; however,

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
6

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 87 of 289

you will be bound by all terms of the proposed settlement if it is finally approved by the Court.

19.     What's the difference between objecting to the Settlement and Excluding myself from the Settlement?
You object to the settlement when you wish to remain a Class Member and be subject to the settlement, but disagree with some aspect of the settlement. An objection allows your views to be heard in Court.
In contrast, excluding yourself from the proposed settlement means that you are no longer part of the proposed settlement and don’t want the settlement to apply to you even if the Court finally approves it. Once excluded from the proposed settlement, you lose any right to receive a cash payment from the settlement or to object to any aspect of the settlement because the case no longer affects you.
if You do NothiNg

20.     What happens if I do nothing at all?
If you do nothing and the Court grants final approval of the proposed settlement, you will be included in the settlement and be bound by the release of claims in this settlement and will be giving up your rights to be part of any other lawsuit or make any other claim against LifeLock about the issues raised in the Lawsuit as described in Question 15. The Settlement Agreement, available at www.EbarleClassSettlement.com, describes all of the claims you will release (give up). If you do nothing and are a Subclass Member, you will automatically receive a cash payment. If you are not Subclass Member and do nothing, you will not receive a cash payment.
the laWYers rePreseNtiNg You

21.     Do I have a lawyer representing me in the lawsuit?
Yes. The Court has appointed lawyers to represent the Class Members in the Lawsuit. They are called “Class Counsel.” You won’t be charged for these lawyers. If you want to be represented by your own lawyer, you may hire one at your own expense. The lawyers appointed as Class Counsel are:

Michael W. Sobol                        Randy Pulliam
Lieff Cabraser Heimann & Bernstein, LLP                 Carney Bates & Pulliam, PLLC
275 Battery Street, 29th Floor                     2800 Cantrell, Suite 510
San Francisco, California 94111                 Little Rock, AR 72202

22.     How will the class counsel be paid?
Class Counsel intends to ask the Court to award attorneys’ fees and expenses of up to $10,200,000. LifeLock has agreed not to object to any request by Class Counsel provided it does not exceed $10,200,000 in total for attorneys’ fees and expenses.
Class Counsel will also ask the Court to award a $2,000 service award to each of the four (4) Class Representatives, to compensate them for their commitment and efforts on behalf of the Class Members in the Lawsuit. LifeLock has agreed not to object to any service award request provided it does not exceed $2,000 for each of the four (4) Class Representatives.
Class Counsel’s application for attorneys’ fees, expenses, and class representative service awards will be available at www. EbarleClassSettlement.com once filed.
The Court will determine the amount of attorneys’ fees, expenses, and service awards to award. Any attorneys’ fees, expenses, and service awards awarded by the Court will be paid by LifeLock and will not come out of the $68 million settlement fund.
the court’s fairNess heariNg
Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
7

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 88 of 289

The Court will hold a hearing (the “Fairness Hearing”) to decide whether to approve the proposed settlement and the request for Class Counsel’s attorneys’ fees, expenses and the Class Representatives’ service awards. You may attend and you may ask to speak, but you don’t have to.

23.     When and where will the Court decide whether to approve the settlement?
The Court will hold the Fairness Hearing at : a.m./p.m. on     , 201_, at the United States District Court for the Northern District of California, 450 Golden Gate Ave, 18th Floor, Courtroom 15, San Francisco, CA 94102. The hearing may be moved to a different date or time without notice, so check for updates on this website. At this hearing, the Court will consider whether the proposed settlement is fair, reasonable and adequate. The Court will also consider Class Counsel’s application for attorneys’ fees and expenses and for service awards for the Class Representatives. If there are objections, the Court will consider them at the hearing. After the hearing, the Court will decide whether to approve the settlement. We don’t know how long the decision will take.

24.     Do I have to attend the hearing?
No. You don’t have to attend the Fairness Hearing. Class Counsel will answer any questions the Court may have. If you or your personal attorney would like to attend the Fairness Hearing, you are welcome to do so at your expense. If you send a written objection, you don’t have to come to Court to talk about it. As long as you submit your written objection by [date], to the proper address, and it complies with the requirements set forth above, the Court will consider it.

25.     May I speak at the hearing?
You may ask the Court for permission to speak at the Fairness Hearing. If you intend to speak at the Fairness Hearing, you may, but you are not required to, file with the Court and serve by First-Class mail on Class Counsel and LifeLock’s Counsel, a Notice of Intention to Appear by [date] at the addresses below:

class couNsellifelock’s couNsel
Michael W. Sobol Lieff, Cabraser, Heimann & Bernstein, LLP 275 Battery Street 29th Floor San Francisco, CA 94111	Luanne Sacks Sacks, Ricketts & Case LLP 177 Post Street, Suite 650 San Francisco, CA 94108

gettiNg more iNformatioN

26.     How do I get more information?
This notice summarizes the proposed settlement. You can find more details in the Settlement Agreement. You can get a copy of the Settlement Agreement, read other key case documents, and get more information on this website. You can also call 1 (855) 907-3140 for more information. DO NOT CONTACT THE COURT, LIFELOCK OR LIFELOCK’S COUNSEL.

Questions? Call toll-Free 1 (855) 907-3140 or visit www.ebarleClasssettlement.Com
8

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 89 of 289

EXHIBIT 5

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 90 of 289

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

NAPOLEON EBARLE, JEANNE                     Case No. 3:15-cv-258-HSG
STAMM, BRIAN LITTON, and REINER                 [PROPOSED] ORDER GRANTING
JEROME EBARLE on behalf of                     PRELIMINARY PPROVAL OF CLASS
themselves and all other similarly situated,                 SETTLEMENT

Plaintiffs,                     Date: December 17, 2015
Time: 2:00 pm
v.                                 Location: Courtroom 15, 18th Floor
Judge: Hon. Haywood S. Gilliam
LIFELOCK, INC.,

Defendant.

[PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 91 of 289

This matter comes before the Court upon Plaintiffs’ Motion for Preliminary Approval of Class Settlement. The Parties have entered into a Class Settlement Agreement, dated November 3, 2015 (the “Settlement”) which, if approved, would resolve the above captioned class action law suit (the “Action” or the “Class Action Lawsuit”). Upon review and consideration of the motion papers and the Settlement and all exhibits thereto, including the proposed forms of notice to the Class and the proposed Claim Form, the Court finds that there is sufficient basis for: (1) granting preliminary approval of the Settlement; (2) provisionally certifying the Class and the Subclass for settlement purposes only; (3) appointing Class Counsel and Plaintiffs to represent the Class; (4) approving the Parties’ proposed notice program and forms of notice substantially similar to those forms attached to the Settlement, and directing that notice be disseminated to the Class pursuant to the notice program provided in the Settlement; (5) approving the Parties’ proposed Claim Form, and approving the procedures set forth in the Settlement for Class Members to submit claims, exclude themselves from the Class, and object to the Settlement; (6) appointing a Settlement Administrator to conduct the duties assigned to that position in the Settlement; (7) staying all non-Settlement related proceedings in the Action pending final approval of the Settlement; and (8) setting a hearing (the “Fairness Hearing”), at which the Court will consider: (a) whether to grant final approval of the Settlement; (b) Class Counsel’s application for attorneys’ fees and costs; and (c) any request for service award for the Plaintiffs.
IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Settlement.
2. The Court has jurisdiction over this matter pursuant to 28 U.S.C. § 1332, and has personal jurisdiction over the Parties. Venue is proper in this District.
3. This Action is provisionally certified as a class action, for the purposes of settlement only, pursuant to Federal Rules of Civil Procedure 23(a), 23(b)(3) and 23(e). The Class is defined as follows:

All members of a LifeLock identity theft protection plan in the United States at any time between September 1, 2010 and the date of the Preliminary Approval Order.

- 1 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 92 of 289

The Subclass is defined as follows:

All individuals who enrolled in a LifeLock identity theft protection plan in the United States at any time between January 1, 2012, and April 30, 2015.
Excluded from the Class are Defendant, any parent, subsidiary, affiliate, or controlled person of Defendant, as well as the officers, directors, agents, servants or employees of Defendant and the immediate family members of any such person. Also excluded is any judge who may preside over this cause of action.
4. Certification of the Class and Subclass shall be solely for settlement purposes and without prejudice to the Parties in the event the Settlement is not finally approved by this Court or otherwise does not take effect.
5. Pursuant to Federal Rule of Civil Procedure 15(a)(2), and for purposes of, and solely in connection with, the Settlement, the Court grants the Plaintiffs’ unopposed Motion for Leave to Amend their Complaint to file their Second Amended Complaint (“SAC”). The SAC is deemed filed as of the date of this Preliminary Approval Order.
6. In support of this Preliminary Approval Order, the Court conditionally and preliminarily finds that: (a) the Class Members are so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Class Members, each of whom could have asserted the types of claims raised in the Action, and these questions predominate over any questions affecting individual Class Members; (c) the named Class Representatives’ claims are typical of the claims of the Class Members; (d) the named Class Representatives and Class Counsel identified below are able to adequately represent the Class Members; and (e) class-wide treatment of the disputes raised in the SAC is superior to other available methods for adjudicating the controversy.
7. The Court preliminarily approves the proposed Settlement as fair, reasonable and adequate, entered into in good faith, free of collusion and within the range of possible judicial approval.

- 2 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 93 of 289

8. The Court appoints the following as Class Counsel: Randall K. Pulliam and Hank Bates of Carney Bates & Pulliam, PLLC, and Michael W. Sobol of Lieff, Cabraser, Heimann & Bernstein, LLP.
9. The Court appoints Plaintiffs Napolean Ebarle, Jeanne Stamm, Brian Litton, and Renier Jerome Ebarle as class representatives for the Class.
10. The Court appoints Garden City Group, LLC to serve as the Settlement Administrator, and directs them to carry out all duties and responsibilities of the Settlement Administrator specified in the Settlement.
11. The Court approves the program for disseminating notice to the Class set forth in the Settlement (the “Notice Program”). The Court approves the form and content of the proposed forms of notice, in the forms attached to the Settlement as Exhibits 4 and 6. The Court finds that the proposed forms of notice are clear and readily understandable by Class Members. The Court finds that the Notice Program, including the proposed forms of notice, constitutes the best notice practicable under the circumstances, constitutes valid, due and sufficient notice to the Class in full compliance with the requirements of applicable law, including Federal Rule of Civil Procedure 23 and the Due Process Clause of the United States Constitution, and is the only notice to the Class of the Settlement that is required.
12. The Court approves the form and content of the proposed Claim Form, in the form attached to the Settlement as Exhibit 1, and approves the procedures set forth in the Settlement for Class Members to submit Claims.
13. Pursuant to the terms of the Settlement, to the extent LifeLock has not already done so, three (3) business days after entry of this Order, LifeLock shall provide to the Settlement Administrator the Class Data for the Settlement Administrator’s use in disseminating notice and processing Claims. The Class Data shall identify each Class Member’s name, last known address and/or last known email address, and date of enrollment in a LifeLock identity theft protection plan.
14. The “Notice Date” shall be thirty (30) days following the entry of this Order.
15. By no later than the Notice Date, the Settlement Administrator shall send the Summary Class Notice, in the form approved by the Court, to Class Members via email for those

- 3 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 94 of 289

Class Members for whom an email address is available and via First Class U.S. Mail, proper postage prepaid, for those Class Members for whom an email address is not available. The subject line for all emails covered by this paragraph shall be: Notice of Class Action Settlement.
16. The Settlement Administrator shall update the mailing addresses in the Class Data through the National Change of Address Database prior to sending any Summary Notice via First Class U.S. Mail, proper postage prepaid. The Settlement Administrator shall perform a single Skip Trace using information identifying the Class Members, as necessary, to conduct an address update with respect to any Summary Notice sent via First Class U.S. Mail and returned to the Settlement Administrator as undeliverable not bearing a forwarding address using an industry accepted source such as Accurint and shall send the Summary Notice to the mailing address identified by the Skip Tracing. The Settlement Administrator shall resend via First Class U.S. Mail, proper postage prepaid, the Summary Notice to the new address for each such Class Member within three (3) business days of obtaining each such new address.
17. Any mailed Summary Notice returned to the Settlement Administrator as undelivered and bearing a forwarding address shall be re-mailed by the Settlement Administrator within three (3) business days following receipt of the returned mail. Any emailed Summary Notice that bounces back or is returned to the Settlement Administrator as undeliverable after three (3) unsuccessful delivery attempts shall be mailed by the Settlement Administrator if a mailing address is also provided in the Class Data. If no mailing address is provided in the Class Data, the Settlement Administrator shall perform a single Skip Trace using information identifying the Class Member, as necessary, to conduct an address update to allow the Summary Notice to be sent via U.S. Mail, proper postage prepaid. The Settlement Administrator shall send the Summary Notice to any mailing or physical address identified by the Skip Tracing within seven (7) business days following receipt of the bounced back or returned as undeliverable email enclosing the Summary Notice.
18. By no later than the Notice Date, the Settlement Administrator shall post the Long Form Notice, in the form approved by the Court, on the Settlement Website.
19. As soon as practicable following the entry of the Preliminary Approval Order and, in all events, by no later than the Notice Date, the Settlement Administrator shall cause the

- 4 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 95 of 289

Summary Notice to be published in publication and media outlets as agreed upon by the Parties.
20. The Settlement Administrator shall establish and maintain an Internet website, at the web address www.ebarleclasssettlement.com (“Settlement Website”) where Class Members can obtain further information about the terms of this Settlement, their rights, important dates and deadlines, and related information. Class Members shall also be able to submit a Claim Form electronically via the Settlement Website. The Settlement Website shall include, in PDF format, the SAC, the Settlement, the Motion for Preliminary Approval, the Preliminary Approval Order, the Class Notice, Class Counsel’s application for attorneys’ fees and costs (after it is filed), the Final Approval Order (after it is entered), and other case documents as agreed upon by the Parties and/or required by the Court and shall be operational and live by no later than thirty (30) days following entry of the Preliminary Approval Order. The Settlement Website shall be optimized for display on mobile phones. The Settlement Administrator shall maintain the Settlement Website as operational and shall not take it down until thirty (30) days after the Payment Date. Within five (5) business days after the Settlement Website is taken down, the Settlement Administrator shall transfer ownership of the URL for the Settlement Website to LifeLock.
21. The Settlement Administrator shall establish and maintain a toll-free telephone number (“Toll-Free Number”) where Class Members can obtain further information about the Settlement and their rights and request that a hard copy Claim Form or Long Form Notice be mailed to them. The Toll-Free Number shall be operational and live by no later than thirty (30) days following entry of the Preliminary Approval Order.
22. By no later than seventy five (75) days after the Notice Date, the Settlement Administrator shall file with the Court declaration(s) detailing the scope, methods, and status of the Notice Program.
23. Class Members who wish to submit a Claim shall have the option of submitting Claim Forms online via the Settlement Website or by mail. Claim Forms submitted online must be submitted by no later than sixty (60) days following the Notice Date (hereinafter the “Claim Deadline”). Claim Forms submitted by mail must be postmarked no later than the Claim Deadline.

- 5 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 96 of 289

24. Any Class Member who wishes to be excluded from the Class must email or mail a written request for exclusion to the Settlement Administrator at the address provided in the Class Notice, postmarked no later than forty-five (45) days following the Notice Date, and must include: (a) their full name and address and if applicable the name and address of any person claiming to be legally entitled to submit an exclusion request on behalf of the Class Member and the basis for such legal entitlement; and (b) a statement that clearly indicates that he/she wants to be excluded from the Class.
25. If the Settlement is finally approved and becomes effective, any Class Member who does not send a timely and valid request for exclusion shall be a Settlement Class Member and shall be bound by all subsequent proceedings, orders, and judgments in the Action, including, but not limited to, the Release, even if he or she has litigation pending or subsequently initiates litigation against LifeLock relating to the claims and transactions released in the Action.
26. Any Class Member or person legally entitled to act on his or her behalf may object to the Settlement, to Class Counsel’s request for attorneys’ fees and expenses (“Fee Application”), and/or to any request for service awards for the Plaintiffs. To be considered, an objection must be made in writing, must be mailed to the Settlement Administrator at the address provided in the Class Notice, postmarked no later than forty-five (45) days following the Notice Date, and must include the following: (a) the name of the Action (Ebarle v. LifeLock, Inc., No. 15-cv-00258-HSG); (b) the objector’s full name, address and telephone number; (c) if applicable, the name and address of any person claiming to be legally entitled to object on behalf of a Class Member and the basis of such legal entitlement; (d) all grounds for the objection; (e) whether the objector is represented by counsel and, if so, the identity of such counsel; and (f) the objector’s signature.
27. Any Class Member who submits a timely and valid written objection may appear at the Fairness Hearing, either in person or through personal counsel hired at the Class Member’s own expense. Any Class Member who does not submit a timely and valid objection shall be deemed to have waived all objections and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the Settlement and any Final Order and Final Judgment entered approving it, Class Counsel’s Fee Application, or any request for Service

- 6 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 97 of 289

Awards for the Plaintiffs.
28. The Settlement Administrator shall promptly after receipt provide to Class Counsel and LifeLock’s Counsel copies of any requests for exclusion and objections, including any related correspondence.
29. LifeLock shall pay to the Settlement Administrator all reasonable costs associated with the administration of the Settlement, distribution of Class Notice, and any other tasks assigned to the Settlement Administrator by the Settlement, this Preliminary Approval Order, by LifeLock and the Class Counsel’s mutual agreement in writing, or by this Court. The Settlement Administrator shall not be paid from the Settlement Fund.
30. The Court directs that the Fairness Hearing be scheduled for ____________, 2016, at __o’clock __.m. to assist the Court in determining whether the Settlement should be finally approved as fair, reasonable and adequate to the Settlement Class Members; whether Final Judgment should be entered dismissing the Action with prejudice; whether Class Counsel’s Fee Application should be approved; and whether any request for Service Awards for the Plaintiffs should be approved.
31. The Parties shall file any motions in support of final approval of the Settlement by no later than 75 days following the Notice Date. Class Counsel shall file their Fee Application and any Request for Plaintiff Service Awards by no later than thirty (30) days following the Notice Date. After it is filed, Class Counsel’s Fee Application and Request for Plaintiff Service Awards shall be posted on the Settlement Website.
32. The Parties shall file any responses to any Class Member objections, and any reply papers in support of final approval of the Settlement or Class Counsel’s Fee Application or request for Plaintiff service awards, by no later than 75 days following the Notice Date.
33. The Court reserves the right to modify the date of the Fairness Hearing and related deadlines set forth herein. In the event the Fairness Hearing is moved, the new date and time shall be promptly posted on the Settlement Website by the Settlement Administrator.
34. This Order shall become null and void and shall be without prejudice to the rights of the Parties, all of whom shall be restored to their respective positions existing immediately before the Court entered this Order, if: (a) the Settlement is not finally approved by the Court, or

- 7 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 98 of 289

does not become final, pursuant to the terms of the Settlement; (b) the Settlement is terminated in accordance with the Settlement; or (c) the Settlement does not become effective pursuant to the terms of the Settlement for any other reason. In any such case, any amounts transferred into the Settlement Fund from the Court’s Registry in the FTC Action pursuant to paragraph 57 of the Settlement shall be returned, with any interest accrued thereon, to the Court’s Registry in the FTC Action.
35. If the Settlement does not become final and effective pursuant to the terms of the Settlement, the Class Representatives, the Class Members, and LifeLock shall be returned to their respective statuses as of the date immediately prior to the execution of the Settlement, and this Preliminary Approval Order shall have no force or effect, and neither this Preliminary Approval Order nor the Settlement shall be construed or used as an admission, concession, or declaration by or against LifeLock of any fault, wrongdoing, breach, or liability, or be construed or used as an admission, concession, or declaration by or against any of the Plaintiffs or Class Members that their claims lack merit or that the relief requested is inappropriate, improper, or unavailable, or as a waiver by any party of any defenses or claims he, she, or it may have in this Action or in any other lawsuit, and neither shall be admissible in evidence or usable for any purpose whatsoever in the Action, any proceeding between the Parties, or in any action related to the Released Claims or otherwise involving the Parties, Class Members, the Federal Trade Commission, any State Attorney General, or any Released Party.
36. Pending the final determination of whether the Settlement should be approved, all proceedings in this Action, except as may be necessary to implement the Settlement or comply with the terms of the Settlement, are hereby stayed.
37. Pending the final determination of whether the Settlement should be approved, Plaintiffs and each Class Member, and any person purportedly acting on behalf of any Class Member(s), are hereby enjoined from commencing, pursuing, maintaining, enforcing or prosecuting, either directly or indirectly, any Released Claims in any judicial, administrative, arbitral or other forum, against any of the Released Parties, provided that this injunction shall not apply to the claims of any Class Members who have timely and validly requested to be excluded from the Class. Such injunction shall remain in force until Final Settlement Date or until such

- 8 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 99 of 289

time as the Parties notify the Court that the Settlement has been terminated. This injunction is necessary to protect and effectuate the Settlement, this Preliminary Approval Order and this Court’s authority regarding the Settlement, and is ordered in aid of this Court’s jurisdiction and to protect its judgments.
38. Class Counsel, LifeLock and the Settlement Administrator are directed to carry out their obligations under the Settlement and this Preliminary Approval Order.
39. The following chart summarizes the dates and deadlines set by this Order:

Date	Event
Three (3) business days after entry of Preliminary Approval Order	Deadline for LifeLock to provide Class Data to Settlement Administrator
Ten (10) days after filing of Preliminary Approval Motion	Deadline for Settlement Administrator to provide notice to federal or state officials per U.S.C. § 1715
Ten (10) days after entry of Preliminary Approval Order (or within three (3) calendar days after entry of Final Approval Order if money not released from Court’s Registry in the FTC Action)	LifeLock shall pay to the Settlement Administrator the sum of Sixty-Eight Million Dollars ($68,000,000.00) to create the Settlement Fund
Thirty (30) days after entry of Preliminary Approval Order	Notice Date and deadline for the Settlement Website and Toll-Free Number to go live
Thirty (30) days after Notice Date	Deadline for Class Counsel to file application for Attorneys’ Fees and Expenses and request for Service Awards
Forty-five (45) days after Notice Date	Objection, Opt-Out Deadline
Sixty (60) days after Notice Date	Claim Deadline
Ten (10) days after notification from Settlement Administrator that more than two percent (2%) of the Class has requested exclusion	Deadline for LifeLock to notify Class Counsel and the Court that it is cancelling the settlement
Fifty-five (55) days after Notice Date	Settlement Administrator to provide to Class Counsel and LifeLock’s Counsel a final list of Class Members who requested exclusion or objected
Seventy-five (75) days after Notice Date	Settlement Administrator to provide and Class Counsel to file a declaration detailing the scope, method, and status of the Class Notice program and the Claim process.
Seventy-five (75) days after Notice Date	Deadline for Final Approval Motion; and for the parties to provide any responses to Settlement Objections
One business day after entry of the Final Approval Order	Final Settlement Date
Twenty (20) days after the Final Settlement Date, or earlier if agreed upon by parties.	Payment Date (i.e., Deadline for Settlement Administrator to Disburse Settlement Fund)
Thirty (30) days after Payment Date	Settlement Website taken down
Thirty-five (35) days after Payment Date	Settlement Administrator to transfer Settlement Website URL to LifeLock
One hundred and twenty (120) days after Payment Date	Settlement checks expire

- 9 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 100 of 289

One hundred and twenty (120) days after the date appearing on second payment checks	Any checks issued as further distribution expire
One hundred and eighty (180) days after Final Settlement Date	Deadline for Class Counsel to return documents produced by LifeLock
One (1) year plus thirty (30) days after Payment Date	Deadline for Settlement Administrator to return documents received from Class Counsel or LifeLock's Counsel

IT IS SO ORDERED.
Dated: ____________________     __________________________________
HAYWOOD S. GILLIAM JR.
United States District Judge

- 10 - [PROPOSED] ORDER GRANTING PRELIMINARY
1275528.4 APPROVAL OF CLASS SETTLEMENT
CASE NO. 3:15-CV-258-HSG

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 101 of 289

EXHIBIT 6

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 102 of 289

From:    EbarleClassSettlement@tgcginc.com
Sent:    Tuesday, November 03, 2015 2:37 PM
To:
Subject:    Court Authorized Notice of Settlement

If you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010, and [PRELIMINARY APPROVAL DATE], you are eligible to receive a cash payment.
The sole purpose of this notice is to inform you of the proposed settlement so that you may decide what to do.

WHAT IS THIS CASE ABOUT? A proposed settlement has been reached in the nationwide class action lawsuit, Ebarle, et al. v. LifeLock, Inc., Case. No. 3:15-CV-00258 (HSG) (“Lawsuit”). This Lawsuit challenges representations LifeLock made regarding its identity theft protection plans and information security program. LifeLock denies all allegations or that it did anything wrong. Under the proposed settlement, Lifelock has agreed to pay $68 million to a settlement fund.

WHO IS INCLUDED? If you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010, and [Preliminary Approval Date], such that you could assert a claim arising from the types of violations alleged in the lawsuit, you are a Class Member. If you enrolled in a LifeLock identity theft protection plan between January 1, 2012, and April 30, 2015, you are also a Subclass Member.

HOW DO I GET A CASH PAYMENT IF THE SETTLEMENT IS APPROVED? All Class members may submit a Claim Form to receive a pro rata share of the allocated net settlement amount of up to $20 by either (1) Filing a claim online using your Claim ID; or (2) Printing a Claim Form, filling it out and mailing it (with postage) to the address listed on the Claim Form. Claim Forms must be submitted online or postmarked by [DATE]. Subclass Members who do not exclude themselves from the settlement will receive a cash payment regardless of whether they submit a claim, but will receive an additional payment under the Settlement if they submit a valid claim. Your Claim ID is: [Insert Claim ID Here].

YOUR OTHER OPTIONS. If you don’t want to be bound by the settlement and any judgment in the Lawsuit, you can exclude yourself by sending a written request no later than [DATE]. If you exclude yourself, you won’t get a cash payment. If you don’t exclude yourself and the settlement is approved, you will be bound by its terms and cannot later sue LifeLock about the claims in the Lawsuit. If you don’t exclude yourself, you may object to the Settlement or the request for fees by the attorneys appointed by the Court to represent the Class (“Class Counsel”) or any service award to any of the four individuals who represent the Class in the Lawsuit (“Class Representatives”). Any objection must be made in writing and postmarked before [DATE]. The Court will hold a hearing on [DATE], 2016, at [TIME], to consider whether to approve: (1) the settlement; (2) up to $10.2 million in attorneys’ fees and expenses to Class Counsel; and (3) service awards of $2,000 to each Class Representative. You may appear at the hearing, but you don’t have to. You may hire your own attorney to appear for you.

For more information or to submit a claim, visit www.ebarleclasssettlement.com or call 1 (855) 907-3140.
A federal court authorized this notice. This isn’t a solicitation from a lawyer. You aren’t being sued.

1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 103 of 289

If you wish to UNSUBSCRIBE from future email messages from the Claims Administrator with regard to this Settlement, please click on this link.

2

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 104 of 289

Ebarle, et al. v. LifeLock, Inc.
c/o GCG
P.O. Box 10248
Dublin, OH 43017-5748

Forwarding Service Requested

1234567890
JANE CLAIMANT
123 4TH AVE
APT 5
SEATTLE, WA 67890
Claim No: LL2011111111
Control No: 1234567890

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 105 of 289

Class Action Settlement Notice
If you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010, and [PRELIMINARY APPROVAL DATE], you are eligible to receive a cash payment.
The sole purpose of this notice is to inform you of the proposed settlement so that you may decide what to do.

WHAT IS THIS CASE ABOUT? A proposed settlement has been reached in the nationwide class action lawsuit, Ebarle, et al.
v. LifeLock, Inc., Case. No. 3:15-CV-00258 (HSG) (“Lawsuit”). This Lawsuit challenges representations LifeLock made regarding its identity theft protection plans and information security program. LifeLock denies all allegations or that it did anything wrong. Under the proposed settlement, Lifelock has agreed to pay $68 million to a settlement fund.
WHO IS INCLUDED? If you were a member of a LifeLock identity theft protection plan at any time between September 1, 2010, and [Preliminary Approval Date], such that you could assert a claim arising from the types of violations alleged in the lawsuit, you are a Class Member. If you enrolled in a LifeLock identity theft protection plan between January 1, 2012, and April 30, 2015, you are also a Subclass Member.
HOW DO I GET A CASH PAYMENT IF THE
SETTLEMENT IS APPROVED? All Class members may submit a Claim Form to receive a pro rata share of the allocated net settlement amount of up to $20 by either (1) Filing a claim online using your Claim ID; or (2) Printing a Claim Form, filling it out and mailing it (with postage) to the address listed on the Claim Form. Claim Forms must be submitted online or postmarked by [DATE]. Subclass Members who do not exclude themselves from the settlement will receive a cash payment regardless of whetherthey submit a claim, but will receive an additional payment under the Settlement if they submit a valid claim. Your Claim ID is: 11111111
YOUR OTHER OPTIONS. If you don’t want to be bound by the settlement and any judgment in the Lawsuit, you can exclude yourself by sending a written request no later than [DATE]. If you exclude yourself, you won’t get a cash payment. If you don’t exclude yourself and the settlement is approved, you will be bound by its terms and cannot later sue LifeLock about the claims in the Lawsuit. If you don’t exclude yourself, you may object to the Settlement or the request for fees by the attorneys appointed by the Court to represent the Class (“Class Counsel”) or any service award to any of the four individuals who represent the Class in the Lawsuit (“Class Representatives”). Any objection must be made in writing and postmarked before [DATE]. The Court will hold a hearing on [DATE], 2016, at [TIME], to consider whether to approve: (1) the settlement; (2) up to $10.2 million in attorneys’ fees and expenses to Class Counsel; and (3) service awards of $2,000 to each Class Representative. You may appear at the hearing, but you don’t have to. You may hire your own attorney to appear for you.
For more information or to submit a claim, visit www.ebarleclasssettlement.com or call 1 (855) 907-3140.
A federal court authorized this notice. This isn't a solicitation from a lawyer. You aren't being sued.

.

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 106 of 289

EXHIBIT 7

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 107 of 289

CARNEY BATES & PULLIAM, PLLC
Joseph Henry (“Hank”) Bates (CA #167688)
hbates@cbplaw.com
Randall K. Pulliam
rpulliam@cbplaw.com
One Cantrell Building
2800 Cantrell, Suite 510
Little Rock, AR 72212
Telephone: (501) 312-8500
Facsimile: (501) 312-8505

LIEFF CABRASER HEIMANN & BERNSTEIN, LLP
Michael W. Sobol (CA #194857)
msobol@lchb.com
RoseMarie Maliekel (CA #276036)
rmaliekel@lchb.com
275 Battery Street, 29th Floor
San Francisco, CA 94111-3339
Telephone: (415) 956-1000
Facsimile: (415) 956-1008

Attorneys for Plaintiffs

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

NAPOLEON EBARLE, JEANNE                     Case No. 3:15-cv-258
STAMM, BRIAN LITTON, and REINER
JEROME EBARLE on behalf of                     SECOND AMENDED CLASS ACTION
themselves and all other similarly situated,                 COMPLAINT

Plaintiffs,                     1. VIOLATIONS OF THE ARIZONA
CONSUMER FRAUD ACT (ARIZ. REV.
v.                                STAT. § 44-1522(A))

LIFELOCK, INC.,                        2. BREACH OF CONTRACT

Defendant.                     3. DECLARTORY JUDGMENT

                                4. UNJUST ENRICHMENT

COMES NOW, Plaintiffs Napoleon Ebarle, Jeanne Stamm, Brian Litton, and Reiner Jerome Ebarle (“Plaintiffs”), who bring this Complaint against Defendant LifeLock, Inc. (“Defendant” or “LifeLock” or the “Company”), and allege as follows:

1279432.1                  AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 108 of 289

INTRODUCTION
1. In today’s technologically driven and connected world, the fear of identity theft preys on American consumers. Notably, however, there is a significant divide between an average consumer’s sensitivities to this fear and his or her comprehension of the practical tools necessary to combat the threat of identity theft in a realistic manner. This chasm between phobia and comprehension has created an opportunity for unscrupulous companies to exploit concerned American consumers.
2. Capitalizing on this disconnect between fear and knowledge, LifeLock falsely represents and/or misleads consumers into believing its subscription based services will thwart criminals from stealing their personal information. This consumer class action is brought to redress LifeLock’s false, misleading and deceptive activities.
3. In a nutshell, LifeLock’s material misrepresentations and omissions fall into two broad categories: (a) LifeLock’s promise to provide services that the Company cannot provide as either a practical or a legal matter, and (b) LifeLock’s promise to provide specific services and/or results which it falls short in delivering. Indeed, far from its claim that the Company provides services that banks and credit card companies cannot, LifeLock does an inferior job of providing redundant services that these entities provide, oftentimes for free.
4. At its core, LifeLock represents that it is the “leading provider” of “comprehensive” and “proactive identity theft protection services for consumers and identity risk and credit worthiness assessment for enterprise.” The foundation of its purported “comprehensive” and “proactive” services, and its representations to its customers in both marketing and contractual materials, includes 6 pillars. Yet, each of these 6 pillars is flawed:
i. “comprehensive” network, which is in reality miniscule in comparison to the number of banking and financial institutions;
ii. timely and continuous 24/7/365 “alert” services, which, in truth, were so fraught with wide-scale problems that the Company instituted a code freeze policy;
iii. patented alert technology that purports to “stop thieves before they do damage,” which, in the simplest terms, overstates the benefits of and the results achieved by LifeLock;
iv. protection that “watches out for you in ways banks and credit card companies just

1279432.1 - 2 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 109 of 289

can’t;” however, in truth, other banks and credit card companies provide a superior product and they provide it for free;
v. statistical analyses on the rising trends in identity theft; however, a closer review of current data reveals that the incidence of new account fraud-the mainstay of LifeLock’s services- had actually declined in 2013, meaning LifeLock’s use of such data amounts to nothing more than a scare tactic;
vi. $1 Million Total Service Guarantee; which is in actuality a clever marketing ploy that is essentially worthless.
5. In short, LifeLock purports to provide sweeping and superior identity theft protection services, when, in fact, its services are limited in scope and effectiveness and inferior to services offered by other credit card companies for free.
6. LifeLock’s unsavory and deceptive practices are nothing new. Indeed, as recent as 2010, the Federal Trade Commission (“FTC”) and 35 Attorneys General brought an action (the “FTC Action”) alleging that LifeLock made material misrepresentations and/or omissions of material fact in violation of Section 5(a) of the FTC Act by representing and/or creating the impression, among others, that (a) LifeLock stops identity theft before it happens, (b) LifeLock offers a proven solution to identity theft, and (c) LifeLock guarantees identity-theft from ever happening. As a result of the FTC Action LifeLock was permanently enjoined from “misrepresenting, in any manner, expressly or by implication” that its product prevents misuse of personal data, the effectiveness or scope of its services, and the risk of identity theft to consumers, among other things. In addition, LifeLock was forced to pay out approximately $12 million. Notwithstanding, LifeLock continues, 5 years later, to engage in the same fundamental, deceptive practices in marketing to new customers and in inducing existing customers to renew the service on a monthly or annual basis.
7. LifeLock’s subscription-based services are governed by, among other things, LifeLock’s Service Terms and Conditions (“Service Terms”), which specifically provides that
The Service Terms and any Services provided hereunder will be governed by the laws of the State of Arizona, without regard to any laws that would direct the choice of another state’s laws and, where applicable, will be governed by the federal laws of the United States.
As such, class-wide application of Arizona law is appropriate.

1279432.1 - 3 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 110 of 289

8. Generally, this class action alleges that Defendant has engaged, on an ongoing and continuous basis, in deceptive marketing and sales practices in connection with its subscription based membership plans in violation of the Arizona Consumer Fraud Act, Ariz. Rev. Stat. § 441522 (A), as well as breached its contract with its consumers. As customers who have paid LifeLock’s periodic subscription fees (“Membership Fees”) at all relevant times hereto, Plaintiffs bring this action on behalf of a national class of consumers who paid Membership Fees after January 19, 2009.
9. More particularly, Plaintiffs allege that LifeLock has engaged in a fraudulent and/or misleading course of conduct by making material misrepresentations and/or omissions that LifeLock’s services (i) are “comprehensive,” (ii) provide timely and continuous “alert” services, (iii) are founded on patented alert technology that purports to “stop thieves before they do damage,” (iv) provide protection that “watches out for you in ways banks and credit card companies just can’t;” and (v) $1 Million Total Service Guarantee. In addition, LifeLock falsely and/or misleadingly represents the risk of identity theft to consumers. Contrary to LifeLock’s representations and/or omissions, LifeLock’s network covers an estimated 3% of reported banking institutions; LifeLock’s “alert” services are teeming with wide-scale problems, such that the Company instituted regular code freezes; LifeLock’s services cannot as a practical or legal matter fulfill and/or achieve the benefits promised; LifeLock’s services provide an inferior product that, in substance, offer little to no value; the risk of new account fraud was less than 1%, meaning LifeLock’s principle service is inapplicable to 99% of American consumers; and LifeLock’s $1 Million Total Service Guarantee is essentially worthless.
10. Upon information and belief, as a result of LifeLock’s contractual breach and its unfair, deceptive, and unconscionable practices, Defendant has amassed, to the detriment of its customers, substantial sums of money from the monthly fees paid by consumers (“Membership Fees”), including Plaintiffs, for these Membership Plans. Accordingly, Plaintiffs seek damages, which at a minimum include payments of monthly or annual charges for services that were not as represented and payments for a service that is either illegal or infeasible for a company such as LifeLock to perform.

1279432.1 - 4 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 111 of 289

PARTIES
11. Plaintiff Napoleon Ebarle is a resident of California and subscriber, during all relevant times hereto, to LifeLock.
12. Plaintiff Jeanne Stamm is a resident of California and subscriber, during all relevant times hereto, to LifeLock.
13. Plaintiff Brian Litton is a resident of California and subscriber, during all relevant times hereto, to LifeLock.
14. Plaintiff Reiner Jerome Ebarle is a resident of California and subscriber, during all relevant times hereto, to LifeLock.
15. Defendant LifeLock is a Delaware corporation with its principal executive offices at 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281. LifeLock conducts business throughout California and the United States. It is currently estimated that LifeLock provides identity theft services to over 3 million subscribers.
JURISDICTION AND VENUE
16. This Court has subject matter jurisdiction over this action under the Class Action Fairness Act of 2005, which, inter alia, amends 28 U.S.C. § 1332 to add subsection (d), which confers jurisdiction over class actions where, as here, “any member of a class is a citizen of a State different from any other Defendant,” and the aggregated amount in controversy exceeds five million dollars. See 28 U.S.C. § 1332(d)(2) and (6).
17. This Court has jurisdiction over Defendant because it does business in California and upon information and belief Defendant’s conduct that gives rise to this complaint, as further described below, occurred within and/or was implemented, authorized, or ratified in California.
18. In accordance with 28 U.S.C. § 1391, venue is proper in this district because a substantial part of the conduct complained of herein occurred in this District.

1279432.1 - 5 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 112 of 289

COMMON FACTUAL ALLEGATIONS
I. LifeLock’s Relationship With Its Subscribers
19. LifeLock markets, offers, and sells the following fee-based membership plans to consumers (collectively referred to as the “Membership Plans”): LifeLock Standard, LifeLock Advantage, and LifeLock Ultimate Plus.
20. LifeLock Standard purports to offer identity theft detection and alerts within its network, lost wallet protection, address change verification, black market website surveillance, reduced pre-approved credit card offers, and a $1 million total service guarantee for $9.99/mo.
21. LifeLock Advantage purports to offer LifeLock Standard services plus fictitious identity monitoring, court records scanning, data breach notifications, credit reports and scores, financial account activity alerts, and a $1 million total service guarantee for $19.99/mo.
22. LifeLock Ultimate Plus protection purports to provide LifeLock Advantage services plus bank account takeover alerts, enhanced credit application alerts, file-sharing network searches, sex offender registry reports, credit reports and scores, monthly credit score tracking, and a $1 million total service guarantee for $29.99.
23. As an add-on service, a subscriber of one of these three Membership Plans can enroll in LifeLock Junior, which is marketed and sold as providing monitoring services for the member’s children’s personal information. LifeLock Junior protection purportedly provides identity theft detection and alert notifications, credit file detection, black market website surveillance, file-sharing network searches, and a $1 million total service guarantee. According to LifeLock, “LifeLock Junior – it’s relentless protection for your kids and peace of mind for you.”
24. Each of LifeLock’s Membership Plans is governed by LifeLock’s Service Terms and Conditions, which specifically provide that

These LifeLock Service Terms and Conditions (the “Service Terms”) are a legally binding agreement between LifeLock, Inc. (“LifeLock,” “we” “our” or “us”) and you (“you,” “your” or “yours”), and describe the terms under which you agree to use the LifeLock identity programs, including any applicable Stolen Identity Insurance (the “Protection Programs””), credit monitoring service (the “Credit Monitoring Service”) and any other service or product which may be made available to you by us for which you have registered or enrolled or have been

1279432.1 - 6 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 113 of 289

registered or enrolled by an authorized third party (collectively the ‘Services” and individually a “Service”).
25. In addition, the Service Terms provide as follows:

The Service Terms and any Services provided hereunder will be governed by the laws of the State of Arizona, without regard to any laws that would direct the choice of another state’s laws and, where applicable, will be governed by the federal laws of the United States.
26. In sum, LifeLock customers are charged and pay between $10 and $30 dollars a month in Membership Fees for the Company to monitor their identities, but as discussed, LifeLock falsely and misleadingly advertises and sells its services and does not provide the protections against identity theft as promised.
II. Defendant’s Products are Marketed, Offered, and Sold to Consumers in an Unfair, Misleading, and Deceptive Manner.
A. LifeLock’s Claim of “Comprehensive” Services Misrepresents the Scope and Effectiveness of Its Network
27. As previously noted, in 2008, the FTC filed suit against LifeLock alleging that the Company’s services did not prevent identity theft, as represented, and did not provide many of the protections claimed by LifeLock. Indeed, commenting on the lawsuit, then FTC Chairman Jon Leibowitz had this to say: “The protection [LifeLock] actually provided left enough holes that you could drive a truck through it.” See https://www.truthinadvertising.org/lifelocks-protectionleaves-much-to-be-desired/.
28. In resolution of the claims brought by the FTC, LifeLock and the FTC entered into a Final Stipulated Judgment and Order for Permanent Injunction and Other Equitable Relief as to Defendants LifeLock and Davis (the “FTC Order”), wherein LifeLock and Davis and “their officers, agents, servants, and employees and all persons in active concert of participation with any of them . . .” were “permanently restrained and enjoined” from the following:

A.    in connection with the advertising, distributing, promoting, offering for sale, or sale of any product, service, or program designed for the purpose of preventing, mitigating, or recovering from any form of identity theft as defined in 18 U.S.C. § 1028, misrepresenting in any manner, expressly or by implication:

1.     that such product, service, or program provides complete protection against all forms of identity theft by making customers’ personal information useless to identity thieves;

1279432.1 - 7 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 114 of 289

2. that such product, service, or program prevents unauthorized changes to customers’ address information;

3. that such product, service, or program constantly monitors activity on each of its customers’ consumer reports;

4. that such product, service, or program ensures that a customer will always receive a phone call from a potential creditor before a new credit account is opened in the customer’s name;

5. the means, methods, procedures, effects, effectiveness, coverage, or scope of such product, service, or program;

6. the risk of identity theft to consumers;

7. whether a particular consumer has become or is likely to become a victim of identity theft; and/or

8. the opinions, beliefs, findings, or experiences of an individual or group of consumers related in any way to any such product, service, or program.

Such products, services, or programs include, but are not limited to, the placement of fraud alerts on behalf of consumers, searching the internet for consumers’ personal data, monitoring commercial transactions for consumers’ personal data, identity theft protection for minors, and guarantees of any such product, services, or programs.

B. misrepresenting in any manner, expressly or by implication, the manner or extent to which they maintain and protect the privacy, confidentiality, or security of any personal information collected from or about consumers.

29. Despite the permanent injunction, LifeLock has continued to market and sell its products using the same and/or substantially similar marketing ploys, promising customers “comprehensive” and “relentless” protection.
30. Despite promising “comprehensive” protection, LifeLock’s network only provides limited protection against only some forms of identity theft.
31. To begin with, LifeLock makes misleading declarations, via its advertisements and website, that “[e]nrollment takes just minutes and our 24/7 identity theft protection starts immediately.” In truth, however and as buried in the fine print in LifeLock’s Service Terms it can take up to four (4) weeks from the date of a customer’s acceptance of the Service Terms to complete the enrollment process and for all services to be fully activated. As such, LifeLock’s claims of “immediate” protection do not adequately portray the enrollment process or the scope and effectiveness of LifeLock’s services and/or operations.

1279432.1 - 8 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 115 of 289

32. In addition to its false and/or misleading claims of “immediate” protection, LifeLock falsely and/or misleadingly portrays LifeLock’s “comprehensive” service as trolling “a trillion data points.” In reality, LifeLock’s services do not cover some of the largest credit card companies and/or businesses, or car loans. Indeed, upon information and belief, LifeLock’s network consists of approximately 250 institutions collectively. By way of comparison, there were 6,891 active banking institutions reported at the end of the third quarter in 2013, meaning LifeLock’s network has access to only 3% of these entities, and that is being generous because it does not account for the hundreds of thousands of retail outlets in the United States.
33. The limitations of LifeLock’s network are chronicled on various outlets. For example, as recounted by one LifeLock customer on a January 4, 2014 post on LifeLock’s Facebook page, the customer applied for a credit card at Best Buy but never received an alert that someone was using her personal information to get a credit card. To the contrary, she received an automatic email from LifeLock stating that they had checked her information and “LifeLock found no fraudulent activity associated with your personal information within our extensive network. LifeLock monitors over a trillion data points and is relentlessly protecting your identity . . . .” When the customer contacted LifeLock to question the Company, she was informed that Best Buy was not in LifeLock’s network.
34. Similarly, and further demonstrative of LifeLock’s misrepresentations and/or concealments, another customer complaint posted on April 1, 2014 on the Better Business Bureau’s website, reveals that despite subscribing to LifeLock the previous year under the impression “that, as advertised, the company would notify me if there was activity using my personal information in order to detect possible identity fraud,” LifeLock failed to send her a single alert when she moved, changed her address on her credit card accounts, purchased a vehicle, and had credit approved for a lease on a rental property. Moreover, when she contacted LifeLock on the matter, she was told that the particular banks she used were not in LifeLock’s network and car loans aren’t always counted.
35. Similarly, in a March 2013 special report, KTVU-TV in Oakland reported that LifeLock completely missed not one, but two, identity theft incidents because the two firms

1279432.1 - 9 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 116 of 289

involved, Sprint and USAA, were not part of LifeLock’s network. See http://www.ktvu.com/news/news/special-reports/industry-leader-identity-theft-protectionrecently/nWf9P/.
36. Thus, LifeLock’s proclaimed “comprehensive” network that purportedly trolls “a trillion data points” is misleading and/or fails to inform customers that LifeLock’s services do not cover some of the largest credit card companies and/or businesses, or car loans.
37. In addition to falsely and/or misleadingly representing LifeLock’s diminished network, LifeLock misrepresents the value of its services, many of which are available for free. For example, LifeLock’s black market website monitoring is essentially worthless. With regard to this service, LifeLock has no authority or power to prevent personal information from being posted or shared on these websites, and any “threat” is detected after the theft has already occurred -- not “before it happens.” As such, this service provides limited to zero value to LifeLock’s customers, and it misleads LifeLock’s customers about the quality and characteristics of LifeLock’s services. Indeed, upon information and belief, even if LifeLock sends a “black market” alert, it does not have the ability to inform customers about the specific information on the website, how it was obtained, or who obtained it, heightening the potential for incorrect and/or unreliable information from LifeLock in this context.
38. LifeLock also fails to adequately inform its customers that it does not provide 3bureau credit monitoring to subscribers of its Standard package. Most consumers understand LifeLock’s representations to include this service in each of its Membership Plans. However, this is not the case, and, upon and information and belief, when consumers call LifeLock to inquire about the disparity between the services advertised and those actually provided by LifeLock, they are told they must increase their Membership Plan and Membership Fees to be covered, despite the fact that customers can obtain their own credit data for free.
39. Thus, LifeLock only provides credit monitoring to subscribers of LifeLock’s Ultimate Plan, those paying the highest monthly premium of $30 a month. However, credit monitoring is an antiquated service that is not very effective, and not worth the heightened premium. Indeed, a 2013 Department of Justice study found that less than 1% of existing account

1279432.1 - 10 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 117 of 289

fraud was discovered from a credit monitoring service or credit report. Similarly, Consumer Reports advises that “credit monitoring is a primitive defense against ID theft that can scare you with lots of alerts for day-to-day nonfraudulent changes in your credit report – only 1 in 20 alerts is actual illicit activity – and that can ultimately train you to ignore the alerts.” http://www.consumerreports.org/cro/news/2014/02/expect-less-and-pay-more-with-target-creditmonitoring/index.htm.
40. Further, LifeLock fails to inform customers that it does not monitor transactions on existing accounts. Indeed, as noted below, approximately 90% of current identity theft incidents consist of fraudulent transactions on existing accounts. However, upon information and belief, LifeLock does not monitor charges on a customer’s existing accounts. Thus, LifeLock provides zero protection against credit card and bank fraud.
41. In this same vein, LifeLock’s alleged reduction of pre-approved credit card offers is similarly of limited to no value. The essence of this so-called service is simply LifeLock entering its members’ information at the Consumer Credit Reporting industry at optoutprescreen.com, a process that takes less than five minutes and that the customer can do by himself or herself for free. Notwithstanding, LifeLock charges its customers approximately $10 to $30 month for this service.
42. Upon further information and belief, LifeLock does not have direct access to financial information. Accordingly, it is dependent on electronic transfers of data from partners and has no ability to monitor paper forms.
43. In sum, LifeLock’s network does not cover major financial and business institutions and several of the services offered provide zero value to customers. As such, LifeLock falsely and/or misleadingly advertises its services, as well as charges customers for services that they are not receiving and/or that are essentially worthless.
B. LifeLock Conceals Wide-Scale Problems of Its “Alert” Services and Regular Code Freezes
44. LifeLock represents that it will keep its customers timely informed through use of its patented “Identity Alert System”. According to its website, LifeLock promises the following:

1279432.1 - 11 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 118 of 289

Alerts When You Need Them

With our patented LifeLock Identity Alert system, as soon as we detect a threat to your identity, you’ll be notified by text, phone, or email, to help stop thieves before they do damage. So while you’re out there connecting to the world, we’ll be here helping to keep your personal information safe. (emphasis added)
45. Defendant represents that it provides continuous “alert” services, maintaining that its team works 24 hours a-day, 7 days a week, 365 days a year. Specifically, Defendant touts:
Need Help? We’re Here all the Time.

Our award-winning Member Services agents are on the job every minute of every day, including holidays. Call or contact us online whenever you need help or have questions. If you do become a victim, our Certified Resolution Specialists know exactly what to [do]. That’s why millions trust LifeLock with their identity theft protection.
46. However, LifeLock’s representations falsely and/or misleadingly conveyed the scope and effectiveness of its “alert” services. Indeed, in a complaint filed on July 8, 2013 for wrongful termination (see Burke v. LifeLock, Inc., No. 13-CV-1355 (D. Ariz.)), insider Stephen P. Burke (“Burke”), a Senior Financial Analyst with LifeLock from February 1, 2010 to March 2013, revealed that during the period of his employment, LifeLock had and continues to have widespread system problems in processing [ ] alerts and sending them out to the customers as promised in its national marketing campaigns. The problem of timely informing customers that their credit information was accessed is so widespread that Defendant instituted a code freeze. In essence, Defendant is deliberately ‘stepping on the brakes’ with regard to sending this critical information to customers on a timely basis, and worse, often choosing not to send these alerts out at all. This practice has been referred to as “throttling.”
See Ex. 2: Burke Compl., ¶ 13.
47. Burke further revealed that he “first learned of an issue with LifeLock’s alert notification services to customers through an e-mail chain forwarded to him in late November 2012 by John Lenstrohm (“Lenstrohm”), [LifeLock’s] Director, Direct Response. Id. at ¶ 15.
48. Burke further recounted that he reported the problems of delayed alerts, diminished alert notification service, and “throttling” of alerts with the following LifeLock officers and employees, among others: Lenstrohm, Director, Direct Response; Erick Dickens,

1279432.1 - 12 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 119 of 289

Vice President of Marketing; Amanda Mellon, Senior Manager; Brent Hazel, Manager; Melinda Keels, Finance; and Gregory Lim, Burke’s immediate supervisor. According to Burke, he raised concerns to these officers and employees about the effects of not sending out alerts, specifically addressing that “throttling” might violate the FTC Order. Burke also recommended that LifeLock “adjust its marketing messaging to reflect this diminished service.” Id. at ¶¶ 16, 19.
49. In February 2014, LifeLock settled Burke’s wrongful termination suit for an undisclosed amount.
50. To further put all this into perspective, a LifeLock website reports that LifeLock “members receive over 20,000 alerts for potential identity fraud on a weekly basis.” See http://www.lifelockbusinesssolutions.com/why-lifelock/trust-lifelock/. With an estimated three million members, this means that the typical LifeLock member receives one alert every 150 weeks.
C. LifeLock Falsely Touts Its Patented Technology to Mislead Customers into Believing It Will “Stop Thieves Before They Do Damage”
51. In addition to the already described misdeeds, LifeLock falsely and/or misleadingly leads customers to believe that its patented technology will “stop thieves before they do damage.” However, this is a guarantee that LifeLock cannot back, as either a legal or practical matter.
52. Via its website, LifeLock purports to “review each attempt to misuse your identity, and proactively contact you anytime we detect an exposure or threat.” However, LifeLock’s representation gives customers a false sense of security because LifeLock’s technology, systems, and personnel are inadequate to provide this level of protection.
53. First, and as previously noted, LifeLock’s network is far more limited than LifeLock represents and LifeLock’s “alert” services were so riddled with problems that the Company instituted a code freeze, meaning that members did not receive notification of potential exposures or threats because LifeLock routinely turned these services off. Thus, LifeLock’s technology cannot, as a practical matter, guarantee to “stop thieves before they do damage.”

1279432.1 - 13 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 120 of 289

54. Second, LifeLock’s systems and personnel are not equipped to handle the level of administrative, technical, and physical safeguards that is necessary to provide the promised protections.
55. More specifically, all Lifelock subscribers, including Plaintiffs and all members of the proposed Class, provide Lifelock with sensitive personal data, including credit card, social security and bank account numbers. The FTC Order, in addition to what has previously been listed, ordered LifeLock (as well as any business entity controlled by Davis that collects, maintains, or stores personal information from or about consumers) to “establish and implement, and thereafter maintain, a comprehensive information security program that is designed to protect the security, confidentiality, and integrity of personal information collected from or about consumers. Such program, the content and implementation of which must be fully documented in writing, shall contain administrative, technical, and physical safeguards appropriate to the entity’s size and complexity, the nature and scope of the entity’s activities, and the sensitivity of the personal information collected from or about consumers . . . .” In this same vein, the FTC Order required LifeLock to (1) make an initial assessment and biennial assessments for twenty years on the effectiveness of its safeguards, and (2) distribute a copy of the FTC order to all principals, officers, directors, managers, employees, agents, and representatives for a period of five years, or until February 23, 2015.
56. Despite the obligations imposed by the FTC Order, LifeLock continued to use ineffective administrative, technical, and physical safeguards, failed to routinely assess and report the adequacy of the effectiveness of its safeguards, and failed to distribute the FTC Order to required personnel. All the while, however, LifeLock falsely and/or misleadingly represented that it would “stop thieves before they do damage.”
57. The deficiencies in LifeLock’s systems and staffing have been documented by a Company insider. Indeed, on the heels of the Burke settlement, insider Michael D. Peters (“Peters”), LifeLock’s Chief Information Security Officer from approximately May 24, 2013 through July 29, 2013, corroborated Burke’s allegations of wide-scale problems and himself filed

1279432.1 - 14 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 121 of 289

a complaint against LifeLock for wrongful termination and violation of whistleblower protection laws, a suit that remains ongoing.
58. In his complaint against LifeLock, Peters alleges that upon commencing work at LifeLock, he immediately began an initial risk assessment of the Company. Peters states that prior to his risk assessment, the Company had never conducted a bona fide risk assessment. Ex. 3: Peters Compl. ¶ 17.
59. Peters further alleges that the risk assessment uncovered that LifeLock’s technology and security were ineffective to deliver the protections LifeLock promised. Specifically, Peters determined that
• LifeLock’s internal capacity for governance implemented (policies, audit plan, change controls, architecture review, etc.) was at 47% of the minimum to protect LifeLock’s customers and their sensitive information.” (Id. at ¶ 18);
• “LifeLock’s technological security readiness (intrusion prevention, data leakage, data encryption, access controls, physical security, etc.) was only at 27% of the minimum to protect LifeLock’s customers and their sensitive information.” (Id. at ¶ 19); and
• “LifeLock’s security vigilance (vulnerability testing, auditing, monitoring, awareness education, event logging, incident management, etc.) was at 0% of the minimum to protect LifeLock’s customers and their sensitive information.” (Id. at ¶ 20).
60. According to Peters, these deficiencies were due, in large part, to deficient staffing. LifeLock only had two people responsible for security. One individual lacked technical skill and only had minimal security experience. While the other had technical skills, he was newly out of college and lacked experience. Peters determined that millions of consumers were at risk, which led Peters to advise LifeLock Chief Financial Officer, Chris Power, and LifeLock Chief Information Officer, Rich Stebbins, that LifeLock should immediately hire 12 information security professionals. Peters reports that in response, LifeLock fired Peters, resulting in Peters filing suit. (Id. at ¶¶ 20-25.)

1279432.1 - 15 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 122 of 289

61. Peters further states that the findings of his assessment included discovery of multiple examples of LifeLock’s misleading, unfair, and/or deceptive practices, including, among others, the following:
• LifeLock’s director of internal audits, Tony Valentine, had collected evidence from the information security team that existed prior to Peters’s arrival related to access logging, audit logging, audit log reviews, network security controls, and data leakage controls that either (1) did not truly exist because the technology was still in boxes; or (2) LifeLock lacked the staff to keep track of everything; or (3) such reviews were not actually conducted.
• LifeLock employee Dave Bridgman reported that LifeLock’s current practice was to manipulate the customer alerts sent to its elderly customers. LifeLock would turn off or reduce the services alerting elderly customers to reduce the call volume received by LifeLock’s customer support center.
• LifeLock was in the process of finalizing a new product offering called PassLock. This system was designed to allow customers to include their passwords for up to ten accounts. PassLock would then crawl through hundreds of internet sites to check the username and password supplied by the customer and report back to the customer. The problem was that the database was not being protected with industry-grade encryption. The database was predicted to contain millions of customer credentials that would be devastating to consumers if a breach occurred. Moreover, the system was going to utilize third-party cloud hosting business without that third party’s knowledge or consent. Technically, the PassLock crawling would be identified by most service providers as intrusive, illegal, illegitimate, and then blacklist the source address.
Id.
62. Accordingly, company insiders have confirmed that LifeLock intentionally misled its customers concerning the scope and effectiveness of its services.

1279432.1 - 16 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 123 of 289

63. Moreover, the Consumer Product Advisor reports that LifeLock’s products and services are marketed in a confusing and convoluted way, masking their limitations, exclusions, and restrictions, and making it impossible for consumers to knowingly determine what these products cover and whether they provide a worthwhile benefit.
64. LifeLock is able to perpetuate its maze-like services through use of its “affiliates.” As part of its marketing campaign, LifeLock uses an affiliate program whereby people and/or businesses create websites and blogs that link to LifeLock.com. The affiliates receive a commission on each enrollment generated from their site or review. Thus, LifeLock’s affiliates are incentivized to perpetuate LifeLock’s advertising and marketing scheme and mislead consumers.
65. Moreover, even though the FTC Order requires LifeLock to distribute a copy of the FTC Order to LifeLock’s affiliates, upon information and belief, LifeLock fails to provide its affiliates a copy of the FTC Order. Failure to do so is itself a violation of the FTC Order.
66. In addition, upon information and belief, LifeLock fails to adequately inform its members that the Company only runs a credit report once a year and that the Sex Offender list maintained by LifeLock is not updated on a daily or weekly basis.
67. Upon further information and belief, Defendant’s customer service representatives employ an array of deceptive tactics to thwart members’ ability to cancel their Membership Plans, such as putting customers on hold for lengthy amounts of time, citing misleading identity theft statistics, and telling consumers that without LifeLock’s services their identity will be stolen.
68. Indeed, various customer complaints posted on www.consumeraffairs.com/privacy/lifelock.html report that LifeLock does not timely respond to cancellation requests and/or uses scare tactics to bully or mislead customers into believing that they are unsafe without LifeLock. Moreover, customers report that even after canceling their accounts, or at least a portion thereof, they continued to be billed by LifeLock for the canceled services.
69. In sum, LifeLock’s marketing and sales representations misrepresent that Defendant’s services have many hidden, variable, and narrow restrictions; that Defendant’s alert

1279432.1 - 17 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 124 of 289

notification services are substantially diminished because of the Company’s practice of “throttling” alerts; and that Defendant’s monitoring services were not equipped to handle and protect a customer’s personal information as represented by LifeLock. Consequently, LifeLock’s promise to “stop thieves before they do damage” is a falsehood.
D. LifeLock Promises Protection That It Purports Other Banks and Credit Card Companies Cannot Provide

70. In 2008, Experian Information Solutions, Inc. (“Experian”), a credit reporting agency, filed suit against LifeLock alleging that LifeLock’s practice of placing and renewing “fraud alerts” under consumers’ names violated the federal Fair Credit Reporting Act (“FCRA”) because the statutory language excludes corporations such as LifeLock from placing “fraud alerts”. According to court documents, LifeLock called Experian’s fraud hotline up to 15,000 times a day to request “fraud alerts.”
71. In an order granting partial Summary Judgment in favor of Experian, the Honorable Andrew J. Guilford agreed with Experian, finding that under the language of the statute and its legislative history, “the FCRA embodies an established public policy against companies like LifeLock placing fraud alerts on behalf of consumers.” See Experian Information Solutions, Inc. v. LifeLock Inc. (Case No. SACV08-00165 AG), Order Granting Motion for Partial Summary Judgment, attached hereto as Ex. 1. Accordingly, the very premise of LifeLock’s promised protections, i.e. the Company setting fraud alerts on behalf of its consumers, was declared unlawful.
72. Despite the court’s ruling in Experian, LifeLock’s business model and services have remained substantially unchanged since 2005. See http://consumerproductadvisor.com/lifelock-review/. Indeed, on the website www.lifelockblog.com/why-lifelock/, which upon information and belief is owned by LifeLock, has a 2015 copyright and was last visited by Plaintiffs’ counsel on January 14, 2015, LifeLock continues to represent that “LifeLock will request on your behalf that fraud alerts be placed on your accounts – By doing these, creditors will use extra care to identify who you are to investigate the validity of any transaction.”

1279432.1 - 18 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 125 of 289

73. On this same website, LifeLock further represents that “If a child has a credit report, LifeLock will request that fraud alerts be placed on the child’s accounts.” See www.lifelockblog.com/why-lifelock/.
74. However, at no time does LifeLock inform consumers that under the statutory language of the FCRA, only an individual is allowed to place a “fraud alert,” either for themselves, or acting on behalf of or as a personal representative to another individual.
75. Likewise, LifeLock fails to inform consumers that a federal court has previously ruled that placement of fraud alerts by LifeLock with any credit reporting agency violates public policy.
76. As set forth above in ¶27the FTC Order enjoins LifeLock from misrepresenting, expressly or by implication, “the means, methods, procedures, effects, effectiveness, coverage, or scope” of LifeLock’s services. Thus, LifeLock had an ongoing duty throughout the Class Period to provide accurate and non-misleading information with regard to “the means, methods, procedures, effects, effectiveness, coverage, or scope” of its services. Notwithstanding this duty, throughout the Class Period, Defendant made, and continues to make, material misrepresentations and omissions.
77. Moreover, as set forth above, LifeLock’s technology and personnel were deficient and incapable of protecting the security, confidentiality, and integrity of personal information collected from or about consumers as promised. Thus, in reality, LifeLock provides an inferior service to that offered by other banks and credit card companies for free.
78. Notably, at around the same time Peters filed his wrongful termination suit against LifeLock in federal court, Peters filed a whistleblower complaint with the FTC. As a result, in or about August 2013, the FTC opened an investigation into LifeLock’s current policies, procedures, and practices. Upon information and belief, the FTC investigation remains ongoing.
79. Thus, Defendant’s representations that LifeLock offers protection that other banks and credit companies can’t are misleading, at best.

1279432.1 - 19 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 126 of 289

E. LifeLock Uses Statistical Analyses and Testimonials to Mislead Consumers of the Risk of Identity Theft and the Benefits and Results of LifeLock’s Services
80. Upon information and belief, the foundation of LifeLock’s marketing strategy is the use of misleading statistics and testimonials, as well as other scare tactics.
81. More specifically, on its website, LifeLock proclaims that “according to the Department of Justice, approximately 16.6 million Americans were victims of identity theft in 2012, sustaining more than $24 billion of economic losses.” (citing “Victims of Identity Theft, 2012,” Department of Justice, 2012).
82. At the same time, LifeLock assures that “[w]ith approximately 3 million LifeLock members, we’re committed to providing our consumers peace of mind amid the growing threat of identity theft.”
83. However, LifeLock’s statistics are misleading at best. In point of fact, in a 2014 report on industry statistics, Javelin Research reported that 88% of all U.S. fraud loss was related to fraud on existing accounts and that new account fraud has fallen to “historic lows.” In this same report, Javelin found that the incidence of new account fraud was only 0.5% in 2013, down from 1.2% in 2012. Javelin further determined that new account fraud is rapidly declining because financial institutions have made it more difficult for criminals to open fraudulent accounts.
84. However, LifeLock makes no differentiation in its marketing. This is undoubtedly because LifeLock does not monitor charges on customers’ existing accounts, only on new accounts. Stated another way, LifeLock does not protect against those instances where someone steals your credit-card number and begins making purchases with that information. Thus, LifeLock’s services only pertain to a fraction of a percent of current identity theft trends.
85. Notwithstanding the small umbrella of protection actually provided by LifeLock, LifeLock’s use of such statistics falsely and misleadingly conveys the message that the scope of LifeLock’s network is more expansive than it actually is, as well as falsely and/or misleadingly conveying the characteristics of LifeLock’s Membership Plans and its $1 Million Guarantee. In truth, and as further discussed below, LifeLock’s services and purported patented technology

1279432.1 - 20 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 127 of 289

regularly fail to notify customers of new account openings, auto loans, and/or wireless account activity. In reality, it simply does not provide the promised “comprehensive” protection that it purports other banks and credit companies cannot offer.
86. Moreover, LifeLock’s use of such statistics fails to inform consumers that LifeLock does not protect against tax and wage-related fraud, which the FTC listed as the most common type of identity theft in 2012. See https://www.truthinadvertising.org/lifelocksprotection-leaves-much-to-be-desired/.
87. LifeLock is able to further perpetuate its commercial deception and mask the true scope of its network through use of false and/or misleading testimonials. These testimonials are used to aid in the appearance of legitimacy; however, they falsely and misleading present the scope and effectiveness of LifeLock’s services.
88. For example, a testimonial from Gene Z. on LifeLock’s website states that Gene Z. was contacted by a company that sold large computer equipment and asked if he had purchased a computer, which he had not. Gene Z. states that while he was in the process of looking up his credit card information, he received a call from LifeLock informing him that someone had tried to use his social security number to open a phone account. Gene Z. further states that he informed LifeLock of the potential credit card fraud and asked LifeLock what he needed to do. Gene Z. states that LifeLock told him “Don’t worry, we’ll take care of everything.” First, this testimonial falsely and/or misleadingly conveys the message that LifeLock protects against any and all credit card fraud, which it does not. Second, this testimonial falsely and/or misleadingly conveys the message that LifeLock handles every aspect of a customer’s ordeal while the customer has zero responsibility to take any action. In reality, LifeLock mandates a list of exclusions and preconditions that substantially limit the applicability of LifeLock’s services and its $1 Million Total Service Guarantee. Third, this testimonial falsely and/or misleadingly conveys the message that LifeLock’s services will prevent identity theft, a representation that LifeLock cannot guarantee.
89. Similarly, a second testimonial from Justin L., also on LifeLock’s website, recounts how Justin L. was contacted by several credit card companies to verify credit

1279432.1 - 21 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 128 of 289

applications, which he did not in fact apply for. Justin L. further states that whoever was attempting to open these new accounts in his name, also got into his bank account. Justin L. then states that he signed up for LifeLock and has had no problems since. This testimonial falsely and/or misleadingly leads consumers to believe that the result a customer can expect after signing up with LifeLock is a complete reduction in identity theft threats, i.e. that LifeLock’s services will prevent identity theft. Further, this testimonial falsely and/or misleadingly conveys the message that LifeLock’s services provide complete protection and/or greater protection than credit card companies provide. Also, this testimonial falsely and/or misleadingly conveys the message that when someone tries to misuse a customer’s information LifeLock automatically kicks in.
90. Another testimonial used by LifeLock, and found at http://www.reviewsonlife.com/life-reviews/life-testimonial.html, states, “As the owner of a small business my employees are an extension of my family. I looked into LifeLock and immediately paid to sign everyone up.” This testimonial is false and/or misleading because it conveys the message that LifeLock provides protection for all business activities, when, in fact, it does not. See below.
91. The testimonials described above are unsubstantiated and/or falsely and/or misleadingly overstate the services provided by LifeLock and the benefits and results achieved by utilizing LifeLock’s services. In truth, LifeLock’s network is extremely limited and is dependent upon the exchange of electronic information, meaning it does not have the capacity to monitor paper applications. Moreover, the scope, quality, and characteristics of its services do not provide the protections promised because LifeLock’s safety protocols are not sufficient, LifeLock’s suffers from lack of adequate personnel, and many of LifeLock’s services are available to a consumer for free.
92. In this same vein, celebrity endorsements from Rush Limbaugh, Rudy Guiliani, Montel Williams, and others falsely and misleadingly convey the effectiveness of LifeLock’s services. Indeed, each of these paid advertisers give LifeLock customers a false sense of security

1279432.1 - 22 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 129 of 289

because, as described herein, LifeLock’s services are predicated on illusory, worthless, and/or misleading promises.
F. LifeLock’s $1 Million Total Service Guarantee is Nothing More Than a Clever Marketing Ploy That Is Essentially Worthless
93. Through its website and advertisements, LifeLock makes the blanket statement “Sign up for any LifeLock membership and you’re immediately backed by our $1 Million Total Service Guarantee.”
94. LifeLock further proclaims, “If you become a victim of identity theft while a LifeLock member, we’ll spend up to $1 million to hire experts, lawyers, investigators, consultants and whomever else it takes to help your recovery. Benefits under the Service Guarantee are provided under a zero deductible identity theft insurance policy.” Also promising, “Our U.S. based recovery agents work closely with you to evaluate your specific situation and provide the support you need to recover quickly. When necessary, a Certified Resolution Specialist will handle your case step by step.”
95. Broken down, LifeLock’s $1 Million Identity Theft Guarantee has two components: (1) identity theft insurance, and (2) a service guarantee.
96. The first part of LifeLock’s $1 Million Guarantee, i.e. the identity theft insurance, is described by LifeLock as follows: “Identity theft insurance included with your LifeLock membership – with zero deductible – reimburses you for certain out-of-pocket expenses.”
97. Notably, LifeLock is not an insurance company. Accordingly, the insurance component of the guarantee is provided by a third-party insurance company called State National Insurance Company (“State National”).
98. However, the insurance policy provided by State National contains an exhaustive list of restrictive provisions and exclusions, rendering the policy less than the premiums paid for it. More specifically, the Master Policy provides the following exclusions:
• Any loss arising from dishonest acts;
• Any loss arising from bodily injury;
• Any loss arising from war or terrorism;

1279432.1 - 23 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 130 of 289

• Any loss arising from pollution;
• Any loss arising from radioactive Contamination;
• Any loss arising from contract frustration business;
• Any loss arising from failure to or delay in delivery or supply of any form of property whatsoever;
• Any loss arising from any form of financial guarantee, surety, or credit indemnity;
• Any loss arising from fraudulent withdrawals by immediate family members;
• Any loss not reported within 90 days;
• Any loss arising from any business activity;
• Any loss resulting from or arising out of the destruction, confiscation, or seizure by order of any government of public authority; and
• Any loss arising from a voluntary disclosure of any code or other security information.
In addition, the Master Policy has an exhaustive list of conditions precedent. These limitations and restrictions prevent consumers from being able to decipher what is covered and what is not and/or the true value of the Master Policy.
99. The second component, the service guarantee, is described by LifeLock as follows: “If you become a victim of identity theft while you are a LifeLock member we will spend up to $1 million to hire experts, lawyers, investigators, consultants, and whoever else it takes to help your recovery.” Thus, the service guarantee is supposed to cover legal costs, remediation, service costs, and case management costs in the event of an identity theft.
100. However, LifeLock’s service guarantee is limited by the Master Policy, which provides as follows:

Remediation Service Cost. The amount of reasonable and necessary expenses paid to investigators and other third-party business providers who are retained by LifeLock and provide any services that are reasonably necessary, viewed in the context of LifeLock’s business and Membership Programs, to restore the good name and identity of the Insured, or to recover Losses of the Insured in accordance with any Membership Program. (emphasis added)

Consequently, because the service guarantee is given in the context of “LifeLock’s business and

1279432.1 - 24 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 131 of 289

Membership Programs” and, as described herein, LifeLock’s network and services are severely limited and/or restricted, LifeLock’s service guarantee does not cover a variety of identity theft instances and/or losses incurred by LifeLock’s customers.
101. Thus, upon information and belief, LifeLock’s $1 Million Service Guarantee is illusory. Demonstrating the illusory nature of LifeLock’s guarantee, LifeLock Senior Vice President Mike Prusinski reported that as of September 27, 2011, the largest payout under the service guarantee was approximately $2,500 (a fraction of 1% of the $1 Million Total Service Guarantee).
III. LifeLock Breached Its Contractual Obligations
102. Through its advertising, website, and Service Terms, LifeLock made analogous offers to Plaintiffs and the members of the Class to protect their identity by, among other things, providing “comprehensive” protection that “banks and credit card companies” cannot provide, “up-to-the-minute” alerts, adequate safeguards and personnel, and a $1 Million Total Service Guarantee. See Ex. 4 (LifeLock client agreement).
103. Plaintiffs and the Class accepted LifeLock’s offer and provided consideration through payment of Membership Fees.
104. Upon information and belief, all relevant contracts contain a clause stating:

…any Services provided hereunder will be governed by the laws of the State of Arizona, without regard to any laws that would direct the choice of another state’s laws and, where applicable, will be governed by the federal laws of the United States.
Accordingly, class-wide application of Arizona law is appropriate.
105. LifeLock breached its contract with Plaintiffs and the members of the Class by making material misrepresentations about the agreement and its services.
106. Up to 3 million people paid on average between $10.00 and $30.00 for a service LifeLock promised, but did not – and could not – provide. In reliance on that promise, those who subscribed to LifeLock’s products at worst were left unprotected and suffered further harm, and at best were paying for a service that they were not receiving.

1279432.1 - 25 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 132 of 289

107. LifeLock’s first contractual promise to its subscribers is that it provides “comprehensive” identity theft protection. Subscribers rely on LifeLock’s promise of “comprehensive” monitoring to mean that LifeLock does in fact have the capability of providing such a service. As stated above, LifeLock’s services do not cover some of the largest credit card companies and businesses, nor does it cover car loans. Instead, LifeLock only monitors 250 institutions in total, less than 3% of entities that would require monitoring.
108. Failure to monitor the remaining 97% of entities which could be the source of identity theft for subscribers is a clear breach of LifeLock’s contractual obligation to provide comprehensive monitoring.
109. LifeLock’s second contractual promise is that it provides timely and continuous 24/7/265 “alert” services. Subscribers rely on this service to notify them of any suspicious activity related to their identities. Not only does LifeLock lack the resources and personnel to follow through on this service, but also, LifeLock has actually suspended this service entirely both because of system failures and as a way of deflecting customer service calls.
110. This is an example not simply of failure to comply with a contractual obligation, but rather a failure to perform the contractual obligation at all. Subscribers rely on notifications of suspicious activity so that they may proactively take next steps in protecting themselves. By throttling or shutting down the alert system entirely, LifeLock fails to meet its contractual obligation of keeping its subscribers informed of suspicious activity.
111. LifeLock’s third contractual promise is that it employs a patented alert system which stops identity theft before it does damage. This was an obligation that LifeLock did not meet, and could not as a practical or legal matter. Numerous audits and recommendations were presented to LifeLock regarding its products and policy that brought to light deficiencies in LifeLock’s ability to deliver on this particular promise. (See ¶ 45 through 60). Despite having notice that they did not have the technology, personnel, and expertise to deliver this service, LifeLock nevertheless promised to provide it to subscribers and charged them for it. Moreover, as described in ¶ 60 above, some of the technology which LifeLock intended to use to sweep the

1279432.1 - 26 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 133 of 289

web first left its subscribers’ personally identifiable information entirely unencrypted and second was arguably illegal.
112. LifeLock’s fourth contractual promise is that it provides a monitoring service that banks and credit card companies cannot provide. Subscribers rely on this promise and pay LifeLock to provide a superior service than their banks or credit card companies. As discussed above, LifeLock’s lack of technology, personnel, and expertise has made it impossible for them to deliver even a substandard level of care in credit monitoring, let alone provide a service superior to that provided by banks and credit card companies for free.
113. Finally, LifeLock’s fifth contractual obligation is that it will use statistical analyses on rising trends in identity theft to better protect its subscribers. Subscribers rely on this promise by trusting that LifeLock will stay up-to-date and adjust its monitoring accordingly. Data over the past three years has clearly shown that the incidence of new account fraud accounts for the clear minority of fraud, and instead that the vast majority of fraud is related to existing accounts. And yet, LifeLock fails to provide for this exact type of identity theft – if someone steals your credit card number and uses it to make purchases, LifeLock won’t help you.
114. In sum, LifeLock fails to deliver on any of the above contractual obligations it promises to provide. And in exchange, up to 3 million subscribers pay LifeLock up to $30.00 a month, believing they are protected when in fact they are getting nothing in return.
FACTUAL ALLEGATIONS SPECIFIC TO NAMED PLAINTIFFS
115. Plaintiff Napoleon Ebarle has been a member of LifeLock since at least 2012. In addition, Plaintiff Napoleon Ebarle enrolled his wife and two minor children. Since his enrollment and based on LifeLock’s representations and promises, Plaintiff Napoleon Ebarle has paid LifeLock a fee of approximately $40 a month for LifeLock’s services.
116. Based on LifeLock’s advertisements and representations, as identified herein, Plaintiff Napoleon Ebarle understood and/or had the impression that LifeLock would protect against any attempt to steal his identity or fraudulently procure credit under his name, would contact him in the event his personal data was used, and send him “up-to-the-minute” alerts. In

1279432.1 - 27 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 134 of 289

accord with Plaintiff Ebarle’s understanding, he submitted his, his wife’s, and his children’s personal information to LifeLock.
117. In or around August of 2014, Plaintiff Ebarle opened a Discover account; however, Plaintiff Ebarle did not receive an alert from LifeLock in connection with this new account opening.
118. Similarly, in or around October 2014, Plaintiff Ebarle opened a new account with US bank and Wells Fargo. Yet again, however, Plaintiff Ebarle did not receive any notifications from LifeLock in connection with these account openings.
119. In comparison to LifeLock’s inability and/or failure to detect and report these activities, each of the three (3) instances described above was detected and reported to Plaintiff Ebarle through his alternative account with Protect My ID, a LifeLock competitor.
120. Consequently, it is clear that Plaintiff Ebarle did not receive the services and/or support promised by LifeLock and paid for by Plaintiff Ebarle, and that LifeLock does not provide the superior “comprehensive” services promised.
121. Additionally, during the period from March through December 2014, while Plaintiff Ebarle received approximately six alerts pertaining to his wife’s personal information from Protect My ID, he did not receive a single alert from LifeLock. Upon contacting LifeLock, Plaintiff Ebarle learned that despite paying for services for himself and his wife, LifeLock was not servicing the account for his wife, even though Plaintiff Ebarle had been charged for and paid for these services.
122. Plaintiff Jeanne Stamm subscribed to LifeLock in 2008. Since that time, Plaintiff Stamm has paid LifeLock a fee of $9 per month, or $108 a year.
123. Based on LifeLock’s advertisements and representations, Plaintiff Stamm understood and/or had the impression that LifeLock would protect against any attempt to steal her identity or fraudulently procure credit under her name and send her timely alert notifications. Based on her understanding, Plaintiff Stamm submitted her personal information to LifeLock.
124. At no time relevant hereto was Plaintiff Stamm aware that LifeLock was not permitted to submit fraud alerts on her behalf; that LifeLock’s consumer alert notification

1279432.1 - 28 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 135 of 289

services were routinely disabled by the Company; or that LifeLock’s technology and personnel were deficient and incapable of protecting the security, confidentiality, and integrity of personal information collected from or about consumers as promised.
125. Plaintiff Brian Litton has been a member of LifeLock since 2007. In addition, Plaintiff Litton enrolled his wife and minor child. Since his enrollment and based on LifeLock’s representations and promises, Plaintiff Litton has paid LifeLock a fee of approximately $30 a month for LifeLock’s services.
126. Based on LifeLock’s advertisements and representations, Plaintiff Litton understood and/or had the impression that LifeLock would protect against any attempt to steal his identity or fraudulently procure credit under his name, would contact him in the event his personal data was used, and send him timely alerts. In accord with Plaintiff Litton’s understanding, he submitted his, his wife’s, and his child’s personal information to LifeLock.
127. In or around late February 2015, Mr. Litton received correspondence from a credit company that someone was attempting to open a credit account in his name. He informed the company that it was not him, and the credit card company closed the account. Mr. Litton never received an alert from LifeLock.
128. Shortly after this incident, someone did open a Sears account in Mr. Litton’s name, charging approximately $750.00. Mr. Litton called and canceled the credit card. Again, Mr. Litton never received a notification from LifeLock. When Mr. Litton called LifeLock to inquire why the Company was not sending him notifications on these account openings, LifeLock instructed him that he needed a different plan for LifeLock to monitor these activities and to assist him in restoring his name.
129. Based on LifeLock’s representations, Mr. Litton enrolled in LifeLock’s Ultimate Plan and was told that a service representative would contact him within 24 to 72 hours. In the meantime, through its free service, Citibank assisted Mr. Litton in contacting the credit unions and sending out affidavits to put a lock on his credit. Mr. Litton was only contacted by LifeLock after he had already handled the problems, meaning he received none of the promised protections and/or assistance that LifeLock represented it would provide.

1279432.1 - 29 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 136 of 289

130. Plaintiff Reiner Jerome Ebarle subscribed to LifeLock in mid-2012. Since that time, Plaintiff Reiner Ebarle has paid LifeLock a fee of $9 per month, or $108 a year.
131. Based on LifeLock’s advertisements and representations, Plaintiff Reiner Ebarle understood and/or had the impression that LifeLock would protect against any attempt to steal his identity or fraudulently procure credit under his name and send him timely alert notifications. Based on his understanding, Plaintiff Reiner Ebarle submitted his personal information to LifeLock.
132. At no time relevant hereto was Plaintiff Reiner Ebarle aware that LifeLock was not permitted to submit fraud alerts on her behalf; that LifeLock’s consumer alert notification services were routinely disabled by the Company; or that LifeLock’s technology and personnel were deficient and incapable of protecting the security, confidentiality, and integrity of personal information collected from or about consumers as promised.
133. As such, Plaintiffs were charged and paid fees for services that were not as represented, were illegal for the Company to perform, were non-existent, and/or virtually worthless.
FRAUDULENT CONCEALMENT AND TOLLING
134. The applicable statutes of limitations are tolled by virtue of Defendant’s knowing and active concealment of the facts alleged above. Plaintiffs and class members were ignorant of the information essential to the pursuit of these claims, without any fault or lack of diligence on their own part.
135. At the time this action was filed, Defendant was under a duty to disclose the true, character, quality, and nature of LifeLock’s services to Plaintiffs and the Class. Defendant is therefore estopped to rely on any statute of limitations.
136. Defendant’s fraudulent concealment is common to the Class.
CLASS ACTION ALLEGATIONS
137. Plaintiffs bring this action against LifeLock as a class action pursuant to the Federal Rules of Civil Procedure 23(a) and 23(b)(2) and (b)(3)

1279432.1 - 30 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 137 of 289

138. Plaintiffs seek certification of this action on behalf of the following class (the “Class”): all persons in the United State who are or were, during January 19, 2009, through the resolution of this matter (the “Class Period”) subscribers of LifeLock’s fee-based theft protection services. Excluded from the Class are Defendant, any parent, subsidiary, affiliate, or controlled person of Defendant, as well as the officers, directors, agents, servants or employees of Defendant and the immediate family members of any such person. Also excluded is any judge who may preside over this cause of action.
139. The exact number of the Class, as herein identified and described, is not known, but it is estimated to number in the thousands. The Class is so numerous that joinder of individual members herein is impracticable.
140. There are common questions of law and fact in the action that relate to and affect the rights of each member of the Class and the relief sought is common to the entire Class. In particular, the common questions of fact and law include:
(A) Whether Defendant’s alert notification services were subject to regular delays and/or shut-downs;
(B) Whether Defendant failed to maintain compliance with the FTC Order;
(C) Whether Defendant’s technology and safeguards were deficient to deliver the protections as promised;
(D) Whether Arizona law applies to the putative Class; and
(E) Whether members of the Class have sustained damages, and, if so, in what amount.
141. The claims of the Plaintiffs, who are representative of the Class herein, are typical of the claims of the proposed Class, in that the claims of all members of the proposed Class, including the Plaintiffs, depend on a showing of the acts of Defendant giving rise to the right of Plaintiffs to the relief sought herein. There is no conflict between the individually named Plaintiffs and other members of the proposed Class with respect to this action, or with respect to the claims for relief set forth herein.

1279432.1 - 31 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 138 of 289

142. The named Plaintiffs are the representative parties for the Class, and are able to, and will fairly and adequately protect the interests of the Class. The attorneys for Plaintiffs and the Class are experienced and capable in complex civil litigation, consumer fraud litigation and class actions.
143. The class action procedure is superior to all other available methods for the fair and efficient adjudication of this controversy. This action would permit a large number of injured persons to prosecute their common claims in a single forum simultaneously, efficiently, and without unnecessary duplication of evidence and effort. Class treatment also would permit the adjudication of claims by class members whose claims are too small and complex to individually litigate against a large corporate defendant.
COUNT I
VIOLATION OF THE ARIZONA CONSUMER FRAUD ACT
144. Plaintiffs repeat and reallege all preceding paragraphs contained herein.
145. LifeLock’s acts and omissions constitute material misrepresentations and concealments in connection with the sale or advertisement of its services in violation of the Arizona Consumer Fraud Act, Ariz. Rev. Stat. § 44-1522(A).
146. Specifically, LifeLock used false, deceptive and misleading statements, concerning the scope and effectiveness of its services; LifeLock’s ability to provide continuous alerts and services; LifeLock’s ability to place fraud alerts under the FCRA; and the limitations, exclusions, and restrictions on LifeLock’s services.
147. Likewise, LifeLock’s advertisements and website were misleading, false, and/or deceptive regarding the efficacy of LifeLock’s technology and safeguards.
148. LifeLock further omitted and/or concealed material facts. For example, LifeLock concealed the fact that the Company was regularly engaged in the practice of throttling, that LifeLock’s network and safety protocols were not and/or could not function at the level promised. In addition, LifeLock also failed to disclose the effects of not sending out alerts.
149. LifeLock’s advertisements, marketing, and customer service representatives purposely used inconsistent and confusing terms and/or high pressure sales tactics so as to

1279432.1 - 32 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 139 of 289

confuse customers and prevent them from bringing legitimate claims and/or canceling their services.
150. Upon information and belief, LifeLock knowingly violated the terms of the FTC Order and used false, misleading, and deceptive representations and/or omissions in the advertising, marketing, and sales of its services.
151. As a result of LifeLock’s misrepresentations and omissions, LifeLock’s members paid substantial fees, were injured and sustained damages in an amount to be proven at trial. These damages include, at a minimum, payments of monthly charges for services that were not as represented and payments for a service that is illegal for a company such as LifeLock to perform.
COUNT II
BREACH OF CONTRACT
152. Plaintiffs repeat and reallege all preceding paragraphs contained herein.
153. By contract, LifeLock agreed to provide Plaintiffs and the members of the Class Membership Plans and protections as advertised.
154. LifeLock breached its contracts with Plaintiffs and the members of the Class by failing to provide the benefits and/or protections as promised.
155. As a direct and proximate result of Defendant’s breach, Plaintiffs and the Class are entitled to all damages arising from the breach of contract.
COUNT III
UNJUST ENRICHMENT
156. Plaintiffs repeat and reallege all preceding paragraphs contained herein.
157. Plaintiffs and the Class conferred benefits upon the Defendant by paying Membership Fees for the promised identity theft protections and services.
158. Although LifeLock received earnings and benefits from the sale of its Membership Plans and the collection of Membership Fees, LifeLock retained these revenues under conditions that would constitute an unjust enrichment of those revenues.

1279432.1 - 33 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 140 of 289

159. As a direct and proximate result of Defendant’s actions, Plaintiffs and the Class are entitled to restitution on the full amount by which the Defendant has been unjustly enriched and should be required to disgorge same to Plaintiffs and the Class.
COUNT IV
DECLARATORY JUDGMENT
160. Plaintiffs hereby repeat and reallege all preceding paragraphs contained herein.
161. An actual case and controversy within the meaning of the Federal Declaratory Judgment Act, 28 U.S.C. §§ 2201 and 2202, which may be adjudicated by this Court exists between Plaintiffs and proposed class members, and the Defendant.
162. Plaintiffs and all members of the proposed class have, had, or were subscribers of one of Defendant’s fee-based Membership Plans. Defendant’s Terms and Conditions provide that its insureds are treated consistent with the requirements of the laws and regulations of Arizona. Thus, per the governing contract, Arizona law controls how the Defendant’s customers must be treated by Defendant.
163. At the same time, the relationship between Defendant and its customers was subject to the FTC Order entered between Defendant and the FTC in 2010, which specifically enjoins LifeLock from misrepresenting, expressly or by implication, “the means, methods, procedures, effects, effectiveness, coverage, or scope” of LifeLock’s services.
164. Defendant, as a general policy and business practice, represented or created the impression that LifeLock’s Membership Plans provide: (a) protection from fraud or unauthorized account charges or “peace of mind”; (b) a solution to financial security; (c) live member support 24/7/365 and up-to-the-minute “alerts” of any threat of identity theft; and (d) a $1 million total service guarantee.
165. Accordingly, Defendant has violated, and continues to violate, Arizona law and the FTC Order and Plaintiffs are entitled to declaratory relief.
RELIEF
WHEREFORE, Plaintiffs, individually and on behalf of all others similarly situated, respectfully request that this Court:

1279432.1 - 34 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 141 of 289

a) determine that this action may be maintained as a class action under Rule 23 of the Federal Rules of Civil Procedure, that Plaintiffs are proper class representatives, and approve Plaintiffs’ Counsel as counsel for the Class;
b) enter an order demanding that Defendant pay monetary damages to the Plaintiffs, and all proposed Class members;
c) enter an order declaring that Defendant’s actions are unlawful; and
d) grant such other legal and equitable relief as the Court may deem appropriate, including costs and attorneys’ fees.

JURY DEMAND.
Plaintiffs and the Class members hereby request a trial by jury.
Dated: October 15, 2015             Respectfully submitted,
By: /s/ Joseph H. Bates
CARNEY BATES & PULLIAM, PLLC
Joseph Henry (“Hank”) Bates (CA #167688)
Randall K. Pulliam
11311 Arcade Drive, Suite 200
Little Rock, AR 72212
Telephone: (501) 312-8500
Fax: (501) 312-8505

LIEFF CABRASER HEIMANN
& BERNSTEIN, LLP
Michael W. Sobol (CA #194857)
msobol@lchb.com
RoseMarie Maliekel (CA #276036)
rmaliekel@lchb.com
275 Battery Street, 29th Floor
San Francisco, CA 94111-3339
Telephone: (415) 956-1000
Facsimile: (415) 956-1008

Attorneys for Plaintiffs

1279432.1 - 35 - AMENDED CLASS ACTION COMPLAINT
CASE NO. 3:15-CV-258

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 142 of 289

EXHIBIT 8

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 143 of 289

Exhibit 8

GENERAL RELEASE OF ALL CLAIMS BY PLAINTIFF NAPOLEON EBARLE.

1.In consideration for the settlement benefits described in the Class Action Settlement Agreement (“Settlement Agreement”) to which this General Release is an integral and material part, Napoleon Ebarle (“Ebarle”), on his own behalf and on behalf of his administrators, representatives, and assigns, hereby completely fully, finally, and forever releases, relinquishes, acquits, and discharges LifeLock, Inc. (“LifeLock”) and each of its respective present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and insurers, including all of their insurers’ affiliates, predecessors, successors, assigns, and reinsurers, and the respective agents, servants, attorneys, employees, officers, directors, shareholders, and representatives of the foregoing, and each of them, and all of the present and former directors, officers, employees, agents, attorneys, and shareholders of LifeLock and each of their present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns (“Released Parties”), from any and all manner of claims, actions, causes of action, suits, rights, debts, sums of money, payments, obligations, reckonings, contracts, agreements, executions, promises, damages, liens, judgments, and demands of whatever kind, type, or nature whatsoever, both at law and in equity, whether past, present, known or unknown, suspected or unsuspected, contingent or non-contingent, whether based on federal, state, or local law, statute, ordinance, regulation, code, contract, common law, or any other source, which Ebarle has, may now have, or has ever had against any of the Released Parties, or any of them arising from or in any way connected with Ebarle’s relationship with LifeLock, as of the date of Ebarle’s execution of this General Release including but not limited to claims that were asserted in or arising from or that may have arisen from the same facts alleged in the matter entitled Ebarle, et al. v. LifeLock, Inc., Case No. 3:15-CV-00258 HSG, currently pending in the District Court for the Northern District of California (the “Action”). This General Release covers all statutory, common law, constitutional, and other claims, including but not limited to:

(a)	Any and all claims concerning the advertising of LifeLock’s identity theft protection services;

(b)	Any and all claims concerning the advertising of LifeLock’s information security program;

(c)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its identity theft protection services;

(d)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its information security program;

(e)
Any and all claims under California’s Unfair Competition Law, Cal. Bus. & Prof. Code § 17200, et seq., the Arizona Consumer Fraud Act, A.R.S. § 44-1521, et seq., or any other applicable law or statute related to LifeLock’s advertising or disclosures concerning its identity theft protection services or information security program;

(f)
Any and all claims that LifeLock’s advertising or disclosures regarding LifeLock’s identity theft protection services or information security program constituted a fraudulent, unlawful, unfair, or deceptive business practice, were unconscionable, violated consumer protection statutes, and/or constituted a breach of contract and/or breach of the covenant of good faith and fair dealing or unjust enrichment; and/or

(g)
Any and all claims concerning any fact or circumstance that relates to LifeLock’s advertising or disclosures regarding its identity theft protection services or information security program (collectively, the “Released Claims”).

This General Release described herein covers, includes, and is intended to include all remedies that could be sought for the Released Claims including, but not limited to, statutory,
1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 144 of 289

constitutional, contractual, and common law claims for damages, costs, expenses, extra contractual damages, compensatory damages, exemplary damages, special damages, consumer redress, penalties, punitive damages, and/or damage multipliers, disgorgement, declaratory relief, equitable relief, injunctive relief, expenses, interest, and/or attorneys' fees and costs against LifeLock.

1.	Waiver of Unknown Claims. Ebarle has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF Kl',lOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Ebarle hereby voluntarily waives the rights described in Section 1542 and elects to assume all risks for claims that now exist in his favor, whether known or unknown, against the Released Parties. Accordingly, this General Release includes within its effect claims and causes of action which Ebarle does not know or suspect to exist in his favor at the time of his execution hereof and of the facts and circumstances relating in any manner to the Released Claims are hereafter found to be other than or different from the facts now believed to be true, this General Release shall remain effective.

2.Ebarle warrants and represents that he is the sole and lawful owner of all rights, title, and interest in and to all of the claims described above and that he has not heretofore voluntarily, by operation of law or otherwise, sold,·assigned, or transferred or purported to sell, assign, or transfer to any other person or entity such claims or any part or portion thereof.

3.
To the extent required by law, Garden City Group, LLC as the Settlement Administrator of the Settlement shall issue Ebarle a Form 1099 reflecting the payment of any settlement benefits described in the Class Action Settlement Agreement

4.Ebarle agrees that he alone is responsible for any tax consequences, including any penalties or interest, relating to the payment of any settlement benefits described in the Class Action Settlement Agreement

5.Ebarle and the Released Parties expressly agree that any and all force and effectiveness of this General Release is entirely contingent upon final approval of the Settlement, executed in the Action. Ifthe Settlement does not become final for any reason, then this General Release shall be null and void ab initio. Neither a modification of nor a reversal on appeal of the Service Award shall constitute grounds for cancellation or termination of this General Release, however.

Dated:	10/28, 2015
Napoleon Ebarle
/s/ Napoleon Ebarle

2

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 145 of 289

EXHIBIT 9

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 146 of 289

Exhibit 9

GENERAL RELEASE OF ALL CLAIMS BY PLAINTIFF JEANNE STAMM.

1.In consideration for the settlement benefits described in the Class Action Settlement Agreement (“Settlement Agreement”) to which this General Release is an integral and material part, Jeanne Stamm (“Stamm”), on his own behalf and on behalf of his administrators, representatives, and assigns, hereby completely fully, finally, and forever releases, relinquishes, acquits, and discharges LifeLock, Inc. (“LifeLock”) and each of its respective present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and insurers, including all of their insurers’ affiliates, predecessors, successors, assigns, and reinsurers, and the respective agents, servants, attorneys, employees, officers, directors, shareholders, and representatives of the foregoing, and each of them, and all of the present and former directors, officers, employees, agents, attorneys, and shareholders of LifeLock and each of their present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns (“Released Parties”), from any and all manner of claims, actions, causes of action, suits, rights, debts, sums of money, payments, obligations, reckonings, contracts, agreements, executions, promises, damages, liens, judgments, and demands of whatever kind, type, or nature whatsoever, both at law and in equity, whether past, present, known or unknown, suspected or unsuspected, contingent or non-contingent, whether based on federal, state, or local law, statute, ordinance, regulation, code, contract, common law, or any other source, which Stamm has, may now have, or has ever had against any of the Released Parties, or any of them arising from or in any way connected with Stamm’s relationship with LifeLock, as of the date of Stamm’s execution of this General Release including but not limited to claims that were asserted in or arising from or that may have arisen from the same facts alleged in the matter entitled Ebarle, et al. v. LifeLock, Inc., Case No. 3:15-CV-00258 HSG, currently pending in the District Court for the Northern District of California (the “Action”). This General Release covers all statutory, common law, constitutional, and other claims, including but not limited to:

(a)	Any and all claims concerning the advertising of LifeLock’s identity theft protection services;

(b)	Any and all claims concerning the advertising of LifeLock’s information security program;

(c)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its identity theft protection services;

(d)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its information security program;

(e)
Any and all claims under California’s Unfair Competition Law, Cal. Bus. & Prof. Code § 17200, et seq., the Arizona Consumer Fraud Act, A.R.S. § 44-1521, et seq., or any other applicable law or statute related to LifeLock’s advertising or disclosures concerning its identity theft protection services or information security program;

(f)
Any and all claims that LifeLock’s advertising or disclosures regarding LifeLock’s identity theft protection services or information security program constituted a fraudulent, unlawful, unfair, or deceptive business practice, were unconscionable, violated consumer protection statutes, and/or constituted a breach of contract and/or breach of the covenant of good faith and fair dealing or unjust enrichment; and/or

(g)
Any and all claims concerning any fact or circumstance that relates to LifeLock’s advertising or disclosures regarding its identity theft protection services or information security program (collectively, the “Released Claims”).

This General Release described herein covers, includes, and is intended to include all remedies that could be sought for the Released Claims including, but not limited to, statutory,
1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 147 of 289

constitutional, contractual, and common law claims for damages, costs,expenses, extra contractual damages, compensatory damages, exemplary damages,special damages, consumer redress, penalties, punitive damages, and/or damage multipliers, disgorgement, declaratory relief, equitable relief, injunctive relief, equitable relief, interest, and/or attorneys' fees and costs against LifeLock.
2.    Waiver of Unknown Claims. Stamm has read Section 1542 of the Civil Code of the
State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH 1F KNOWN BY HIM OR HER MUST HAVB MATERIALLY AFFECTED HlS OR HER SETTLEMENT WITH THE DEBTOR.

Stamm hereby voluntarily waives the rights described in Section 1542 and elects to assume all risk for claims that now exist in his favor, whether known or unknown. against the Released Parties. Accordingly, this General Release includes within its effect claims and causes of action which Stamm does not know or suspect to exist in his favor at the time of his execution hereof and of the facts and circumstances relating in any manner to the Released Claims are hereafter found to be other than or different from the facts now believed to be true, this General Release shall remain effective.

3.    Stamm warrants and represents that he is the sole and lawful owner of sll rights, title, and interest in and to all of the claims described above and that be has not heretofore voluntarily, by operation of law or otherwise,sold,assigned, or transferred or purported to sell., assign, or transfer to any other person or entity such claims or any part or portion thereof.

4.To the extent required by law, Garden City Group, LLC as the Sett;ement Administrator of the Settlement shall issue Stamm a Form 1099 reflecting the payment of any settlement benefits described in the Class Action Settlement Agreement

5.Stamm agrees that he alone is responsible for any tax consequences,including any penalties or interest, relating to the payment of any settlement benefits described in the Class Action Settlement Agreement

6.Stamm and the Released Parties expressly agree that any and all force and effectiveness of this General Release is entirely contingent upon final approval of the Settlement, executed in the Action. If the Settlement does not become final for any reason, then this General Release shall be null and void ab initio. Neither a modification of nor a reversal on appeal of the Service Award shall constitute grounds for cancellation or termination of this General Release, however.

Dated: Oct 28, 2015
Jeanne Stamm

/s/ Jeanne Stamm

2

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 148 of 289

EXHIBIT 10

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 149 of 289

Exhibit 10

GENERAL RELEASE OF ALL CLAIMS BY PLAINTIFF BRIAN LITTON.

1.In consideration for the settlement benefits described in the Class Action Settlement Agreement (“Settlement Agreement”) to which this General Release is an integral and material part, Brian Litton (“Litton”), on his own behalf and on behalf of his administrators, representatives, and assigns, hereby completely fully, finally, and forever releases, relinquishes, acquits, and discharges LifeLock, Inc. (“LifeLock”) and each of its respective present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and insurers, including all of their insurers’ affiliates, predecessors, successors, assigns, and reinsurers, and the respective agents, servants, attorneys, employees, officers, directors, shareholders, and representatives of the foregoing, and each of them, and all of the present and former directors, officers, employees, agents, attorneys, and shareholders of LifeLock and each of their present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns (“Released Parties”), from any and all manner of claims, actions, causes of action, suits, rights, debts, sums of money, payments, obligations, reckonings, contracts, agreements, executions, promises, damages, liens, judgments, and demands of whatever kind, type, or nature whatsoever, both at law and in equity, whether past, present, known or unknown, suspected or unsuspected, contingent or non-contingent, whether based on federal, state, or local law, statute, ordinance, regulation, code, contract, common law, or any other source, which Litton has, may now have, or has ever had against any of the Released Parties, or any of them arising from or in any way connected with Litton’s relationship with LifeLock, as of the date of Litton’s execution of this General Release including but not limited to claims that were asserted in or arising from or that may have arisen from the same facts alleged in the matter entitled Ebarle, et al. v. LifeLock, Inc., Case No. 3:15-CV-00258 HSG, currently pending in the District Court for the Northern District of California (the “Action”). This General Release covers all statutory, common law, constitutional, and other claims, including but not limited to:

(a)	Any and all claims concerning the advertising of LifeLock’s identity theft protection services;

(b)	Any and all claims concerning the advertising of LifeLock’s information security program;

(c)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its identity theft protection services;

(d)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its information security program;

(e)
Any and all claims under California’s Unfair Competition Law, Cal. Bus. & Prof. Code § 17200, et seq., the Arizona Consumer Fraud Act, A.R.S. § 44-1521, et seq., or any other applicable law or statute related to LifeLock’s advertising or disclosures concerning its identity theft protection services or information security program;

(f)
Any and all claims that LifeLock’s advertising or disclosures regarding LifeLock’s identity theft protection services or information security program constituted a fraudulent, unlawful, unfair, or deceptive business practice, were unconscionable, violated consumer protection statutes, and/or constituted a breach of contract and/or breach of the covenant of good faith and fair dealing or unjust enrichment; and/or

(g)
Any and all claims concerning any fact or circumstance that relates to LifeLock’s advertising or disclosures regarding its identity theft protection services or information security program (collectively, the “Released Claims”).

This General Release described herein covers, includes, and is intended to include all remedies that could be sought for the Released Claims including, but not limited to, statutory,
1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 150 of 289

constitutional, contractual, and common law claims for damages, costs, expenses, extra contractual damages, compensatory damages,exemplary damages, special damages, consumer redress, penalties, punitive damages, and/or damage multipliers, disgorgement, declaratory relief, equitable relief, injunctive relief, expenses, interest, and/or attorneys' fees and costs against LifeLock.
2.Waiver of Unknown Claims. Litton has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Litton hereby voluntarily waives the rights described in Section 1542 and elects to assume all risks for claims that now exist in his favor, whether known or unknown, against the Released Parties. Accordingly, this General Release includes within its effect claims and causes of action which Litton does not know or suspect to exist in his favor at the time of his execution hereof and of the facts and circumstances relating in any manner to the Released Claims are hereafter found to be other than or different from the facts now believed to be true, this General Release shall remain effective.

3.Litton warrants and represents that he is the sole and lawful owner of all rights, title, and interest in and to all of the claims described above and that he has not heretofore voluntarily, by operation of law or otherwise, sold, assigned, or transferred or purported to sell, assign, or transfer to any other person or entity such claims or any part or portion thereof.

4.
To the extent required by law, Garden City Group, LLC as the Settlement Administrator of the Settlement shall issue Litton a Form 1099 reflecting the payment of any settlement benefits described in the Class Action Settlement Agreement

5.Litton agrees that he alone is responsible for any tax consequences, including any penalties or interest, relating to the payment of any settlement benefits described in the Class Action Settlement Agreement

6.Litton and the Released Parties expressly agree that any and all force and effectiveness of this General Release is entirely contingent upon final approval of the Settlement, executed in the Action. Ifthe Settlement does not become final for any reason, then this General Release shall be null and void ab initio. Neither a modification of nor a reversal on appeal of the Service Award shall constitute grounds for cancellation or termination of this General Release, however.

Dated: Oct 28, 2015
Brian Litton

/s/ Brian Litton

2

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 151 of 289

EXHIBIT 11

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 152 of 289

Exhibit 11
GENERAL RELEASE OF ALL CLAIMS BY PLAINTIFF REINER JEROME EBARLE.

1.In consideration for the settlement benefits described in the Class Action Settlement Agreement (“Settlement Agreement”) to which this General Release is an integral and material part, Reiner Jerome Ebarle (“R.J. Ebarle”), on his own behalf and on behalf of his administrators, representatives, and assigns, hereby completely fully, finally, and forever releases, relinquishes, acquits, and discharges LifeLock, Inc. (“LifeLock”) and each of its respective present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and insurers, including all of their insurers’ affiliates, predecessors, successors, assigns, and reinsurers, and the respective agents, servants, attorneys, employees, officers, directors, shareholders, and representatives of the foregoing, and each of them, and all of the present and former directors, officers, employees, agents, attorneys, and shareholders of LifeLock and each of their present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns (“Released Parties”), from any and all manner of claims, actions, causes of action, suits, rights, debts, sums of money, payments, obligations, reckonings, contracts, agreements, executions, promises, damages, liens, judgments, and demands of whatever kind, type, or nature whatsoever, both at law and in equity, whether past, present, known or unknown, suspected or unsuspected, contingent or non-contingent, whether based on federal, state, or local law, statute, ordinance, regulation, code, contract, common law, or any other source, which R.J. Ebarle has, may now have, or has ever had against any of the Released Parties, or any of them arising from or in any way connected with R.J. Ebarle’s relationship with LifeLock, as of the date of R.J. Ebarle’s execution of this General Release including but not limited to claims that were asserted in or arising from or that may have arisen from the same facts alleged in the matter entitled Ebarle, et al. v. LifeLock, Inc., Case No. 3:15-CV-00258 HSG, currently pending in the District Court for the Northern District of California (the “Action”). This General Release covers all statutory, common law, constitutional, and other claims, including but not limited to:

(a)	Any and all claims concerning the advertising of LifeLock’s identity theft protection services;

(b)	Any and all claims concerning the advertising of LifeLock’s information security program;

(c)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its identity theft protection services;

(d)	Any and all claims concerning LifeLock’s disclosures concerning the nature of its information security program;

(e)
Any and all claims under California’s Unfair Competition Law, Cal. Bus. & Prof. Code § 17200, et seq., the Arizona Consumer Fraud Act, A.R.S. § 44-1521, et seq., or any other applicable law or statute related to LifeLock’s advertising or disclosures concerning its identity theft protection services or information security program;

(f)
Any and all claims that LifeLock’s advertising or disclosures regarding LifeLock’s identity theft protection services or information security program constituted a fraudulent, unlawful, unfair, or deceptive business practice, were unconscionable, violated consumer protection statutes, and/or constituted a breach of contract and/or breach of the covenant of good faith and fair dealing or unjust enrichment; and/or

(g)
Any and all claims concerning any fact or circumstance that relates to LifeLock’s advertising or disclosures regarding its identity theft protection services or information security program (collectively, the “Released Claims”).

This General Release described herein covers, includes, and is intended to include all remedies that could be sought for the Released Claims including, but not limited to, statutory,
1

Case 3:15-cv-00258-HSG Document 49-1 Filed 11/04/15 Page 153 of 289

constitutional, contractual, and common law claims for damages, costs, expenses, extra contractual damages, compensatory damages,exemplary damages, special damages, consumer redress, penalties, punitive damages, and/or damage multipliers, disgorgement, declaratory relief, equitable relief, injunctive relief, expenses, interest, and/or attorneys' fees and costs against LifeLock.

2.	Waiver of Unknown Claims. R.J. Ebarle has read Section 1542 of the Civil Code of the State of Califomia, which provides as follows:

A GENERAL RELEASE DOES NOT EXTJ;:ND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HlS OR HER SETTLEMENT WITH THE DEBTOR.

R.J. Ebarle hereby voluntarily waives the rights described in Section 1542 and elects to assume all risks for claims that now exist in his favor, whether known or unknown , against the Released Parties. Accordingly , this General Release includes wi thin its effect claims and causes of action which R.J . Ebarle does not know or suspect to exist in his favor at the time of his execution hereof and of the facts and circumstances relating in any manner to the Released Claims are hereafter found to be other than or different from the facts now believed to be true, this General Release shall remain effective.

3.R.J. Ebarle wan-ants and represents that he is the sole and lawful owner of all rights, title, and interest in and to all of the claim s described above and that he has not heretofore voluntarily, by operation of law or otherwise, sold, assigned, or transferred or purported to sell, assign, or transfer to any other person or entity such claims or any part or portion thereof.

4.To the extent required by law, Garden City Group, LLC as the Settlement Administrator of the Settlement shall issue R.J. Ebarle a Form I 099 reflecting the payment of any settlement benefits described in the Class Action Settlement Agreement

5.R.J. Ebarle agrees that he alone is responsible for any tax consequences, including any penalties or interest, relating to the payment of any settlement benefits described in the Class Action Settlement Agreement

6.R.J.Ebarle and the Released Parties expressly agree that any and all force and effectiveness of this General Release is entirely contingent upon final approval of the Settlement, executed in the Action . If the Settlement does not become final for any reason, then this General Release shall be null and void ab initio. Neither a modification of nor a reversal on appeal of the Service Award shall constitute grounds for cancellation or termination of th is General Release, however.
Dated: Oct 28, 2015
Reiner Jerome Ebarle

/s/ Reiner Ebarle
2